Exhibit 10.1

[EXECUTION VERSION]

THIRD RESTATEMENT AGREEMENT

     THIS THIRD RESTATEMENT AGREEMENT (this “Amendment”) is dated as of August 11, 2010 and is entered into by and among CIT GROUP INC., a Delaware corporation (“Company”), CERTAIN SUBSIDIARIES OF COMPANY listed on the signature pages hereto, BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent (in such capacity, the “Collateral Agent”), and the Requisite Lenders listed on the signature pages hereto and is made with reference to that certain SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of October 28, 2009 (as amended through the date hereof prior to giving effect to this Amendment, the “Existing Credit Agreement”, and after giving effect to this Amendment, the “Third Amended and Restated Credit Agreement”), by and among Company, the subsidiaries of Company named therein, the Lenders party thereto from time to time, the Administrative Agent and the Collateral Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Third Amended and Restated Credit Agreement, provided that the term “Requisite Lenders” shall have the meaning set forth in the Existing Credit Agreement prior to giving effect to this Amendment.

RECITALS

     WHEREAS, the Credit Parties have requested that the Requisite Lenders agree to amend certain provisions of the Existing Credit Agreement and the other matters set forth herein, as provided for herein; and

     WHEREAS, subject to certain conditions, the Requisite Lenders are willing to agree to such amendments relating to the Existing Credit Agreement and the other matters set forth herein.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.   AMENDMENT AND RESTATEMENT OF EXISTING CREDIT AGREEMENT

     As of the Amendment Effective Date, the Existing Credit Agreement, including all exhibits and schedules thereto, shall be amended and restated in the form of the Third Amended and Restated Credit Agreement attached as Exhibit A to this Amendment.

SECTION II.   CONVERSION OF TRANCHE 1 TERM LOANS AND TRANCHE 2 TERM LOANS

     As of the Amendment Effective Date, each Lender (each, an “Extending Lender”) that has executed and delivered to the Administrative Agent a counterpart of this Amendment indicating that such Lender agrees to convert all or a portion of such Lender’s Tranche 1 Term Loans and/or Tranche 2 Term Loans into Tranche 3 Term Loans shall be deemed to hold Tranche 3 Term Loan Commitments (and related Tranche 3 Term Loans) in respect of all or such portion, as applicable, of such Tranche 1 Term Loans and/or Tranche 2 Term Loans; provided, however, that to the extent that the aggregate amount of such Tranche 3 Term Loan Commitments, taken together with the aggregate amount of Incremental Tranche 3 Term Loan Commitments that are accepted by the Administrative Agent and become effective on the Amendment Effective Date, exceeds the Tranche 3 Total Commitment Amount, such Tranche 3 Term Loan Commitments held by Extending Lenders shall be reduced on a pro rata basis. Each such

Lender agrees that such Tranche 3 Term Loan Commitments (and related Tranche 3 Term Loans) are subject to the terms of the Third Amended and Restated Credit Agreement. For the avoidance of doubt, the total aggregate amount of all Tranche 1 Term Loans and Tranche 2 Term Loans that are converted into Tranche 3 Term Loans, taken together with the aggregate amount of Incremental Tranche 3 Term Loan Commitments that are accepted by the Administrative Agent and become effective on the Amendment Effective Date, shall not exceed the Tranche 3 Total Commitment Amount.

SECTION III.   INCREMENTAL TRANCHE 3 TERM LOAN COMMITMENTS

     As of the Amendment Effective Date, each Person that has executed and delivered to the Administrative Agent a Tranche 3 Joinder Agreement agrees to hold a Tranche 3 Term Loan Commitment (each, an “Incremental Tranche 3 Term Loan Commitment”) up to the amount indicated in such Tranche 3 Joinder Agreement; provided, however, that the Arrangers and the Company shall determine the final allocation of Incremental Tranche 3 Term Loan Commitments in their sole discretion and may direct the Administrative Agent to accept or reject any such Incremental Tranche 3 Term Loan Commitment in whole or in part; provided, further, that the aggregate amount of Incremental Tranche 3 Term Loan Commitments that shall be accepted by the Administrative Agent and become effective on the Amendment Effective Date, taken together with the aggregate principal amount of Tranche 1 Term Loans and Tranche 2 Term Loans converted into Tranche 3 Term Loans on the Amendment Effective Date, shall not exceed the aggregate principal amount of Tranche 1 Term Loans and Tranche 2 Term Loans outstanding immediately prior to the effectiveness of this Amendment. Each Person holding an Incremental Tranche 3 Term Loan Commitment that is accepted by the Administrative Agent agrees that such Incremental Tranche 3 Term Loan Commitment is subject to the terms of the Third Amended and Restated Credit Agreement. As of the Amendment Effective Date, each Person holding an Incremental Tranche 3 Term Loan Commitment accepted by the Administrative Agent that is not then a Lender shall become a Lender under the Third Amended and Restated Credit Agreement with respect to such Incremental Tranche 3 Term Loan Commitment and the Tranche 3 Term Loans to be made by it pursuant thereto. For the avoidance of doubt, the total aggregate amount of all Tranche 1 Term Loans and Tranche 2 Term Loans that are converted into Tranche 3 Term Loans, taken together with the aggregate amount of Incremental Tranche 3 Term Loan Commitments that are accepted by the Administrative Agent and become effective on the Amendment Effective Date, shall not exceed the Tranche 3 Total Commitment Amount.

SECTION IV.  CONSENT

     By executing and delivering this Amendment, the Requisite Lenders hereby authorize the Administrative Agent and/or Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to enter into any amendment, modification or waiver to the Intercreditor Agreement to the extent reasonably necessary to permit Junior Obligations to be paid to the extent such payment is not prohibited by the Credit Documents (other than the Intercreditor Agreement) (provided that no such payment shall be permitted if received by a Junior Claimholder in connection with the exercise of any right or remedy with respect to Collateral or upon or in any Insolvency Proceeding (except under a plan of reorganization approved by the First Lien Claimholders), in each case unless and until the Discharge of First Lien Obligations has occurred (in this Section IV, capitalized terms used without definition herein or in the Third Amended and Restated Credit Agreement have the meanings given to them in the Intercreditor Agreement)).

SECTION V.   CONDITIONS TO EFFECTIVENESS

     This Amendment shall become effective only upon the satisfaction or waiver in accordance with Section 10.5 of the Existing Credit Agreement of the following conditions (the date of satisfaction or waiver of such conditions being referred to herein as the “Amendment Effective Date”):

     (a) Credit Documents. The Administrative Agent shall have received a duly executed counterpart signature page of this Amendment by Company, each other Borrower, each of Company’s subsidiaries listed on the signature pages hereto, the Requisite Lenders, the Administrative Agent and the Collateral Agent. The Administrative Agent shall have received one or more Tranche 3 Joinder Agreements duly executed and delivered by each Person allocated an Incremental Tranche 3 Term Loan Commitment by which Joinder Agreements the Incremental Tranche 3 Term Loan Commitments of each such Person shall be effected and each such Tranche 3 Joinder Agreement shall also have been executed and delivered by the Borrowers and the Administrative Agent, and each of which shall be recorded in the Register.

     (b) Opinion of Counsel. Lenders, Arrangers, Syndication Agents, the Administrative Agent and the Collateral Agent and their respective counsel shall have received originally executed copies of the favorable written opinions of Sullivan & Cromwell LLP, counsel for Credit Parties, and the favorable written opinions of each local counsel for certain Credit Parties and of each special aircraft and special rail counsel, as set forth on Schedule 1 hereto, each dated as of the Amendment Effective Date and in form and substance reasonably satisfactory to the Administrative Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents, Arrangers, Syndication Agents and Lenders).

     (c) Third Amended and Restated Credit Agreement Conditions. Each of the conditions set forth in Section 3.2 of the Third Amended and Restated Credit Agreement shall be satisfied as of the Amendment Effective Date.

     (d) Officer’s Certificate. The Administrative Agent shall have received an Officer’s Certificate, dated as of the Amendment Effective Date, from the Company certifying that, immediately after giving effect to this Amendment, (x) no Default or Event of Default shall exist on the Amendment Effective Date before or after giving effect to this Amendment and the Credit Extensions to be made on the Amendment Effective Date in connection herewith; (y) the representations and warranties contained in the Third Amended and Restated Credit Agreement and in the other Credit Documents shall be true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or a Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of the Amendment Effective Date to the same extent as though made on and as of the Amendment Effective Date (or to the extent such representations and warranties specifically relate to an earlier date on and as of such earlier date); and (z) since the Closing Date, the Organizational Documents, signature and incumbency certificates and resolutions delivered pursuant to Section 3.1 of the Existing Credit Agreement have not been amended, rescinded or otherwise supplemented or modified, except as set forth, if applicable, in (i) the supplemental signature and incumbency certificates, copies of which have been delivered to the Administrative Agent on or prior to the date hereof, (ii) the amendment of certain Organizational Documents of the Company and certain of its Restricted Subsidiaries, as certified by the secretary, assistant secretary or director of such Credit Party and copies of which have been delivered to the Administrative Agent on or prior to the date hereof, and (iii) the additional resolutions passed by each Credit Party, as certified by the secretary, assistant secretary or director of such Credit Party and copies of which have been delivered to the Administrative Agent on or prior to the date hereof.

     (e) Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate from Company and each other Borrower dated as of the Amendment Effective Date and addressed to Administrative Agent, the Arrangers, the Syndication Agents and the Lenders and in form, scope and substance reasonably satisfactory to Administrative Agent demonstrating that, after giving effect to this Amendment and the Credit Extensions to be made on the Amendment Effective Date in connection herewith, such Person is Solvent.

     (f) Compliance Certificate. The Administrative Agent shall have received a Compliance Certificate from Company dated as of the Amendment Effective Date and addressed to Administrative Agent, the Arrangers, the Syndication Agents and the Lenders and in form, scope and substance reasonably satisfactory to Administrative Agent, which shall include information in reasonable detail demonstrating the calculation of the covenant set forth in Section 6.3 of the Third Amended and Restated Credit Agreement after giving effect to this Amendment and the Credit Extensions to be made on the Amendment Effective Date in connection herewith.

     (g) Documentation Deliverables. The Administrative Agent shall have received (i) a properly executed Funding Notice in accordance with Section 2.1(b) of the Third Amended and Restated Credit Agreement (if applicable); (ii) an originally executed Closing Date Certificate, dated as of the Amendment Effective Date; (iii) copies of each Organizational Document of each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official; (iv) signature and incumbency certificates of the officers of each Credit Party executing this Amendment; (v) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution and delivery of this Amendment and performance hereof and of the Third Amended and Restated Credit Agreement and of the transactions contemplated hereby and thereby, certified as of the Amendment Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (vi) as set forth in Schedule 4.1 of the Third Amended and Restated Credit Agreement, a good standing certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Amendment Effective Date; and (vii) evidence that the UCC Lien searches listed in Section II of Schedule 2 hereto have been completed.

     (h) Expenses. Substantially simultaneously with the effectiveness of this Amendment, the Company shall have paid to (i) Bank of America, N.A., in its capacity as Administrative Agent and Collateral Agent, all of the outstanding costs and expenses (including the fees, expenses and disbursements of counsel and other advisors) referred to in Section 10.2 of the Third Amended and Restated Credit Agreement and (ii) each Arranger and Other Agent all expenses payable to it prior to the effectiveness of this Amendment pursuant to fee agreements with the Company, in each case for which the Company has been invoiced at least three Business Days prior to the Amendment Effective Date (which may include amounts constituting reasonable estimates of fees and expenses of counsel and other advisors incurred or to be incurred in connection with this Amendment, the exhibits hereto and/or the Tranche 3 Term Loan Facility; provided, that no such estimate shall thereafter preclude a final settling of account as to such fees and expenses).

     (i) Extension Fee, Initial Yield Payment and Consent Fee. Borrowers shall have made, or shall substantially concurrently make, to each (A) Extending Lender (i) an extension fee in an amount equal to two percent (2.00%) and (ii) an initial yield payment in an amount equal to two percent (2.00%), in each case of its Tranche 1 Term Loans and Tranche 2 Term Loans that are converted, in accordance with the terms hereof, into Tranche 3 Term Loans on the Amendment Effective Date, (B) Person holding an Incremental Tranche 3 Term Loan Commitment that is accepted by the Administrative Agent an initial yield payment in an amount equal to two percent (2.00%) of its Incremental Tranche 3 Term Loan Commitment that is so accepted and (C) to each Tranche 1 Term Loan Lender that has consented to this

Amendment by executing and delivering to the Administrative Agent a counterpart of this Amendment a consent fee in an amount equal to one-quarter of one percent (0.25%) of its Tranche 1 Term Loans. For the avoidance of doubt, the extension fee described in (i) above is in lieu of any call, exit or other payment premium that would have been payable with respect to extended Tranche 1 Term Loans or Tranche 2 Term Loans before giving effect to the amendments under the Third Amended and Restated Credit Agreement; provided, however, that Lenders of (i) Tranche 1 Term Loans that are not converted into Tranche 3 Term Loans and (ii) Tranche 2 Term Loans that agree, pursuant to the terms hereof, to convert such Tranche 2 Term Loans into Tranche 3 Term Loans but which are not so converted because the conversion thereof would cause the aggregate amount of all Tranche 3 Term Loan Commitments to exceed the Tranche 3 Total Commitment Amount, in each case, shall be entitled to the applicable Payment Premium on such Term Loans in connection with any voluntary prepayment thereof on the Amendment Effective Date.

     (j) Fees. Each Arranger, Agent and Other Agent shall have received, or shall substantially concurrently receive, all fees payable to it prior to the effectiveness of this Amendment pursuant to fee agreements with the Company.

SECTION VI.   REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders, the Administrative Agent and the Collateral Agent to enter into this Amendment, to amend and restate the Existing Credit Agreement and to authorize and agree to the other matters set forth herein, in each case as provided for herein, each Credit Party which is a party hereto represents and warrants to each Lender, the Administrative Agent and the Collateral Agent that, both before and immediately after giving effect to this Amendment, the following statements are true and correct in all material respects:

     A. Corporate Power and Authority. Such Credit Party has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, this Amendment, the Third Amended and Restated Credit Agreement and the other Credit Documents to which it is a party.

     B. Authorization. The execution and delivery by such Credit Party of this Amendment and the performance by such Credit Party of its obligations under this Amendment, the Third Amended and Restated Credit Agreement and the other Credit Documents to which it is a party have been duly authorized by all necessary corporate or other organizational action on the part of such Credit Party.

     C. No Conflict. The execution and delivery by such Credit Party of this Amendment and the performance by such Credit Party of its obligations under this Amendment, the Third Amended and Restated Credit Agreement and the other Credit Documents to which it is a party, in each case do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to Company or any of its Restricted Subsidiaries, (ii) any of the Organizational Documents of Company or any of its Restricted Subsidiaries, or (iii) any order, judgment or decree of any court or other agency of government binding on Company or any of its Restricted Subsidiaries, in the case of clauses (i) and (iii), except as could not reasonably be expected to have a Material Adverse Effect, (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Restricted Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect, (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Restricted Subsidiaries (other than any Liens permitted under the Third Amended and Restated Credit Agreement or created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties), except as could not reasonably be expected to have a Material Adverse Effect, (d) except as could not reasonably be expected to have a

Material Adverse Effect, result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties or (e) require any approval of its stockholders, members or partners or (f) except as could not reasonably be expected to have a Material Adverse Effect, require any approval or consent of any Person under any Contractual Obligation of Company or any of its Restricted Subsidiaries, except for such approvals or consents which will be obtained on or before the Amendment Effective Date and disclosed in writing to Lenders.

     D. Governmental Consents. Except as could not reasonably be expected to have a Material Adverse Effect, the execution and delivery by such Credit Party of this Amendment and the performance by such Credit Party of this Amendment, the Third Amended and Restated Credit Agreement and the other Credit Documents to which it is a party, in each case do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation as set forth on Schedule 2 hereto. The filings and recordations listed in Section I of Schedule 2 hereto include all of the UCC financing statements, if any, required to be filed under the Third Amended and Restated Credit Agreement. The filings and recordations listed in Section I of Schedule 2 hereto comprise all filings and recordations required to be made pursuant to this Amendment, the Third Amended and Restated Credit Agreement and the other Credit Documents in connection with the amendment and restatement of the Existing Credit Agreement pursuant to this Amendment.

     E. Binding Obligation. This Amendment has been duly executed and delivered by each Credit Party that is a party hereto and each of this Amendment, the Third Amended and Restated Credit Agreement and each other Credit Document to which such Credit Party is a party is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability (whether enforcement is sought in equity or at law).

SECTION VII.  ACKNOWLEDGMENT AND CONSENT

     Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Third Amended and Restated Credit Agreement and this Amendment and consents to the amendment and restatement of the Existing Credit Agreement and all other agreements effected pursuant to this Amendment. Each Guarantor hereby confirms that each Credit Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Documents the payment and performance of all “Obligations” under each of the Credit Documents to which is a party (including all Obligations in respect of Tranche 3 Term Loan Commitments and Tranche 3 Term Loans).

     Each Guarantor acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment, the establishment of the Tranche 3 Term Loan Facility, the effectiveness of the Tranche 3 Term Loan Commitments or any Credit Extensions made in respect thereof, including Tranche 3 Term Loans.

     Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Existing Credit Agreement or any other Credit Document to consent to the amendments to the Existing Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Existing Credit Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of such Guarantor to any future amendments to the Existing Credit Agreement.

SECTION VIII.   MISCELLANEOUS

     A. Reference to and Effect on the Existing Credit Agreement and the Other Credit Documents.

     (i) On and after the Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Existing Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Third Amended and Restated Credit Agreement.

     (ii) Except as specifically amended by this Amendment, the Existing Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

     (iii) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Existing Credit Agreement, the Third Amended and Restated Credit Agreement or any of the other Credit Documents.

     B. Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     C. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     D. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

     E. Binding Effect. The execution and delivery of this Amendment by any Lender shall be binding upon each of its successors and assigns (including assignees of its Loans in whole or in part prior to the effectiveness hereof).

     F. Filings, etc. To the extent not filed and delivered on or prior to the Amendment Effective Date, the Company shall (a) within 60 days (or, with respect to the Mexican registered aircraft listed in Section II.D of Schedule 2, such later date as is reasonably practicable in accordance with applicable law) following the Amendment Effective Date, (i) file, or cause to be filed, the mortgages and related subordination agreements listed in Section I of Schedule 2 hereto and (ii) deliver to the Collateral Agent an opinion of special aircraft counsel in respect thereof, each in form and substance reasonable satisfactory to the Collateral Agent and (b) within 30 days following the Amendment Effective Date, deliver the results of Federal tax Lien searches listed in Section II of Schedule 2.

     G. Conforming and Other Amendments. By executing and delivering this Amendment, the Requisite Lenders hereby agree to amend (i) certain provisions of the Credit Documents as set forth on Schedule 3 hereto and (ii) the Collateral Documents (other than the Collateral Agreement and the Intercreditor Agreement) to the extent necessary to give effect to, or otherwise conform to, this Amendment and the Third Amended and Restated Credit Agreement.

[Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Borrowers and Guarantors:

CIT GROUP INC.

By:	/s/ Glenn A. Votek
Name: Glenn A. Votek Title: Executive Vice President & Treasurer

CIT CAPITAL USA INC.

By:	/s/ Glenn A. Votek
Name: Glenn A. Votek Title: Treasurer

CIT HEALTHCARE LLC

By:	/s/ Glenn A. Votek
Name: Glenn A. Votek Title: Treasurer

CIT LENDING SERVICES CORPORATION

By:	/s/ Glenn A. Votek
Name: Glenn A. Votek Title: Treasurer

CIT LENDING SERVICES CORPORATION (ILLINOIS)

By:	/s/ Glenn A. Votek
Name: Glenn A. Votek Title: Treasurer

THE CIT GROUP/COMMERCIAL SERVICES, INC.

By:	/s/ Glenn A. Votek
Name: Glenn A. Votek Title: Treasurer

[Signature page to CIT Third Restatement Agreement]

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ Glenn A. Votek
Name: Glenn A. Votek Title: Treasurer

C.I.T. LEASING CORPORATION

By:	/s/ Glenn A. Votek
Name: Glenn A. Votek Title: Treasurer

THE CIT GROUP/EQUIPMENT FINANCING, INC.

By:	/s/ Glenn A. Votek
Name: Glenn A. Votek Title: Treasurer

[Signature page to CIT Third Restatement Agreement]

Other Subsidiary Guarantors:

BAFFIN SHIPPING CO., INC.
CAPITA COLOMBIA HOLDINGS CORP.
CAPITA CORPORATION
CAPITA INTERNATIONAL L.L.C.
CAPITA PREMIUM CORPORATION
CIT CHINA 12, INC.
CIT CHINA 13, INC.
CIT CHINA 2, INC.
CIT CHINA 3, INC.
CIT COMMUNICATIONS FINANCE
CORPORATION
CIT CREDIT FINANCE CORP.
CIT CREDIT GROUP USA INC.
CIT FINANCIAL LTD. OF PUERTO RICO
CIT FINANCIAL USA, INC.
CIT GROUP (NJ) LLC
CIT GROUP SF HOLDING CO., INC.
CIT LOAN CORPORATION (F/K/A THE CIT
GROUP/CONSUMER FINANCE, INC.)
CIT REALTY LLC
CIT TECHNOLOGIES CORPORATION
CIT TECHNOLOGY FINANCING SERVICES,
INC.
EDUCATION LOAN SERVICING
CORPORATION
GFSC AIRCRAFT ACQUISITION
FINANCING CORPORATION
HUDSON SHIPPING CO., INC.
NAMEKEEPERS LLC
OWNER-OPERATOR FINANCE COMPANY
STUDENT LOAN XPRESS, INC.
THE CIT GROUP/BC SECURITIES
INVESTMENT, INC.
THE CIT GROUP/CAPITAL FINANCE, INC.
THE CIT GROUP/CAPITAL
TRANSPORTATION, INC.
THE CIT GROUP/CMS SECURITIES
INVESTMENT, INC.
THE CIT GROUP/COMMERCIAL
SERVICES, INC. (VA.)
THE CIT GROUP/CORPORATE AVIATION,
INC.
THE CIT GROUP/EQUITY INVESTMENTS,
INC.
THE CIT GROUP/FACTORING ONE, INC.
THE CIT GROUP/FM SECURITIES
INVESTMENT, INC.
THE CIT GROUP/LSC SECURITIES

[Signature page to CIT Third Restatement Agreement]

INVESTMENT, INC. THE CIT GROUP/SECURITIES INVESTMENT, INC. THE CIT GROUP/VENTURE CAPITAL, INC. WESTERN STAR FINANCE, INC.

By:	/s/ Glenn A. Votek
Name: Glenn A. Votek Title: Treasurer

THE CIT GROUP/CONSUMER FINANCE, INC. (NY) THE CIT GROUP/CONSUMER FINANCE, INC. (TN)

By:	/s/ Glenn A. Votek
Name: Glenn A. Votek Title: Assistant Treasurer

FRANCHISE PORTFOLIO 1, INC. FRANCHISE PORTFOLIO 2, INC.

By:	/s/ Glenn A. Votek
Name: Glenn A. Votek Title: Executive Vice President

CIT REAL ESTATE HOLDING CORPORATION

By:	/s/ Glenn A. Votek
Name: Glenn A. Votek Title: Treasurer

EQUIPMENT ACCEPTANCE CORPORATION

By:	/s/ Glenn A. Votek
Name: Glenn A. Votek Title: Treasurer

[Signature page to CIT Third Restatement Agreement]

CMS FUNDING COMPANY LLC

By:	/s/ Glenn A. Votek
Name: Glenn A. Votek Title: Treasurer

CIT MIDDLE MARKET FUNDING COMPANY, LLC

By:	/s/ Glenn A. Votek
Name: Glenn A. Votek Title: Treasurer

CIT MIDDLE MARKET HOLDINGS, LLC

By:	/s/ Glenn A. Votek
Name: Glenn A. Votek Title: Treasurer

[Signature page to CIT Third Restatement Agreement]

Other Subsidiaries:

CIT HOLDINGS CANADA ULC

By:	/s/ Glenn A. Votek
Name: Glenn A. Votek Title: Executive Vice President & Treasurer

CIT FINANCIAL (BARBADOS) SRL

By:	/s/ Steven Blazevic
Name: Steven Blazevic Title: Manager

CIT GROUP HOLDINGS (UK) LIMITED

By:	/s/ Colin Keaney
Name: Colin Keaney Title: Director

CIT HOLDINGS NO. 2 (IRELAND)

By:	/s/ Colin Keaney
Name: Colin Keaney Title: Director

[Signature page to CIT Third Restatement Agreement]

/s/ each lender, as Lender

By:	________________________________,
as Manager[1]

By:	__________________________
Name: Title:

If a second signature is necessary:

By:	__________________________
Name: Title:

Check ONE box (if no box is checked, Lender (i) consents to Amendment in respect of all Term Loans held by it and (ii) agrees to convert all Tranche 1 Term Loans and Tranche 2 Term Loans held by it into Tranche 3 Term Loans):

☒	Lender (i) consents to Amendment in respect of all Term Loans held by it and (ii) agrees to convert all Tranche 1 Term Loans and Tranche 2 Term Loans held by it into Tranche 3 Term Loans
☐	Lender (i) consents to Amendment in respect of all Term Loans held by it and (ii) agrees to convert the following aggregate principal amount(s) of Tranche 1 Term Loans and Tranche 2 Term Loans held by it into Tranche 3 Term Loans:
Initial Term Loans (Tranche 1A): $______________________
New Term Loans (Tranche 1B): $_______________________
Tranche 2 Term Loans: $______________________________
☐	Lender (i) consents to Amendment in respect of all Term Loans held by it and (ii) agrees to convert all Tranche 1 Term Loans (but not Tranche 2 Term Loans) held by it into Tranche 3 Term Loans
☐	Lender (i) consents to Amendment in respect of all Term Loans held by it and (ii) agrees to convert all Tranche 2 Term Loans (but not Tranche 1 Term Loans) held by it into Tranche 3 Term Loans
☐	Lender does not agree to convert any Term Loans held by it into Tranche 3 Term Loans (but consents to Amendment in respect of all Term Loans held by it)

1	Include Fund Manager name if applicable.

[Signature page to CIT Third Restatement Agreement]

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Charles Graber
Name: Charles Graber Title: Vice President

[Signature page to CIT Third Restatement Agreement]

SCHEDULE 1

Local Counsel

Jurisdiction	Counsel	Credit Party

Domestic:
Massachusetts	Edwards Angell Palmer &	CIT Technology Financing Services, Inc.
Dodge LLP
New Jersey	Edwards Angell Palmer &	The CIT Group/BC Securities Investment, Inc.
	Dodge LLP	The CIT Group/CmS Securities Investment, Inc.
The CIT Group/Equity Investments, Inc.
The CIT Group/FM Securities Investment, Inc.
The CIT Group/LsC Securities Investment, Inc.
The CIT Group/Venture Capital, Inc.

Foreign:
Barbados	Clarke Gittens Farmer	CIT Financial (Barbados) Srl
Canada	Blake, Cassels & Graydon	CIT Financial (Barbados) Srl
	LLP	CIT Holdings Canada ULC
Ireland	Matheson Ormsby Prentice	CIT Holdings No. 2 (Ireland)
CIT Holdings Canada ULC

Special Aircraft and Rail Counsel

Jurisdiction	Counsel
United States	McAfee & Taft
United States	Alvord and Alvord
Canada (Nova Scotia)	Stewart McKelvey
Canada (Quebec)	Blake, Cassels & Graydon LLP
Canada (Ontario)	Blake, Cassels & Graydon LLP
China	King & Wood
Mexico	Ritch Mueller, S.C.

SCHEDULE 2

Filings, Recordations, Searches and Other Documentation

I. Filings and Recordations

A. Mortgage amendments and related subordination agreements will be (x) filed with the FAA and registered on the International Registry in respect of each of the FAA registered aircraft listed in Section II.B of this Schedule 2 (excluding MSN 30618 which is not currently registered with the FAA) and (y) registered on the International Registry in respect of each Mexican and Irish registered aircraft listed in Section II.C or Section II.D of this Schedule 2.

II. Searches

A. UCC and Federal Tax Lien searches for the following debtors:

Name of Debtor	Type of Search	State(s) and Jurisdiction(s) of Searches
Aircraft (N527UA) Trust	UCC/FTL	Delaware Secretary of State/Essex County, NJ
Aircraft 26839 Trust	UCC/FTL	Utah Division of Corporations and Commercial Code/Salt Lake County, UT
Aircraft MSN 1625 Trust	UCC/FTL	Utah Division of Corporations and Commercial Code/Salt Lake County, UT
Aircraft MSN 2066 Trust	UCC/FTL	Utah Division of Corporations and Commercial Code/Salt Lake County, UT
Aircraft MSN 2078 Trust	UCC/FTL	Utah Division of Corporations and Commercial Code/Salt Lake County, UT
Aircraft MSN 2662 Trust	UCC/FTL	Utah Division of Corporations and Commercial Code/Salt Lake County, UT
Aircraft MSN 658 Trust	UCC/FTL	Utah Division of Corporations and Commercial Code/Salt Lake County, UT
Aircraft MSN 762 Trust	UCC/FTL	Utah Division of Corporations and Commercial Code/Salt Lake County, UT
Baffin Shipping Co., Inc.	UCC/FTL	Delaware Secretary of State/Essex County, NJ
C.I.T. Group, Inc.	UCC/FTL	Delaware Secretary of State/Essex County, NJ
C.I.T. Leasing Corporation	UCC/FTL	Delaware Secretary of State/Essex County, NJ/Utah Division if Corporations and Commercial Code
C.I.T. Leasing Corporation, as settler under Trust Agreement (MSN 24522) (Dated August 16, 1999)	UCC/FTL	Utah Division if Corporations and Commercial Code /Salt Lake County, UT/Essex County, NJ/
Capita Colombia Holdings Corp.	UCC/FTL	Delaware Secretary of State/Essex County, NJ
Capita Corporation	UCC/FTL	Delaware Secretary of State/Essex County, NJ
Capita International L.L.C.	UCC/FTL	Delaware Secretary of State/Essex County, NJ

Name of Debtor	Type of Search	State(s) and Jurisdiction(s) of Searches
Capita Premium Corporation	UCC/FTL	Delaware Secretary of State/Essex County, NJ
CIT Capital USA Inc.	UCC/FTL	Delaware Secretary of State/Essex County, NJ
CIT China 12, Inc.	UCC/FTL	Delaware Secretary of State/Essex County, NJ
CIT China 13, Inc.	UCC/FTL	Delaware Secretary of State/Essex County, NJ
CIT China 3, Inc.	UCC/FTL	Delaware Secretary of State/Essex County, NJ
CIT Communications Finance Corporation	UCC/FTL	Delaware Secretary of State/Essex County, NJ
CIT Credit Finance Corp.	UCC/FTL	Delaware Secretary of State/Essex County, NJ
CIT Credit Group USA Inc.	UCC/FTL	Delaware Secretary of State/Essex County, NJ
CIT Financial (Barbados) SRL	UCC/FTL	District of Columbia Recorder of Deeds
CIT Financial Ltd. of Puerto Rico	UCC/FTL	Delaware Secretary of State/Essex County, NJ
CIT Financial USA Inc.	UCC/FTL	Delaware Secretary of State/Essex County, NJ
CIT Group (NJ) LLC	UCC/FTL	Delaware Secretary of State/Essex County, NJ
CIT Group Funding Company of Delaware LLC	UCC/FTL	Delaware Secretary of State/Essex County, NJ
CIT Group Holdings (UK) Limited	UCC/FTL	District of Columbia Recorder of Deeds
CIT Group Inc.	UCC/FTL	Delaware Secretary of State/Essex County, NJ
CIT Group SF Holding Co., Inc.	UCC/FTL	Delaware Secretary of State/Essex County, NJ
CIT Healthcare LLC	UCC/FTL	Delaware Secretary of State/Essex County, NJ
CIT Holdings Canada ULC	UCC/FTL	District of Columbia Recorder of Deeds
CIT Holdings No. 2 (Ireland)	UCC/FTL	District of Columbia Recorder of Deeds
CIT Holdings, LLC	UCC/FTL	Delaware Secretary of State/Essex County, NJ
CIT Lending Services Corporation	UCC/FTL	Delaware Secretary of State/Essex County, NJ
CIT Lending Services Corporation (Illinois)	UCC/FTL	Delaware Secretary of State/Essex County, NJ
CIT Loan Corporation	UCC/FTL	Delaware Secretary of State/Essex County, NJ
CIT Middle Market Funding Company LLC	UCC/FTL	Delaware Secretary of State/Essex County, NJ
CIT Middle Market Holdings, LLC	UCC/FTL	Delaware Secretary of State/Essex County, NJ
CIT Real Estate Holding Corporation	UCC/FTL	Delaware Secretary of State/Essex County, NJ

Name of Debtor	Type of Search	State(s) and Jurisdiction(s) of Searches
CIT Realty LLC	UCC/FTL	Delaware Secretary of State/Essex County, NJ
CIT Technologies Corporation	UCC/FTL	Michigan Secretary of State/Essex County, NJ
CIT Technology Financing Services, Inc.	UCC/FTL	Massachusetts Secretary of the Commonwealth/ Essex County, NJ
CMS Funding Company LLC	UCC/FTL	Delaware Secretary of State/Essex County, NJ
Education Loan Servicing Corporation	UCC/FTL	Delaware Secretary of State/Essex County, NJ
Equipment Acceptance Corporation	UCC/FTL	New York Secretary of State/Essex County, NJ.
Franchise Portfolio 1, Inc.	UCC/FTL	Delaware Secretary of State/Essex County, NJ
Franchise Portfolio 2, Inc.	UCC/FTL	Delaware Secretary of State/Essex County, NJ
GFSC Aircraft Acquisition Financing Corporation	UCC/FTL	Delaware Secretary of State/Essex County, NJ
Hudson Shipping Co., Inc.	UCC/FTL	Delaware Secretary of State/Essex County, NJ
Namekeepers LLC	UCC/FTL	Delaware Secretary of State/Essex County, NJ
Owner-Operator Finance Company	UCC/FTL	Delaware Secretary of State/Essex County, NJ
Student Loan Express	UCC/FTL	Delaware Secretary of State/Essex County, NJ
The CIT Group, Inc.	UCC/FTL	Delaware Secretary of State/Essex County, NJ
The CIT Group/ Consumer Finance, Inc. (TN)	UCC/FTL	Delaware Secretary of State/Essex County, NJ
The CIT Group/BC Securities Investment, Inc.	UCC/FTL	New Jersey Division of Commercial Recording/Essex County, NJ
The CIT Group/Business Credit, Inc.	UCC/FTL	New York Secretary of State/Essex County, NJ
The CIT Group/Capital Finance, Inc.	UCC/FTL	Delaware Secretary of State/Essex County, NJ
The CIT Group/Capital Transportation, Inc.	UCC/FTL	Delaware Secretary of State/Essex County, NJ
The CIT Group/CmS Securities Investment, Inc.	UCC/FTL	New Jersey Division of Commercial Recording/Essex County, NJ
The CIT Group/Commercial Services, Inc.	UCC/FTL	New York Secretary of State/Essex County, NJ
The CIT Group/Commercial Services, Inc. (VA)	UCC/FTL	Delaware Secretary of State/Essex County, NJ
The CIT Group/Consumer Finance, Inc. (NY)	UCC/FTL	New York Secretary of State/Essex County, NJ
The CIT Group/Corporate Aviation, Inc.	UCC/FTL	Delaware Secretary of State/Essex County, NJ

Name of Debtor	Type of Search	State(s) and Jurisdiction(s) of Searches
The CIT Group/Equipment Financing, Inc.	UCC/FTL	Delaware Secretary of State/Essex County, NJ
The CIT Group/Equity Investments, Inc.	UCC/FTL	New Jersey Division of Commercial Recording/Essex County, NJ
The CIT Group/Factoring One, Inc.	UCC/FTL	New York Secretary of State/Essex County, NJ
The CIT Group/FM Securities Investment, Inc.	UCC/FTL	New Jersey Division of Commercial Recording/Essex County, NJ
The CIT Group/LsC Securities Investment, Inc.	UCC/FTL	New Jersey Division of Commercial Recording/Essex County, NJ
The CIT Group/Securities Investment, Inc.	UCC/FTL	Delaware Secretary of State/Essex County, NJ
The CIT Group/Venture Capital, Inc.	UCC/FTL	New Jersey Division of Commercial Recording/Essex County, NJ
Trust 23614	UCC/FTL	Utah Division of Corporations and Commercial Code /Salt Lake County, UT
Western Star Finance, Inc.	UCC/FTl	Delaware Secretary of State/Essex County, NJ

B. FAA and International Registry title searches were performed for the following U.S. registered aircraft:

1.	MSN 30241
2.	MSN 30245
3.	MSN 30618
4.	MSN 30619
5.	MSN 24522
6.	MSN 24622
7.	MSN 24995
8.	MSN 23614
9.	MSN 1625
10.	MSN 762
11.	MSN 1806
12.	MSN 1281
13.	MSN 1407
14.	MSN 1395
15.	MSN 25053
16.	MSN 134

C. International Registry title searches were performed for the following Foreign registered aircraft:

1.	MSN 1778
2.	MSN 1786
3.	MSN 26389
4.	MSN 3374

D. International Registry title searches were performed for the following Foreign registered aircraft:

1.	MSN 2066
2.	MSN 2078
3.	MSN 2662

SCHEDULE 3

Conforming and Other Amendments

Amendments to Collateral Agreement

     A. The definition of “Collateral” in Section 1.1(c) of the Collateral Agreement is hereby amended by inserting the sentence “For the avoidance of doubt, any Collateral released pursuant to Section 7.3 hereof shall, upon such release, cease to be Collateral for any and all purposes.” at the end thereof.

     B. The definition of “Excluded Equity Interest” in Section 1.1(c) of the Collateral Agreement is hereby amended by deleting the words “Regulated Entity” in clause (vi) thereof and replacing them with the words “Regulated Subsidiary”.

     C. The definition of “Excluded Property” in Section 1.1(c) of the Collateral Agreement is hereby amended by deleting the phrase “(including under Section 6.3 of the Credit Agreement)” in clause (c) thereof.

     D. The definition of “Excluded Property” in Section 1.1(c) of the Collateral Agreement is hereby amended by deleting the words “the New L/C Facility” in clause (f)(ii) thereof and replacing them with the words “an LC Facility”.

     E. The definition of “Excluded Property” in Section 1.1(c) of the Collateral Agreement is hereby amended by deleting the words “the JPMorgan Facility” in clause (f)(ii) thereof and replacing them with the words “an LC Facility”.

     F. The definition of “Long Dated Bond Obligations” in Section 1.1(c) of the Collateral Agreement is hereby amended by deleting the words “First Amendment Effective Date” contained therein and replacing them with the date “December 10, 2009”.

     G. Section 3.1 of the Collateral Agreement is hereby amended by replacing each reference to the term “Permitted Liens” therein with a reference to “Permitted Priority Liens”.

     H. Section 3.2 of the Collateral Agreement is hereby amended by replacing the reference to “Section 5.19 of the Credit Agreement” contained therein with a reference to “Section 5.15 of the Credit Agreement”.

     I. Section 3.2 of the Collateral Agreement is hereby amended by replacing the words “permitted by the Credit Agreement” contained therein with the words “not prohibited by the Credit Agreement”.

     J. Section 3.4(c) of the Collateral Agreement is hereby amended by replacing the reference to “Section 5.19 of the Credit Agreement” contained therein with a reference to “Section 5.15 of the Credit Agreement”.

     K. Section 3.6 of the Collateral Agreement is hereby amended by replacing the words “permitted by the Credit Agreement” contained therein with the words “not prohibited by the Credit Agreement”.

     L. Section 3.7(b) of the Collateral Agreement is hereby amended by replacing the reference to the term “Permitted Liens” therein with a reference to “Permitted Priority Liens”.

     M. Section 4.1(a) of the Collateral Agreement is hereby amended by replacing the words “permitted under the Credit Agreement” contained therein with the words “not prohibited by the Credit Agreement”.

     N. Section 4.1(b) of the Collateral Agreement is hereby amended by replacing the reference to “Section 5.13 or 5.19 of the Credit Agreement” contained therein with a reference to “Section 5.11 or 5.15 of the Credit Agreement”.

     O. Section 4.1(b) of the Collateral Agreement is hereby amended by replacing the reference to the term “Permitted Liens” therein with a reference to “Permitted Priority Liens”.

     P. Section 4.1(c) of the Collateral Agreement is hereby amended by replacing the words “permitted under the Credit Agreement” contained therein with the words “not prohibited by the Credit Agreement”.

     Q. Section 4.1(e) of the Collateral Agreement is hereby amended by replacing the reference to “Section 5.13 or 5.19 of the Credit Agreement” contained therein with a reference to “Section 5.11 or 5.15 of the Credit Agreement”.

     R. Section 4.2 of the Collateral Agreement is hereby amended by replacing the reference to “Section 5.1(k) of the Credit Agreement” contained therein with a reference to “Section 5.1(h) of the Credit Agreement”.

     S. Section 4.3 of the Collateral Agreement is hereby amended by replacing such section in its entirety with the term “[RESERVED]”.

     T. Section 4.4(b) of the Collateral Agreement is hereby amended by replacing the words “permitted by the Credit Agreement” contained therein with the words “not prohibited by the Credit Agreement”.

     U. Section 4.4(b) of the Collateral Agreement is hereby amended by replacing the words “No Grantor” contained in the second sentence thereof with the words “Except as not prohibited by the Credit Agreement, no Grantor”.

     V. Section 4.4(e) of the Collateral Agreement is hereby amended by replacing the words “permitted under the Credit Agreement” contained therein with the words “not prohibited by the Credit Agreement”.

     W. Section 4.4(g) of the Collateral Agreement is hereby amended by inserting the word “materially” immediately before the words “adversely affects” contained therein.

     X. Section 4.7(a) of the Collateral Agreement is hereby amended by replacing the words “Ordinary Course Business Activities” contained therein with the words “Ordinary Course of Business”.

     Y. Section 4.7(b) of the Collateral Agreement is hereby amended by replacing the words “permitted under the Credit Agreement” contained therein with the words “not prohibited by the Credit Agreement”.

     Z. Section 4.7(d) of the Collateral Agreement is hereby amended by replacing the words “Ordinary Course Business Activities” contained therein with the words “Ordinary Course of Business”.

     AA. Section 4.8(a) of the Collateral Agreement is hereby amended by replacing the words “45 days” contained therein with the words “90 days”.

     BB. Section 4.8(a) of the Collateral Agreement is hereby amended by replacing each reference to the term “Fiscal Quarter” therein with a reference to “Fiscal Year”.

     CC. Section 4.9 of the Collateral Agreement is hereby amended by inserting the words “during any Fiscal Year” immediately before the words “any interest in any commercial tort claim” contained therein.

     DD. Section 4.9 of the Collateral Agreement is hereby amended by inserting the phrase “within 90 days after the end of such Fiscal Year,” at the beginning of clause (i) contained therein.

     EE. Section 4.9 of the Collateral Agreement is hereby amended by deleting the word “promptly” in clause (i) contained therein.

     FF. Section 4.11 of the Collateral Agreement is hereby amended by replacing the reference to the term “Fiscal Quarter” therein with a reference to “Fiscal Year”.

     GG. Section 4.12 of the Collateral Agreement is hereby amended by deleting the first sentence thereof.

     HH. Section 7.3 of the Collateral Agreement is hereby amended by replacing the references to “Section 10.20 of the Credit Agreement”, “Section 10.20(a) of the Credit Agreement”, “Section 10.20(b) of the Credit Agreement” and “Section 10.20(k) of the Credit Agreement” contained therein with references to “Section 10.19 of the Credit Agreement”, “Section 10.19(a) of the Credit Agreement”, “Section 10.19(b) of the Credit Agreement” and “Section 10.19(k) of the Credit Agreement”, respectively.

     II. Section 7.8 of the Collateral Agreement is hereby amended by replacing the reference to “Section 5.10 of the Credit Agreement” contained therein with a reference to “Section 5.9 of the Credit Agreement”.

     JJ. Section 7.10 of the Collateral Agreement is hereby amended by replacing the words “permitted by the Credit Agreement” contained therein with the words “not prohibited by the Credit Agreement”.

     KK. Annex 4 of the Collateral Agreement is hereby restated in its entirety in the form attached hereto as Exhibit A.

     LL. Annex 5 of the Collateral Agreement is hereby amended by replacing the reference to “Section 10.20(k) of the Credit Agreement” contained in the first paragraph therein with a reference to “Section 10.19(k) of the Credit Agreement”.

Amendments to Intercreditor Agreement

     A. Subject to any required consent of the other parties thereto, the Requisite Lenders consent to the amendment of Section 1.1 of the Intercreditor Agreement by inserting the following definition in the appropriate place to preserve the alphabetical order of the definitions in Section 1.1:

     ““Permitted Prepayments” means payments made by Obligors to Junior Claimholders in connection with any prepayment, repurchase or redemption of the Junior Obligations, in accordance with the terms and conditions of the applicable Junior Documents (provided that no such payment shall be permitted if received by a Junior Claimholder in connection with the exercise of any right or remedy with respect to Collateral or upon or in any Insolvency Proceeding (except under a plan of reorganization approved by the First Lien Claimholders), in each case unless and until the Discharge of First Lien Obligations has occurred).”

     B. Subject to any required consent of the other parties thereto, the Requisite Lenders consent to the amendment of the definition of “Permitted Scheduled Payments” in Section 1.1 of the Intercreditor Agreement by inserting the words “principal and” immediately before the words “accrued and unpaid interest” in such definition.

     C. Subject to any required consent of the other parties thereto, the Requisite Lenders consent to the amendment of Section 4.3(c) of the Intercreditor Agreement by inserting the words “and Permitted Prepayments” immediately following the first instance of the term “Permitted Scheduled Payments” therein.

     D. Subject to any required consent of the other parties thereto, the Requisite Lenders consent to the amendment of Section 4.3(c) of the Intercreditor Agreement by inserting the words “or Permitted Prepayments” immediately following the second instance of the term “Permitted Scheduled Payments” therein.

     E. Subject to any required consent of the other parties thereto, the Requisite Lenders consent to the amendment of Section 4.3(c) of the Intercreditor Agreement by inserting the words “and Permitted Prepayments” at the end of such section.

     F. Subject to any required consent of the other parties thereto, the Requisite Lenders consent to the amendment of Section 4.3(d) of the Intercreditor Agreement by replacing the words “Section 4.3(a), (b), (c) or (d) hereof” contained therein with the words “ inserting the words “Section 4.3(a), (b) or (c) hereof”.

EXHIBIT A TO SCHEDULE 3

ANNEX 4

Collateral Release Certificate

[_______________], 20__

     This certificate is being delivered pursuant to Section 7.3 of the Second Amended and Restated Collateral Agreement, dated October 28, 2009 (as amended, amended and restated, supplemented and otherwise modified from time to time, the “Collateral Agreement”), among [Requesting Grantor] (the “Company”) and certain other subsidiaries of CIT Group Inc. party thereto as Grantors and Bank of America, N.A., as collateral agent (the “Collateral Agent”), and Section 10.19(k) of the Credit Agreement referred to in the Collateral Agreement in connection with the release of Collateral identified on Exhibit A hereto (“Subject Collateral”) subject to the Lien of the Collateral Agent (the “Release”). Defined terms used herein and not defined herein shall have the meanings assigned thereto in the Collateral Agreement or if not defined therein, as defined in the Credit Agreement.

     I [name], the duly elected [office] of the Company, hereby certify that:

1.	Attached hereto, as Exhibit B, are copies of the most recent documents pursuant to which the Company intends to [description of transaction]; and

2.	The Release is permitted under the terms of Section [ ] of the Credit Agreement and Section 7.3 of the Collateral Agreement.

3.	No Event of Default has occurred and is continuing under the Credit Agreement.

4.

[[For Releases in connection with (i) a disposition of Subject Collateral pursuant to Section 6.5(a)(A) of the Credit Agreement, (ii) the unrestriction of a Subsidiary Borrower pursuant to Section 5.13 of the Credit Agreement or (iii) a release pursuant to the second or third sentence of Section 10.19(i):] After giving effect to the Release [and the prepayment of Loans required pursuant to Section 2.10(b) of the Credit Agreement in connection therewith, if any, on a pro forma basis as if such transactions had occurred on the last day of the most recent Fiscal Quarter, the Credit Parties are in compliance with Section 6.3 of the Credit Agreement][2][the Collateral Coverage Ratio is at least 2.75 to 1.0].]

5.	[The Company hereby requests that the Subject Collateral be delivered as follows:][3]

[Insert transfer instructions/account information, as applicable]

2	To be included if Release is in connection with the unrestriction of a Subsidiary Borrower pursuant to Section 5.13 of the Credit Agreement.

3	Insert as applicable.

IN WITNESS WHEREOF, the Company, through the undersigned, has executed this Certificate as of the day and year first written above.

[REQUESTING GRANTOR]

By:	__________________________
Name: Title:

EXHIBIT A

[Third Amended and Restated Credit Agreement]

[SEE ATTACHED]

[EXECUTION VERSION]

THIRD AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

dated as of August 11, 2010

among

CIT GROUP INC.,

CERTAIN SUBSIDIARIES OF CIT GROUP INC.,

THE LENDERS PARTY HERETO FROM TIME TO TIME,

and

BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent

——————————————————————————————

BANC OF AMERICA SECURITIES LLC,
DEUTSCHE BANK SECURITIES INC.

and

MORGAN STANLEY SENIOR FUNDING, INC.,
as Joint Lead Arrangers and Joint Bookrunners

DEUTSCHE BANK SECURITIES INC.
and
MORGAN STANLEY SENIOR FUNDING, INC.,
as Syndication Agents

RBC CAPITAL MARKETS
and
UBS SECURITIES LLC,
as Documentation Agents

and

BLAYLOCK ROBERT VAN, LLC
and
CASTLEOAK SECURITIES, L.P.,
as Senior Managing Agents

——————————————————————————————

$3,000,000,000 Senior Secured Credit Facilities

——————————————————————————————

-i-

4.10	Adverse Proceedings, etc	59
4.11	Payment of Taxes	59
4.12	Properties	59
4.13	Environmental Matters	60
4.14	No Defaults	60
4.15	Governmental Regulation	60
4.16	Margin Stock	60
4.17	Employee Matters	61
4.18	Employee Benefit Plans	61
4.19	Certain Fees	62
4.20	Solvency	62
4.21	Compliance with Statutes, etc	62
4.22	Disclosure	62
4.23	Terrorism Laws and FCPA	63
4.24	Insurance	63
4.25	Security Interest in Collateral	63
4.26	Intellectual Property	63
4.27	Permits, etc	63

SECTION 5. AFFIRMATIVE COVENANTS		64

5.1	Financial Statements and Other Reports	64
5.2	Existence	67
5.3	Payment of Taxes and Claims	67
5.4	Maintenance of Properties	67
5.5	Insurance	67
5.6	Books and Records; Inspections	68
5.7	Compliance with Laws	68
5.8	Environmental	68
5.9	Additional Guarantors	69
5.10	Designation of Restricted and Unrestricted Subsidiaries	69
5.11	Further Assurances	70
5.12	Use of Proceeds	70
5.13	Release of Subsidiary Borrower	70
5.14	Ratings	71
5.15	Collateral Matters	71
5.16	Sweep Accounts	71

SECTION 6. NEGATIVE COVENANTS		72

6.1	Liens	72
6.2	Restricted Payments	74
6.3	Financial Covenant	76
6.4	Merger, Consolidation or Sale of Assets	76
6.5	Collateral Asset Sales	78
6.6	Sales and Lease Backs	80
6.7	Transactions with Affiliates	80

SECTION 7. GUARANTY		82

7.1	Guaranty of the Obligations	82

-ii-

7.2	Contribution by Guarantors	82
7.3	Payment by Guarantors	83
7.4	Liability of Guarantors Absolute	83
7.5	Waivers by Guarantors	85
7.6	Guarantors’ Rights of Subrogation, Contribution, etc	85
7.7	Subordination of Other Obligations	86
7.8	Continuing Guaranty	86
7.9	Authority of Guarantors or Borrowers	86
7.10	Financial Condition of Borrowers	86
7.11	Bankruptcy, etc	87
7.12	Discharge of Guaranty Upon Sale of Guarantor	87
7.13	Taxes	88

SECTION 8. EVENTS OF DEFAULT		88

8.1	Events of Default	88

SECTION 9. AGENTS		90

9.1	Appointment of Agents, Arrangers and Other Agents	90
9.2	Powers and Duties	91
9.3	General Immunity	91
9.4	Agents Entitled to Act as Lender	93
9.5	Lenders’ Representations, Warranties and Acknowledgment	94
9.6	Right to Indemnity	94
9.7	Successor Administrative Agent; Collateral Agent	94
9.8	Proofs of Claim	97
9.9	Arrangers and Other Agents	97
9.10	Tax Indemnification	97

SECTION 10. MISCELLANEOUS		98

10.1	Notices	98
10.2	Expenses	99
10.3	Indemnity	100
10.4	Set Off	101
10.5	Amendments and Waivers	102
10.6	Successors and Assigns; Participations	103
10.7	Special Purpose Funding Companies	107
10.8	Survival of Representations, Warranties and Agreements	107
10.9	No Waiver; Remedies Cumulative	107
10.10	Marshalling; Payments Set Aside	108
10.11	Severability	108
10.12	Obligations Several; Independent Nature of Lenders’ Rights	108
10.13	Headings	108
10.14	APPLICABLE LAW	108
10.15	CONSENT TO JURISDICTION	108
10.16	WAIVER OF JURY TRIAL	109
10.17	Confidentiality	110
10.18	Usury Savings Clause	110
10.19	Collateral Documents and Guaranty	111

-iii-

10.20	Effectiveness	114
10.21	Patriot Act	114
10.22	Disclosure	114
10.23	Appointment for Perfection	114
10.24	Electronic Execution of Assignments	115
10.25	No Fiduciary Duty	115
10.26	Entire Agreement	115
10.27	Borrower Representative	115
10.28	Amendment and Restatement	116

APPENDICES:	A	Notice Addresses

SCHEDULES:	1.1A	Collateral Procedures
	1.1B	Regulated Subsidiaries
	2.1	Borrower Amounts
	4.1	Jurisdictions of Organization and Qualification
	4.2	Capital Stock and Ownership

EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	B	Note
	C	Compliance Certificate
	D	Assignment Agreement
	E	Certificates Regarding Non-bank Status
	F-1	Closing Date Certificate
	F-2	Solvency Certificate
	G	Guarantor Counterpart Agreement
	H	Tranche 3 Joinder Agreement
	I	Administrative Questionnaire

-iv-

THIRD AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

          This THIRD AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of August 11, 2010, is entered into by and among CIT GROUP INC., a Delaware corporation (“Company”), CERTAIN SUBSIDIARIES OF CIT GROUP INC., the Lenders party hereto from time to time, BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, or any successor thereto pursuant to the terms hereof, “Administrative Agent”) and Collateral Agent (in such capacity, or any successor thereto pursuant to the terms hereof, “Collateral Agent”), and amends and restates in its entirety that certain Second Amended and Restated Credit and Guaranty Agreement, dated as of October 28, 2009 (as amended prior to the date hereof, the “Existing Credit Agreement”), by and among Company, the Subsidiaries of Company named therein, the Lenders party thereto from time to time, the Administrative Agent and the Collateral Agent.

RECITALS:

          WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

          WHEREAS, pursuant to the Original Credit Agreement, the Lenders thereunder extended a term loan facility to Borrowers, in an aggregate amount equal to $2,000,000,000 (which amount was increased to $3,000,000,000 pursuant to Section 2.20 of the Existing Credit Agreement), the proceeds of which were used for working capital and other general corporate purposes of Company and its Subsidiaries;

          WHEREAS, the Original Credit Agreement was subsequently amended and restated as the First Restated Credit Agreement;

          WHEREAS, the First Restated Credit Agreement was amended and restated as the Existing Credit Agreement to add a new tranche of senior secured term loans in an aggregate principal amount equal to up to $4,500,000,000, the proceeds of which were used for Permitted Tranche 2 Purposes and in furtherance of consummating the transactions contemplated by Company’s restructuring plan;

          WHEREAS, Borrowers have requested that the Lenders amend and restate the Existing Credit Agreement to add a new tranche of senior secured term loans, all or a portion of which will comprise Tranche 1 Term Loans and Tranche 2 Term Loans that the Lenders thereof have agreed to convert into Tranche 3 Term Loans and the remaining proceeds of which (if any) shall be used to repay (i) Tranche 1 Term Loans that are not converted into Tranche 3 Term Loans and (ii) Tranche 2 Term Loans the Lenders of which agreed pursuant to the Third Restatement Agreement to convert into Tranche 3 Term Loans but which are not so converted because the conversion thereof would cause the aggregate amount of all Tranche 3 Term Loan Commitments to exceed the Tranche 3 Total Commitment Amount;

          WHEREAS, Guarantors have agreed to continue to guarantee the obligations of Borrowers under the Existing Credit Agreement and hereunder, and Subsidiary Guarantors have agreed to continue to secure their respective Obligations under the Existing Credit Agreement and hereunder by amending, restating and reaffirming their Lien granted to Collateral Agent, for the benefit of Secured Parties, on substantially all of their respective assets, including a pledge of (i) all of the Equity Interests of each of their respective Domestic Restricted Subsidiaries, (ii) 65% of the Voting Capital Stock and 100% of the Non-Voting Capital Stock of each of their respective first-tier Foreign Subsidiaries (other than direct Subsidiaries of Company), in each case owned directly by a Guarantor (other than Company) and (iii) all of the Non-Voting Capital Stock and generally between 44% and 65% of the Voting Capital Stock of certain other material Foreign Subsidiaries, in each case as specified in the Collateral Agreement or the applicable Foreign Law Pledge Agreement.

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.

DEFINITIONS AND INTERPRETATION

     1.1 Definitions.

          The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

          “23A Transaction” means any transfer or transfers of assets of Company or any Restricted Subsidiary to CIT Bank pursuant to waivers of or exemptions from Section 23A of the Federal Reserve Act or any comparable statute, and the rules or regulations promulgated thereunder.

          “Adjusted LIBOR Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Rate Loan, the greater of (A) (i) with respect to Tranche 1 Term Loans, three percent (3%) per annum, (ii) with respect to Tranche 2 Term Loans, two percent (2%) per annum and (iii) with respect to Tranche 3 Term Loans, one and three-quarters percent (1.75%) per annum and (B) the rate per annum obtained by dividing (i) (a) the rate per annum (rounded to the nearest one-hundredth of one percent (1/100 of 1%)) equal to the rate determined by Administrative Agent to be the offered rate which appears on the Reuters Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being LIBOR 01 Page) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest one-hundredth of one percent (1/100 of 1%)) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest one-hundredth of one percent (1/100 of 1%)) equal to the offered quotation rate to first class banks in the London interbank market for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan, for which the Adjusted LIBOR Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date as reasonably determined by Administrative Agent in accordance with its customary practices, by (ii) an amount equal to (a) one, minus (b) the Applicable Reserve Requirement.

          “Administrative Agent” as defined in the preamble hereto.

          “Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit I or any other form approved by the Administrative Agent.

          “Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of

Company or any of its Restricted Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims) or other regulatory body or any arbitrator whether pending or, to the best knowledge of any Relevant Officer of Company or any of its Restricted Subsidiaries, threatened in writing, against or affecting Company or any of its Restricted Subsidiaries or any property of Company or any of its Restricted Subsidiaries.

          “Affected Lender” as defined in Section 2.14(b).

          “Affected Loans” as defined in Section 2.14(b).

          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling”, “controlled by” and “under common control with” have correlative meanings. Notwithstanding anything to the contrary herein, in no event shall any Agent, Arranger, Other Agent or Lender, or any Person acquired or formed in connection with a workout, restructuring or foreclosure in the Ordinary Course of Business be considered an “Affiliate” of any Credit Party.

          “Agent Affiliates” has the meaning set forth in Section 10.1(b)(iii).

          “Agents” means Administrative Agent and Collateral Agent.

          “Aggregate Amounts Due” as defined in Section 2.13.

          “Aggregate Amounts Due Excess” as defined in Section 2.13.

          “Aggregate Payments” as defined in Section 7.2.

          “Agreement” means this Third Amended and Restated Credit and Guaranty Agreement, dated as of August 11, 2010, and any annexes, exhibits, and schedules to any of the foregoing, in each case as amended, amended and restated, supplemented or otherwise modified from time to time.

          “Aircraft Mortgage” means any aircraft mortgage entered into in favor of the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, by Grantor or Owner-Trustee, as applicable, with respect to aircraft or aircraft engines owned by a Grantor or an Owner-Trustee.

          “Applicable Margin” means (i) (A) with respect to Tranche 1 Term Loans that are LIBOR Rate Loans, ten percent (10%) per annum and (B) with respect to Tranche 1 Term Loans that are Base Rate Loans, nine percent (9%) per annum; (ii) (A) with respect to Tranche 2 Term Loans that are LIBOR Rate Loans, seven and one half percent (7.50%) per annum and (B) with respect to Tranche 2 Term Loans that are Base Rate Loans, six and one half percent (6.50%) per annum; and (iii) (A) with respect to Tranche 3 Term Loans that are LIBOR Rate Loans, four and one half percent (4.50%) per annum and (B) with respect to Tranche 3 Term Loans that are Base Rate Loans, three and one half percent (3.50%) per annum.

          “Applicable Repayment Period” as defined in (A) the Series A Indenture and (B) the Series B Indenture.

          “Applicable Reserve Requirement” means, at any time, for any LIBOR Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency Liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted LIBOR Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include LIBOR Rate Loans. A LIBOR Rate Loan shall be deemed to constitute Eurocurrency Liabilities and, as such, shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on LIBOR Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

          “Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Credit Party provides to the Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to Agents or to Lenders by means of electronic communications pursuant to Section 10.1(b).

          “Approved Restructuring Plan” shall have the meaning ascribed thereto in the Existing Credit Agreement.

          “Arranger” means each of Banc of America Securities LLC, Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc. in its respective capacity as joint lead arranger and joint bookrunner.

          “Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit D, with such amendments or modifications as may be approved by Administrative Agent.

          “Assignment Effective Date” as defined in Section 10.6(b).

          “Assignment Tax” as defined in the definition of Other Taxes.

          “Attributable Indebtedness” in respect of a Sale and Leaseback Transaction means, as of the date of determination thereof, without duplication, the present value (discounted at the rate per annum equal to the rate of interest implicit in the lease involved in such Sale and Leaseback Transaction, as determined in good faith by Company) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales or similar contingent amounts) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include the amount of such penalty, but no rental payments of any kind shall be considered as required to be paid under such lease subsequent to the first date upon which it may be terminated without penalty.

          “Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, chief financial officer, chief accounting officer, controller, treasurer or assistant treasurer, in each case, whose signatures and incumbency have been certified to Administrative Agent.

          “Available Sweep Amount” as defined in (A) the Series A Indenture and (B) the Series B Indenture.

          “BANA Indemnitees” as defined in Section 10.3(a).

          “Bank Activities” means (i) 23A Transactions and (ii) any transfer or transfers of assets, Liens, Indebtedness, subordinations, participations, payments, assignments, reimbursements, purchases, granting of security interests, perfection thereof, and replacements thereof to secure obligations, servicing or other agreements, arrangements, transactions or actions by Company or any Restricted Subsidiary or any other Person in favor of CIT Bank required to be taken or which would be prudent or desirable to take in order to comply with all agreements, arrangements or transactions now and hereafter entered into between any of Company or any Restricted Subsidiary or any other Person and CIT Bank, or CIT Bank and/or its regulators, and all laws, federal, state, foreign and local statutes, rules, guidelines, regulations, codes, executive orders and administrative or judicial precedents or authorities, including the interpretation thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all administrative orders, directed duties, requests, licenses and agreements with such Governmental Authorities, whether or not having the force of law, all arising from or relating to or connected with CIT Bank, together with all contractual indemnifications in connection with each of the above, and any and all actions undertaken in connection with any of the foregoing activities.

          “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

          “Bankruptcy Court” shall have the meaning ascribed thereto in the Existing Credit Agreement.

          “Base Rate” means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus 0.5% and (iii) the Adjusted LIBOR Rate for a LIBOR Rate Loan with a one-month Interest Period commencing on such date plus 1.0%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          “Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

          “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

          “Beneficiary” means each Agent, Arranger, Other Agent and Lender.

          “Board of Directors” means:

     (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

     (2) with respect to a partnership, the board of directors of the general partner of the partnership;

     (3) with respect to a limited liability company, the board of directors, the managing member or members or any committee of managing members thereof designated to manage and direct the business of such limited liability company; and

     (4) with respect to any other Person, the board or committee of such Person serving a similar function.

          “Borrower Representative” means Company.

          “Borrowers” means Company and Subsidiary Borrowers (each, individually, a “Borrower”).

          “Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR Rate or any LIBOR Rate Loans, means any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

          “Calculation Date” as defined in the definition of “Collateral Coverage Ratio”.

          “Cape Town Convention” as defined in Schedule 1.1A.

          “Cape Town Filing” means, with respect to any aircraft or aircraft engine, a filing under the Convention on International Interests in Mobile Equipment (Cape Town, 2001) with respect to such aircraft or aircraft engine.

          “Capital Lease” means, as applied to any Person, any lease of (or other arrangement conveying the right to use) any property (whether real, personal or mixed) by that Person as lessee (or the equivalent) that, in conformity with GAAP, is or is required to be accounted for as a capital lease on the balance sheet of that Person.

          “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the final maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a premium or penalty.

          “Capital Stock” means:

     (1) in the case of a corporation, corporate stock;

     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

     (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

          “Carrying Value” means the book value determined in accordance with GAAP as in effect on the Third Restatement Effective Date, inclusive of fresh start accounting adjustments (“FSA”) recorded upon emergence of Company from bankruptcy and accretion and amortization of the FSA adjustments recorded since the date of such emergence.

          “Cash” means money, currency or a credit balance in any demand or deposit account.

          “Cash Equivalents” means, as at any date of determination, (i) marketable securities and repurchase agreements for marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of issuance thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) time deposits or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank (including any branch of a commercial bank) that (a) in the case of a commercial bank organized under the laws of the United States of America, any state thereof or the District of Columbia is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and has Tier 1 capital (as defined in such regulations) of not less than $100,000,000 or (b) in the case of any other commercial bank has a short-term commercial paper rating from S&P of at least A-1 or from Moody’s of at least P-1; and (v) shares of any money market mutual fund that has (a) net assets of not less than $500,000,000, and (b) ratings of at least AA or Aa from S&P or Moody’s, respectively.

          “Certificate Regarding Non-Bank Status” means a certificate substantially in the form of Exhibit E-1, E-2, E-3 or E-4, as applicable.

          “CFL” means CIT Financial Ltd./Services Financiers Ltée, an Ontario, Canada corporation.

          “Change of Control” means the occurrence of any of the following:

     (1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the Beneficial Owner of more than 50% of the total outstanding Voting Capital Stock of Company (measured by voting power rather than the number of shares); or

     (2) Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any such Person, or any such Person consolidates with or merges into or with Company in any such event pursuant to a transaction in which the outstanding Voting Capital Stock of Company is converted into or exchanged for cash, securities or other property, other than any such transaction where:

     (A) the Voting Capital Stock of Company outstanding immediately prior to such transaction is changed into or exchanged for Voting Capital Stock (other than Disqualified Stock) of the surviving corporation constituting a majority of the outstanding shares of such Voting Capital Stock (measured by voting power rather than the number of shares) of such surviving corporation (immediately after giving effect to such issuance); and

     (B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is the Beneficial Owner of more than 50% of the total outstanding Voting Capital Stock (measured by voting power rather than the number of shares) of the surviving corporation.

          “CIT Bank” means, collectively, CIT Bank, a bank organized under the laws of the State of Utah, and its consolidated Subsidiaries, together with any other banking institution which is owned directly or indirectly by Company from time to time (including, without limitation, any banking institution which is merged with or into CIT Bank or any of its Subsidiaries or which is the successor in interest to such CIT Bank).

          “CIT Funding” means CIT Group Funding Company of Delaware LLC, a Delaware limited liability company.

          “CIT Leasing” means C.I.T. Leasing Corporation, a Delaware corporation.

          “CITLC Assigned Note” means that certain Promissory Note No. 3 (MSN 30267), dated as of March 27, 2008, in the original principal amount of $12,223,183.20, by Snapdragon Ltd. in favor of CIT Leasing, and any promissory note issued from time to time in replacement thereof to the extent such replacement note is payable to the order of CIT Leasing, together with certain payments received by or payable to CIT Leasing thereunder.

          “CITLC Loan Assignment and Intercreditor Agreement” means that certain Loan Assignment and Intercreditor Agreement, dated as of June 11, 2008, by and between CIT Leasing (as both administrative agent and assignor) and HSH Nordbank AG, New York Branch (as assignee).

          “Closing Date” means July 20, 2009.

          “Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit F-1.

          “Collateral” means, collectively, all of the property (including Equity Interests) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations. For the avoidance of doubt, any Collateral released pursuant to the provisions of Section 10.19 hereof shall, upon such release, cease to be “Collateral” for any and all purposes.

          “Collateral Agent” as defined in the preamble hereto and, as applicable, shall mean the Parent Collateral Agent and/or the Subsidiary Collateral Agent (each as defined in the Collateral Agreement).

          “Collateral Agreement” means the Second Amended and Restated Collateral Agreement, dated as of October 28, 2009, by the Subsidiaries of Company party thereto in favor of the Collateral Agent, as amended and supplemented by the Joinder Agreement relating thereto, dated as of December 10, 2009, and as otherwise amended, amended and restated, supplemented or otherwise modified from time to time.

          “Collateral Asset Sale” means the sale, lease, conveyance or other disposition of any Collateral or the Equity Interests of any Credit Party that is an owner, whether directly or indirectly, of Collateral to any Person. Notwithstanding the preceding, none of the following items shall be deemed to be a Collateral Asset Sale: (i) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $250.0 million; (ii) a transfer of assets between or among Company and its Restricted Subsidiaries, except a transfer by a Credit Party or a Subsidiary of a Credit Party to a Person that is not a Credit Party or a Subsidiary of a Credit Party; (iii) an issuance of Equity Interests by a Restricted Subsidiary of Company to Company or to a Restricted Subsidiary of Company, provided that Equity Interests of a Guarantor or of a direct or indirect Subsidiary of a Guarantor may only be issued to a Guarantor or a Subsidiary of a Guarantor, provided, further, however, that a Guarantor that is directly owned by Company may issue Equity Interests to Company; (iv) the sale, funding or other disposition or lease of Portfolio Assets or other assets (including, without limitation, equipment) in the Ordinary Course of Business; (v) any sale or other disposition of damaged, worn-out or obsolete assets or assets that are no longer useful in the business of Company or any Restricted Subsidiary of Company; (vi) the sale or other disposition of Cash or Cash Equivalents; (vii) sales or grants of licenses or sublicenses of intellectual property, and licenses, leases or subleases of other assets, of Company or any Restricted Subsidiary of Company to the extent not materially interfering with the business of Company and its Restricted Subsidiaries; (viii) a Restricted Payment or Investment that is permitted by Section 6.2 hereof; (ix) disposition of Investments, receivables or other assets in connection with the workout, compromise, settlement or collection thereof or exercise of remedies with respect thereto, in the Ordinary Course of Business or in bankruptcy, foreclosure or similar proceedings; (x) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon); (xi) the sale or other disposition of Equity Interests of an Unrestricted Subsidiary of Company; (xii) Bank Activities; (xiii) the sale of a portfolio of commercial aviation aircraft and related operating lease agreements having an aggregate Carrying Value of up to $900.0 million; (xiv) sales or dispositions of assets to the extent required by applicable federal, state or international law, regulation or other directive; provided that (unless Section 6.5(a)(A) is applicable) the Net Proceeds thereof shall be applied as and to the extent required by Section 6.5(b) hereof if permitted by such law, regulation or directive; and (xv) mergers, dispositions of assets, consolidations or sales of any Subsidiary, in each case in accordance with Section 6.4(d)(2)(a) hereof.

          “Collateral Asset Sale Offer” as defined in Section 6.5(c).

          “Collateral Asset Sale Offer Notice” as defined in Section 2.10(a).

          “Collateral Coverage Ratio” means the ratio of (i) the Carrying Value on such date of the sum of, without duplication, (a) the Collateral (excluding (x) Cash and Cash Equivalents and (y) Parent Collateral (as defined in the Collateral Agreement)) on which the Collateral Agent has a perfected First Priority security interest to secure the Obligations (and, in the case of Collateral comprised of assets of a type described in Schedule 1.1A hereto, in respect of which Company has complied with the Collateral Procedures), (b) the Collateral which is aircraft registered in a jurisdiction outside the United States and owned by a Subsidiary Guarantor with respect to which a First Lien Cape Town Filing is in full force and effect (and in respect of which Company has complied with the Collateral Procedures) and (c) unrestricted Cash and Cash Equivalents of Subsidiary Guarantors to the extent exceeding $500,000,000 in the aggregate and held in Controlled Accounts to (ii) the aggregate outstanding principal amount of the Loans.

          For purposes of calculating Carrying Value of the Collateral as required pursuant to clause (i) above, the value of equity in any Subsidiary shall be determined based upon capital account balances according to Company’s general ledger in accordance with GAAP as in effect on the Third Restatement Effective Date, and reflected at the appropriate percentages of such equity pledged to secure the Obligations; provided that, the value of equity in any Foreign Subsidiary shall be based on the value of equity in each of the highest-tiered pledged Foreign Subsidiaries (or, in the event the equity in a highest-tiered pledged Foreign Subsidiary is subject to release pursuant to the second sentence of Section 10.19(i), the value of equity in the next highest-tiered pledged Foreign Subsidiary that is not subject to release pursuant to the second sentence of Section 10.19(i)) and shall exclude the value of equity in any Foreign Subsidiary that may be released pursuant to the second sentence of Section 10.19(i).

          The Collateral Coverage Ratio shall be calculated as of any date (the “Calculation Date”) to be the Collateral Coverage Ratio as of the last day of the most recent Fiscal Quarter for which internal financial statements of Company are available, adjusted to give pro forma effect to the following:

     (1) the Carrying Value of the Collateral shall be calculated as of the last day of the Fiscal Quarter for which internal financial statements of Company are available, minus (a) the sum of (x) the Carrying Value attributed as of the last day of such Fiscal Quarter in such calculation to the assets subject to the disposition, transfer or release of Collateral giving rise to such pro forma calculation on the Calculation Date and (y) the Carrying Value attributed as of the last day of such Fiscal Quarter in such calculation to all other Collateral (A) disposed of since the last day of such Fiscal Quarter in accordance with the terms of this Agreement or (B) released from the Collateral Agent’s Lien since the last day of such Fiscal Quarter pursuant to the terms of this Agreement, plus (b) the Carrying Value, as set forth in reasonable detail in an Officer’s Certificate delivered by Company to the Administrative Agent, of all Collateral meeting the requirements described in clause (i)(a) or (i)(b) above acquired by any Subsidiary Guarantor since the last day of such Fiscal Quarter in accordance with the terms of this Agreement; and

     (2) the amount of Loans in clause (ii) above shall be calculated as of the Calculation Date, after giving effect to any payment or incurrence of such Loans (or release or incurrence of Liens thereon) made or to be made on the Calculation Date.

          “Collateral Documents” means the Collateral Agreement, each Aircraft Mortgage, each Foreign Law Pledge Agreement and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement (or its predecessor) or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any property of that Credit Party as security for the Obligations.

          “Collateral Procedures” means the actions and procedures described on Schedule 1.1A.

          “Commitment” means any Term Loan Commitment.

          “Company” as defined in the preamble hereto.

          “Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

          “Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          “Contributing Guarantors” as defined in Section 7.2.

          “Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Administrative Agent, entered into with the bank or securities intermediary at which any Controlled Account is maintained by any Credit Party as required under the terms hereof or of the Collateral Agreement.

          “Controlled Account” means the Sweep Accounts and each other Deposit Account or Securities Account subject to a Control Agreement in favor of, or held in the name of, the Collateral Agent to secure the Obligations and not subject to any other Lien (other than Liens permitted under Section 6.1(b)(8) that are immaterial in amount).

          “Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

          “Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

          “Credit Date” means the date of a Credit Extension.

          “Credit Document” means any of this Agreement, the Third Restatement Agreement, the Notes, if any, the Collateral Documents and all other certificates, documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent or any Lender in connection herewith.

          “Credit Extension” means the making, conversion or continuation of a Loan (including, in the case of Tranche 3 Term Loans, the conversion of Tranche 1 Term Loans and Tranche 2 Term Loans into Tranche 3 Term Loans on the Third Restatement Effective Date).

          “Credit Party” means each Person (other than any Agent or any Lender or any representative thereof) from time to time party to a Credit Document.

          “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

          “Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.

          “Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (i) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of Section 2.9 or Section 2.10 or by a combination thereof), and (b) such Defaulting Lender shall have delivered to Borrowers and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments, and (iii) the date on which Borrowers, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing.

          “Default Rate” means any interest payable pursuant to Section 2.7.

          “Defaulted Loan” as defined in Section 2.18.

          “Defaulting Lender” as defined in Section 2.18.

          “Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption or prepayment by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the then latest Final Maturity Date at the time of determination unless such Capital Stock is redeemable solely for or payable solely in Qualified Equity Interests. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 6.2 and Company has first offered to prepay the Loans in connection with such change of control or asset sale, as the case may be, and prepaid the Loans of the Lenders that have accepted such offer of prepayment.

          “Documentation Agent” means each of RBC Capital Markets and UBS Securities LLC in its respective capacity as documentation agent.

          “Dollars” and the sign “$” mean the lawful money of the United States.

          “Domestic Restricted Subsidiary” means any Restricted Subsidiary that was formed under the laws of the United States or any state of the United States or the District of Columbia.

          “Eligible Assignee” means (a) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), (b) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its core businesses, or (c) any other Person (other than a natural Person) approved by Administrative Agent; provided, neither Company nor any Subsidiary or Affiliate of Company nor any natural person shall, in any event, be an Eligible Assignee.

          “Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

          “Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged environmental damage, injury, threat or harm to health, safety, natural resources or the environment.

          “Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them) statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) protection of the environment or other environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety, health and industrial hygiene, as it relates to any Hazardous Material, or the protection of human, plant or animal health or welfare, as they relates to any Hazardous Material.

          “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto, in each case together with the regulations thereunder.

          “ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

          “ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 or 430 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required contribution or installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) notice of intent to terminate a Pension Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more non-related contributing sponsors or the termination of any such Pension Plan resulting in liability to Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the

PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might reasonably constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any liability or Company’s reasonable expectation of liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien or security interest pursuant to Section 430(k) of the Internal Revenue Code or pursuant to ERISA or a violation of Section 436 of the Internal Revenue Code with respect to any Pension Plan.

          “Event of Default” means each of the conditions or events set forth in Section 8.1.

          “Excess Sweep Amounts” as defined in (A) the Series A Indenture and (B) the Series B Indenture.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          “Excluded Taxes” of a Person means (a) any Tax imposed on or measured by net income, profits or gain by the jurisdiction in which a Person is organized or in which that Person’s applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business or has a present or former connection (other than a business or connection arising solely from having executed, delivered, enforced, become a party to, performed its obligations, received payments, received or perfected a security interest under, and/or engaged in any other transaction pursuant to, any Credit Document), (b) any Tax in the nature of the branch profits tax imposed by Section 884(a) of the Internal Revenue Code that is imposed by any jurisdiction described in clause (a) above, (c) any withholding tax that is attributable to a Lender’s failure to comply with Section 2.16(e) and (d) in the case of a Non-U.S. Lender, any U.S. federal withholding tax imposed pursuant to any laws in effect at the time such Non-U.S. Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, immediately prior to designation of a new lending office (or assignment), to receive additional amounts from a Credit Party with respect to such withholding tax pursuant to Section 2.16.

          “Existing Credit Agreement” as defined in the preamble hereto.

          “Existing Credit Documents” as defined in Section 10.28.

          “Existing OT Canadian Aircraft Collateral” means one (1) Airbus A310-300 aircraft, MSN 658 and two General Electric CF6-80C2A8 engines bearing MSN 695535 and MSN 695557, held in owner trust by Wells Fargo Bank Northwest, National Association pursuant to that certain Trust Agreement (Aircraft MSN 658) between C.I.T. Leasing Corporation, as owner participant, and Wells Fargo Bank Northwest, National Association, as owner trustee, dated as of August 7, 2007.

          “Exposure” means, with respect to any Lender, as of any date of determination, the sum of (i) any unfunded Term Loan Commitment of such Lender in effect as of such date, if any, and (ii) the principal amount of the Term Loans of such Lender outstanding as of such date.

          “Extended Tranche 2 Term Loan” means, with respect to each Tranche 2 Term Loan, the principal amount thereof in respect of which the Final Maturity Date has been extended in accordance with Section 2.1(d).

          “FAA” as defined in Schedule 1.1A.

          “FAA/Cape Town or IR Counsel” as defined in Schedule 1.1A.

          “Factored Accounts” as defined in Section 10.19(f).

          “Fair Market Value” means, with respect to any asset, the value that would be paid by a willing buyer to an unaffiliated willing seller in a sale or other disposition of such asset not involving distress or necessity of either party, as determined in good faith by the chief financial officer, chief accounting officer, treasurer, assistant treasurer, or controller, which determination will be conclusive (unless otherwise provided in this Agreement).

          “Fair Share” as defined in Section 7.2.

          “Fair Share Contribution Amount” as defined in Section 7.2.

          “FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

          “FDIC” means the Federal Deposit Insurance Corporation.

          “Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher one-hundredth of one percent (1/100 of 1%)) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average of the quotations on such day received by Administrative Agent from three federal funds brokers of recognized standing selected by it.

          “Federal Reserve Act” means the Federal Reserve Act of 1913, as amended from time to time, and any successor statute.

          “Final Maturity Date” means (i) with respect to Tranche 1 Term Loans and Tranche 2 Term Loans to the extent not constituting Extended Tranche 2 Term Loans, January 20, 2012, (ii) with respect to Tranche 2 Term Loans to the extent constituting Extended Tranche 2 Term Loans, January 20, 2013 and (iii) with respect to Tranche 3 Term Loans, August 11, 2015.

          “First Lien Cape Town Filing” means, with respect to any aircraft, (i) a Cape Town Filing with respect to such aircraft has been made to secure the Obligations and is in full force and effect, (ii) no Cape Town Filing with respect to such aircraft is in full force and effect with priority over such Cape Town Filing (other than a Cape Town Filing of a lease or sublease of such aircraft), (iii) no Lien on such aircraft in favor of a third party has been created and perfected by or on behalf of Company or any of its Subsidiaries under the laws of the jurisdiction of registration of such aircraft (except (A) any lease or sublease thereon that is not prohibited hereunder and (B) Liens permitted under Section 6.1(b)(2) or Section 6.1(b)(8) and Other Priority Liens, in each case that are immaterial in amount), (iv) such aircraft is subject to no other Lien other than a Permitted Collateral Lien and (v) the Collateral Agent’s Lien is senior to any other Lien on such Collateral (except (A) any lease or sublease thereon that is not prohibited hereunder and (B) Liens permitted under Section 6.1(b)(2) or Section 6.1(b)(8) and Other Priority Liens, in each case that are immaterial in amount).

          “First Lien Obligations” means all Obligations secured by Liens (other than Junior Liens) on Collateral (including the Obligations under this Agreement).

          “First Priority” means, with respect to any Lien purported to be created in any Collateral, that (i) such Lien is the only Lien to which such Collateral is subject, other than any Permitted Collateral Lien, and (ii) such Lien is senior to any other Lien on such Collateral other than (A) Liens permitted under Section 6.1(b)(2) or Section 6.1(b)(8) and Other Priority Liens, in each case that are immaterial in amount and (B) in the case of Collateral consisting of aircraft, aircraft engines, rail assets or any other leased assets leased by Company or any Restricted Subsidiary thereof, any lease or sublease thereon not prohibited hereunder.

          “First Restated Credit Agreement” means that certain Amended and Restated Credit and Guaranty Agreement, dated as of July 29, 2009, by and among Company, certain Subsidiaries of Company, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent and collateral agent for such lenders thereunder.

          “Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

          “Fiscal Year” means the fiscal year of Company and its Restricted Subsidiaries ending on December 31 of each calendar year.

          “Foreign Grantor” has the meaning assigned to that term in the Collateral Agreement.

          “Foreign Law Pledge Agreement” means the (i) Second Amended and Restated Pledge Agreement dated as of March 4, 2010 made by CIT Financial (Barbados) SRL in favor of Barclays Bank PLC, as Collateral Agent; (ii) Share Mortgage in Respect of Shares Held in CIT Group Finance (Ireland), dated as of August 13, 2009, among CIT Holdings No.2 (Ireland), as mortgagor and Barclays Bank PLC, as Collateral Agent; and (iii) Share Mortgage in Respect of Shares held in CIT Aerospace International, dated as of August 13, 2009, among CIT Holdings Canada ULC, as mortgagor and Barclays Bank PLC, as Collateral Agent, in each case, as amended, amended and restated, supplemented or otherwise modified from time to time.

          “Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary.

          “Fraudulent Conveyance” as defined in Section 7.1.

          “FSA” as defined in the definition of “Carrying Value”.

          “Funding Default” as defined in Section 2.18.

          “Funding Guarantor” as defined in Section 7.2.

          “Funding Notice” means a notice substantially in the form of Exhibit A-1.

          “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, in each case which are in effect from time to time in the United States. At any time after the Third Restatement Effective Date, Company may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Agreement); provided that calculation or determination in this Agreement that requires the application of GAAP for periods that include Fiscal Quarters ended prior to Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. Company shall give notice of any such election made in accordance with this definition to the Administrative Agent.

          “Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign state or government.

          “Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

          “Granting Lender” as defined in Section 10.7.

          “Grantor” as defined in the Collateral Agreement and any collateral agreement to which Company may be a party.

          “Guarantee” means, with respect to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, that is (a) an obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the Indebtedness of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against non-payment or non-discharge in respect thereof; or (b) a liability of such Person for Indebtedness of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (i) or (ii) of this clause (b), the primary purpose or intent thereof is as described in clause (a) above.

          “Guaranteed Obligations” as defined in Section 7.1.

          “Guarantor Counterpart Agreement” means a Guarantor Counterpart Agreement substantially in the form of Exhibit G delivered by a Credit Party pursuant to Section 5.9.

          “Guarantors” means Company and each Subsidiary Guarantor and their respective successors and assigns, in each case, until such Person has been released from the Guaranty in accordance with the provisions of this Agreement.

          “Guaranty” means the guaranty of each Guarantor set forth in Section 7.

          “Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Environmental Law or Governmental Authority or which poses a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any facility or to the indoor or outdoor environment.

          “Hazardous Materials Activity” means any past or current activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

          “Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

          “Historical Financial Statements” means (i) the audited consolidated financial statements of Company and its Subsidiaries, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows, as of and for the Fiscal Year ended December 31, 2009, and (ii) unaudited consolidated financial statements of Company and its Subsidiaries, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows, as of and for the six months ended June 30, 2010.

          “IFRS” as defined in the definition of “GAAP”.

          “Immaterial Subsidiary” means, as of any date, (unless such Subsidiary is otherwise classified as a Special Purpose Entity, Joint Venture or Regulated Subsidiary) any Subsidiary (A) that (i) (a) has assets with an aggregate Carrying Value less than $5.0 million, (b) has aggregate revenues less than $5.0 million for the most recently ended four full Fiscal Quarters for which financial statements were delivered as set forth under Section 5.1 immediately preceding the date on which the calculation is required to be made, and (c) is not integral to the business or operations of Company and its Subsidiaries, taken as a whole (other than Immaterial Subsidiaries), and (ii) has no Subsidiaries (other than Immaterial Subsidiaries), (B) the Capital Stock of which was acquired in connection with the workout of assets or exercise of remedies in the Ordinary Course of Business or as the proceeds of collateral securing a loan or other financing asset or in connection with servicing or managing assets in the Ordinary Course of Business, or (C) whose sole asset is one or more runoff portfolios.

          “Increased Amount Date” as defined in Section 2.20(a).

          “Increased Cost Lender” as defined in Section 2.19.

          “Incremental Tranche 3 Term Loan Commitment” as defined in the Third Restatement Agreement.

          “Indebtedness,” as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of Capital Lease Obligations that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) all obligations of such Person evidenced by notes, bonds or similar instruments or upon which interest payments are customarily paid and all obligations in respect of drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding trade payables incurred in the Ordinary Course of Business having a term of less than six (6) months that are not overdue by more than sixty (60) days) which purchase price is (a) due more than six (6) months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person; (vi) all indebtedness of the type described elsewhere in this definition secured by any Lien on any property or asset owned or held by that Person regardless of whether such indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; (vii) the face amount of any letter of credit or letter of guaranty issued, bankers’ acceptances facilities, surety bond and similar credit transactions for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or drafts; (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another of the type described in clauses (i) through (vii) or clauses (xi) through (xiii); (ix) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the type described in clauses (i) through (vii) or clauses (xi) through (xiii) of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against non-payment or non-discharge in respect thereof; (x) any liability of such Person for an obligation of the type described in clauses (i) through (vii) or clauses (xi) through (xiii) of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclause (a) or (b) of this clause (x), the primary purpose or intent thereof is as described in clause (ix) above; (xi) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction valued at the termination value thereof, including any Rate Management Transaction, whether entered into for hedging or speculative purposes; (xii) the maximum fixed redemption or repurchase price of all Disqualified Stock of such Person; and (xiii) all Attributable Indebtedness of such Person. Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly or by operation of law non-recourse to such Person.

          “Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any required investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of outside counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such In-demnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the commitment letter or proposal letter delivered by any Lender to Company with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim against or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

          “Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.

          “Indemnitee” as defined in Section 10.3(a).

          “Information Platform” as defined in Section 5.1(l).

          “Initial Term Lender” means Barclays Bank PLC.

          “Initial Term Loans” as defined in Section 2.1(a)(i).

          “Initial Term Loan Commitment” means the commitment of an Initial Term Lender under the Original Credit Agreement to make or otherwise fund an Initial Term Loan and “Initial Term Loan Commitments” means such commitments of all Initial Term Lenders in the aggregate. The aggregate amount of the Term Loan Commitments was $2,000,000,000 on the Closing Date before the funding of any Term Loans.

          “Insolvent Lender” means a Lender which, or whose Parent Company, (i) is insolvent or generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (ii) is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, (iii) for whom a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed, or (iv) has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.

          “Institutional Allocation Confirmation” means an Institutional Allocation Confirmation in the form previously agreed with the Administrative Agent.

          “Institutional Term Loan” means any term loan borrowed by Company or any Restricted Subsidiary that is syndicated in the institutional term loan market.

          “Intercreditor Agreement” means the Senior Intercreditor and Subordination Agreement, dated as of December 10, 2009, among Bank of America, N.A., as First Lien Credit Facility Representative and First Lien Agent, Deutsche Bank Trust Company Americas, as Series A Representative, Series A Collateral Agent, Series B Representative, Series B Collateral Agent, Company, the Subsidiary Guarantors and certain other parties, as it may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

          “Interest Payment Date” means with respect to (i) any Base Rate Loan, (a) the last day of each fiscal quarter, commencing on the first such date to occur after the Third Restatement Effective Date; and (b) the Final Maturity Date with respect to such Loan; and (ii) any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan; provided, that in the case of any Interest Period of longer than three (3) months Interest Payment Date shall also include each date that is three (3) months, or an integral multiple thereof, after the commencement of such Interest Period.

          “Interest Period” means, in connection with a LIBOR Rate Loan, an interest period of one, two, three or six months, as selected by a Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, that (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) of this proviso, end on the last Business Day of a calendar month; and (c) no Interest Period with respect to any portion of any Loans shall extend beyond the applicable Final Maturity Date with respect to such Loans.

          “Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

          “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

          “Investment” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of (i) loans (including Guarantees or other obligations but excluding extensions of trade credit), accounts receivable or deposits made in the Ordinary Course of Business), (ii) advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the Ordinary Course of Business), (iii) purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, or (iv) any item that is or would be classified as an investment on a balance sheet prepared in accordance with GAAP. Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

          “Joinder Agreement” means a Tranche 2 Joinder Agreement or a Tranche 3 Joinder Agreement.

          “Joint Venture” means a joint venture, partnership or other similar arrangement, in each case with a Person or Persons who are not Subsidiaries of Company, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Restricted Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

          “Junior Debt” means any Indebtedness of Company or any Guarantor other than (i) First Lien Obligations, (ii) Indebtedness secured by Permitted Collateral Liens other than Junior Liens, (iii) the Series B Second Priority Secured Notes outstanding on the Third Restatement Effective Date and (iv) Indebtedness owing to Company, any Restricted Subsidiary or any Regulated Subsidiary.

          “Junior Liens” means the Liens that are junior in priority to the Liens securing the Obligations and that are subject to the terms of the Intercreditor Agreement as such.

          “LC Facilities” means (1) that certain 5-Year Letter of Credit Issuance and Reimbursement Agreement, dated as of May 23, 2005, among Company, JPMorgan Chase Bank, N.A., as adminis-

trative agent and as issuing bank, and certain other parties thereto (as in effect as of the Third Restatement Effective Date), (2) that certain $500,000,000 Letter of Credit Agreement, dated as of November 3, 2009, among Company, certain Subsidiaries of Company, Bank of America, N.A., as administrative agent and letter of credit issuer, the other lenders party thereto, and Banc of America Securities LLC, as sole lead arranger and sole bookrunner, and (3) any other facility related to the issuance of letters of credit, in each case above, together with any documents entered into or otherwise related thereto (including any cash collateral and control agreements), in the case of each of clauses (2) and (3), as the same may be amended, amended and restated, supplemented or otherwise modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced, in whole or in part, from time to time.

          “Lender” means each Lender party hereto on the Third Restatement Effective Date, and any other Person that becomes a party hereto pursuant to an Assignment Agreement or a Tranche 3 Joinder Agreement other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement.

          “Liabilities” as defined in Section 10.3(a).

          “LIBOR Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

          “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

          “Loan” means any Term Loan.

          “Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          “Material Adverse Effect” means a material adverse effect on (i) the business operations, properties, assets, or condition (financial or otherwise) of Company and its Restricted Subsidiaries taken as a whole; (ii) the ability of the Credit Parties as a whole to fully and timely perform the Obligations; (iii) the legality, validity, binding effect, or enforceability against the Credit Parties of the Credit Documents, in each case, taken as a whole; (iv) the Collateral Agent’s Liens (on behalf of itself and the Secured Parties) on the Collateral, taken as a whole, or on the priority of such Liens, taken as a whole, except to the extent Liens on Collateral are expressly not required to be maintained pursuant to this Agreement or any Collateral Document; or (v) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under the Credit Documents, taken as a whole.

          “Moody’s” means Moody’s Investors Service, Inc.

          “Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, (i) to which Company, any of its Subsidiaries, or any of their respective ERISA Affiliates is making or accruing an obligation to make contributions or (ii) in respect of which Company, any of its Subsidiaries, or any of their respective ERISA Affiliates could have liability under Section 4201 of ERISA in the event of a complete or partial withdrawal of any Person from such plan.

          “NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

          “Net Proceeds” means the aggregate cash proceeds received by Company or any of its Restricted Subsidiaries in respect of any Collateral Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Collateral Asset Sale), net of the direct costs relating to such Collateral Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Collateral Asset Sale, taxes paid or payable as a result of the Collateral Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Permitted Collateral Lien (other than Liens permitted by clause (1) of Section 6.1(b) or Liens securing the Long Dated Bond Obligations (as defined in the Collateral Agreement)) on the asset or assets that were the subject of such Collateral Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets or indemnification payments (fixed or contingent) attributable to indemnities and representations and warranties to the purchaser in respect of such Collateral Asset Sale, in each case established in accordance with GAAP.

          “New Term Loan” as defined in Section 2.20(b).

          “New Term Loan Closing Date” as defined in Section 2.20(b).

          “New Term Loan Commitments” as defined in Section 2.20.

          “New Term Loan Lender” as defined in Section 2.20.

          “Non-Consenting Lender” as defined in Section 2.19.

          “Non-Public Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

          “Non-U.S. Lender” as defined in Section 2.16(e).

          “Non-Voting Capital Stock” means, with respect to any issuer of Capital Stock, the Capital Stock of such issuer that is not Voting Capital Stock.

          “Note” means a Term Loan Note substantially in the form of Exhibit B.

          “Notice” means a Funding Notice or a Conversion/Continuation Notice.

          “Obligations” means all liabilities and obligations of every nature of each Credit Party from time to time owed to the Agents (including former Agents), the Arrangers, the Other Agents, the BANA Indemnitees, the Lenders or any of them under any Credit Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

          “Obligee Guarantor” as defined in Section 7.7.

          “Officer’s Certificate” shall mean a certificate executed by an Authorized Officer of Company in his or her official (and not individual) capacity.

          “OID” as defined in the definition of “Repricing Transaction”.

          “Ordinary Course of Business” means each of the following occurring in the ordinary course of business: (i) all activities conducted by Company and its Subsidiaries in the ordinary course of their businesses, regardless of frequency, including, without limitation, the following activities: providing, arranging or syndicating financing (whether debt or equity), holding Portfolio Assets and their other assets and properties asset management and servicing, factoring, trade accounts receivable purchasing, trade accounts receivable management services, leasing (both capital and operating leasing, and sales and exchanges pursuant to such leasing, and real estate leasing and subleasing to or from third parties with respect to operating locations), purchases, sales, transfers or other dispositions of Portfolio Assets, investment advisory services, insurance products, vendor financing, management, Portfolio Asset management, purchases and sales or other dispositions of assets and Capital Stock (including Investments in Joint Ventures) acquired in workouts of Portfolio Assets or factoring facilities, in each case in this clause (i), to third parties or to Subsidiaries in the ordinary course of business, (ii) any financings (including any Investments and other transactions in connection therewith) of the foregoing activities through securitizations, secured financings, bank loans, conduit facilities, trusts, special purpose vehicles or other means, (iii) any related workout, exercise of remedies or restructuring activities, including, without limitation, formation of a special purpose vehicle to acquire, hold or dispose of assets and Capital Stock obtained in connection with such restructuring or other activities, (iv) managing and operating assets and businesses acquired through the exercise of remedies, (v) business associated with investments, banking or investment banking (including commercial and retail deposit taking and Bank Activities) or finance companies and (vi) any reasonable extension or evolution of the foregoing activities.

          “Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement or limited liability company agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

          “Original Credit Agreement” means that certain Credit and Guaranty Agreement, dated as of July 20, 2009, by and among Company, certain Subsidiaries of Company, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent and collateral agent for such lenders thereunder.

          “Other Agent” means each of the Syndication Agents, Documentation Agents and Senior Managing Agents.

          “Other Priority Liens” means (a) (x) Liens for Taxes (i) for amounts not yet overdue, or (ii) for amounts that are overdue if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts; and (y) Liens with respect to other claims described in Section 5.3; provided that the requirements of Section 5.3 applicable thereto are complied with; (b) statutory Liens of landlords, banks (and rights of set off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, ordinary course Liens on aircraft for airport, navigation, and other en-route charges, permitted Liens under leases and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) or 436(f) of the Internal Revenue Code or by ERISA), (i) for amounts not yet overdue, or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five (5) days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts; (c) Liens incurred in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of Indebtedness for borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof, or deposits made to secure liability to insurance carriers; (d) easements, rights of way, restrictions, encumbrances, encroachments, and other minor defects or irregularities in title or ownership rights, in each case which do not and will not interfere in any material respect with the value or use of the property to which such Lien is attached or with the ordinary conduct of the business of Company or any of its Restricted Subsidiaries; (e) Liens solely on any cash earnest money deposits made by Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement the consummation of which would be permitted hereunder; (f) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (g) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property; and (h) licenses or sublicenses of patents, trademarks and other intellectual property rights granted by Company or any of its Restricted Subsidiaries in connection with Ordinary Course of Business.

          “Other Taxes” means any and all present or future stamp, registration, recording, filing, transfer, documentary, excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to or in connection with, any Credit Document, excluding any such Tax imposed as a result of an assignment by a Lender (“Assignment Tax”) if the Lender has a present or former connection with the jurisdiction imposing such Assignment Tax (other than a connection arising solely from having executed, delivered, enforced, become a party to, performed its obligations, received payments, received or perfected a security interest under, and/or engaged in any other transaction pursuant to, any Credit Document).

          “Owner-Trustee” means the owner-trustee (not in its individual capacity but solely as trustee) of an owner trust, the property of which is Beneficially Owned by a Grantor in the furtherance of the Ordinary Course of Business.

          “Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

          “Participant” as defined in Section 10.6(g)(ii).

          “Participant Register” as defined in Section 10.6(g)(iv).

          “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001).

          “Payment Premium” means, (a) with respect to any prepayment or repayment of any Tranche 1 Term Loans (whether mandatory or voluntary, and whether resulting from acceleration or otherwise) occurring at any time, a premium payable on the amount so prepaid or repaid equal to 2.0% of such amount; (b) with respect to any voluntary prepayment or repayment of any Tranche 2 Term Loans, a premium payable on the amount so prepaid or repaid equal to, if such prepayment or repayment occurs (i) prior to the first anniversary of the Tranche 2 Effective Date, 2.0% of such amount or (ii) on or after the first anniversary of the Tranche 2 Effective Date, 0% of such amount; (c) with respect to any prepayment or repayment of any Tranche 3 Term Loans in connection with any Repricing Transaction, a premium payable on the amount so prepaid or repaid equal to, if such prepayment or repayment occurs (i) prior to the first anniversary of the Third Restatement Effective Date, 2.0% of such amount, (ii) on or after the first anniversary, but prior to the second anniversary, of the Third Restatement Effective Date, 1.0% of such amount or (iii) on or after the second anniversary of the Third Restatement Effective Date, 0% of such amount; and (d) with respect to any amendment to this Agreement effecting a Repricing Transaction, a payment in respect of the aggregate amount of Tranche 3 Term Loans outstanding immediately prior to such amendment equal to, if such amendment occurs (i) prior to the first anniversary of the Third Restatement Effective Date, 2.0% of such aggregate amount, (ii) on or after the first anniversary, but prior to the second anniversary, of the Third Restatement Effective Date, 1.0% of such aggregate amount and (iii) on or after the second anniversary of the Third Restatement Effective Date, 0% of such aggregate amount.

          “PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

          “Pension Plan” means an Employee Benefit Plan that is a “defined benefit plan” (as defined in Section 414(j) of the Code and Section 3(35) of ERISA) other than a Multiemployer Plan.

          “Permitted Collateral Liens” means each of the Liens permitted pursuant to Section 6.1 and Other Priority Liens.

          “Permitted Funding Indebtedness” means any (i) Indebtedness incurred in the Ordinary Course of Business, the proceeds (if any) of which are used in the Ordinary Course of Business, including, without limitation, customary loans or lines of credit (revolving and term), asset swaps, factoring agreements, trade accounts receivable purchasing agreements, securitizations and conduits and other similar transactions, total return swaps, secured financings, letters of credit facilities, aircraft acquisition financings, purchase money financing, repurchase transactions, reverse repurchase transactions or warehouse financings (including any reasonable extension or evolution of such activities including for purposes of financing other types of financial or operating assets), and (ii) any and all indemnification or guaranty obligations arising in connection with any of the foregoing activities.

          “Permitted Priority Liens” means Permitted Collateral Liens.

          “Permitted Refinancing Indebtedness” means any Indebtedness of Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, extend, refinance, replace, defease or discharge (“Refinance”) other Indebtedness of Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness or Disqualified Stock); provided that, except with respect to Permitted Refinancing Indebtedness owing to any Subsidiary:

     (1) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; and

     (2) if the Indebtedness being Refinanced is secured by collateral, the Lien securing such Permitted Refinancing Indebtedness shall be of the same priority as, or of a priority junior to, the Lien securing the Indebtedness being Refinanced.

          “Permitted Release Collateral” means (i) Collateral to the extent that it is subject to a Lien described in clause (4), (5), (6), (7), (10), (11), (12)(c), (15), (17) or (to the extent it relates to any of the foregoing) (18) of Section 6.1(b) and (ii) Collateral subject to Liens permitted pursuant clause (8), (9)(a), (12)(a), (12)(b) or (to the extent it relates to any of the foregoing) (18) of Section 6.1(b) or Liens described in clause (a), (b), (c), (e) or (f) of the definition of “Other Priority Liens”, in each case, with an aggregate Fair Market Value (measured at the time of the applicable release) not to exceed $10,000,000 during the term of this Agreement.

          “Permitted Tranche 2 Purposes” shall have the meaning ascribed thereto in the Existing Credit Agreement.

          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

          “Platform” means a business unit or units (or portions thereof) in Company’s “Transportation Finance,” “Trade Finance,” “Corporate Finance” or “Vendor Finance” business units or segments and any other business units or segments of Company.

          “Platform Assets” means, with respect to any Platform, any and all employees, assets (excluding Portfolio Assets and trade accounts receivable, but including the underlying trade finance contracts), personnel, systems, intellectual property, books and records, contracts and contractual rights, and other assets necessary for the operation of such Platform.

          “Platform Transfer” means the contribution of a Platform and related Platform Assets to CIT Bank.

          “PMSI Assets” as defined in Section 6.1(b)(5).

          “Portfolio Assets” means any assets or rights acquired, funded, held, managed, financed, syndicated or otherwise generated or disposed of in the Ordinary Course of Business, including, without limitation, loans, leases, equipment, intellectual property rights, securities and investment property (equity or otherwise), mortgages and instruments (negotiable or otherwise), receivables, trade payables or trade account receivables, and any other financial assets and the proceeds and products of the foregoing.

          “Prepayment Date” as defined in Section 2.10(b).

          “Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

          “Principal Office” means, for each of the Administrative Agent and any Lender, such Person’s “Principal Office” (and account as appropriate) as set forth on Appendix A, or such other office or account or office of a third party or sub agent, as appropriate, as such Person may from time to time designate in writing to Company and each Lender.

          “Pro Rata Share” means (i) with respect to funding and other matters relating to the Initial Term Loan Commitment of any Lender, the percentage obtained by dividing (a) the Initial Term Loan

Commitment of that Lender, by (b) the aggregate Initial Term Loan Commitments of all Lenders; (ii) with respect to funding and other matters relating to the New Term Loan Commitment of any Lender, the percentage obtained by dividing (a) the New Term Loan Commitment of that Lender, by (b) the aggregate New Term Loan Commitments of all Lenders; (iii) with respect to funding and other matters relating to the Tranche 2 Term Loan Commitment of any Lender, the percentage obtained by dividing (a) the Tranche 2 Term Loan Commitment of that Lender by (b) the aggregate Tranche 2 Term Loan Commitment of all Lenders; and (iv) with respect to funding and other matters relating to the Tranche 3 Term Loan Commitment of any Lender, the percentage obtained by dividing (a) the Tranche 3 Term Loan Commitment of that Lender by (b) the aggregate Tranche 3 Term Loan Commitment of all Lenders. For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the Exposure of that Lender, by (B) an amount equal to the aggregate Exposure of all Lenders.

          “Publicly Traded Debt Securities” means any issue of debt securities of Company or any of its Restricted Subsidiaries originally issued in a public offering registered with the SEC or in an offering pursuant to Rule 144A under the Securities Act and of which issue at least $50.0 million aggregate principal amount is outstanding.

          “Qualified Equity Interests” means Capital Stock that is not Disqualified Stock.

          “Ratable Portion” means, with respect to any Net Proceeds, the percentage obtained by dividing the aggregate principal amount of Loans over the aggregate principal amount of Loans and other First Lien Obligations that are required to be redeemed, prepaid or offered to be prepaid or purchased with such Net Proceeds.

          “Rate Management Transactions” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by Company or any Restricted Subsidiary which is a rate swap, basis swap, total return swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures, or the purchase of credit default swaps.

          “Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

          “Refinance” as defined in the definition of “Permitted Refinancing Indebtedness”.

          “Register” as defined in Section 2.4(b).

          “Regulated Subsidiary” means any Person identified on Schedule 1.1B and each other Person identified from time to time by any Credit Party in writing to the Agents in accordance with Section 10.1 so long as, in each case, such Person is an entity directly regulated by a Governmental Authority, including CIT Bank and its Subsidiaries, or whose assets or business consist primarily of assets (e.g., licenses) or businesses regulated directly by a Governmental Authority.

          “Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          “Regulation FD” means Regulation FD as promulgated by the SEC under the Securities Act and the Exchange Act.

          “Regulation S-X” means Regulation S-X as promulgated by the SEC under the Securities Act.

          “Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          “Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

          “Relevant Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, chief financial officer, chief accounting officer, controller, treasurer or assistant treasurer.

          “Replacement Lender” as defined in Section 2.19.

          “Repricing Transaction” means the refinancing or repricing by any Credit Party of any of the Tranche 3 Term Loans under this Agreement (x) with the proceeds of any first lien term loans or first lien secured debt securities or (y) in connection with any amendment to this Agreement, in either case, (i) having or resulting in an effective interest rate or weighted average yield (to be determined by the Administrative Agent acting reasonably, after giving effect to margins, Adjusted LIBOR Rate or Base Rate “floor”, original issue discount (“OID”) or upfront or similar fees (which shall be deemed to constitute like amounts of OID) shared with all lenders or holders thereof (with OID being equated to interest based on an assumed four-year life to maturity), but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders thereof) as of the date of such refinancing that is, or could be by the express terms of such Indebtedness (and not by virtue of any fluctuation in Adjusted LIBOR Rate or Base Rate), less than the effective interest rate for, or weighted average yield of (to be determined by the Administrative Agent acting reasonably, on the same basis as above) such Tranche 3 Term Loans as of the date of such repricing and (ii) in the case of a refinancing of the applicable Tranche 3 Term Loans, the proceeds of which are used to repay, in whole or in part, principal of such outstanding Tranche 3 Term Loans.

          “Requisite Lenders” means one or more Lenders having or holding Exposure representing more than fifty percent (50%) of the Exposure of all Lenders.

          “Requisite Tranche Lenders” means (a) with respect to the Tranche 1 Term Loan Facility, the Requisite Tranche 1 Term Loan Lenders, (b) with respect to the Tranche 2 Term Loan Facility, the Requisite Tranche 2 Term Loan Lenders and (c) with respect to the Tranche 3 Term Loan Facility, the Requisite Tranche 3 Term Loan Lenders.

          “Requisite Tranche 1 Term Loan Lenders” means one or more Lenders having or holding Tranche 1 Term Loan Exposure representing more than fifty percent (50%) of the Tranche 1 Term Loan Exposure of all Lenders.

          “Requisite Tranche 2 Term Loan Lenders” means one or more Lenders having or holding Tranche 2 Term Loan Exposure representing more than fifty percent (50%) of the Tranche 2 Term Loan Exposure of all Lenders.

          “Requisite Tranche 3 Term Loan Lenders” means one or more Lenders having or holding Tranche 3 Term Loan Exposure representing more than fifty percent (50%) of the Tranche 3 Term Loan Exposure of all Lenders.

          “Restricted Investment” means any Investment by Company or any Restricted Subsidiary in an Unrestricted Subsidiary (other than any Investment made to any Unrestricted Subsidiary in connection with the Ordinary Course of Business).

          “Restricted Payment” as defined in Section 6.2(a).

          “Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary. Unless otherwise specified, a Restricted Subsidiary refers to a Restricted Subsidiary of Company.

          “S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

          “Sale and Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby Company or a Restricted Subsidiary of Company transfers such property to a Person and Company or a Restricted Subsidiary of Company leases it from such Person.

          “SEC” means the U.S. Securities and Exchange Commission.

          “Second Lien Notes” means (i) the 7.0% Series A Second Priority Secured Notes of Company issued under the Series A Indenture and (ii) the Series B Second Priority Secured Notes.

          “Second Restatement Agreement” means that certain Amendment Agreement, dated as of October 28, 2009, by and among Company, certain Subsidiaries of Company, Bank of America, N.A., as successor Administrative Agent and Collateral Agent, and the Lenders party thereto.

          “Second Restatement Effective Date” means October 28, 2009.

          “Secured Parties” has the meaning assigned to the term “Subsidiary Secured Parties” in the Collateral Agreement.

          “Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          “Securities Account” means a “securities account” as defined in Section 8-501 of the UCC, with a bank or like organization.

          “Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

          “Senior Managing Agent” means each of Blaylock Robert Van, LLC and CastleOak Securities, L.P. in its respective capacity as senior managing agent.

          “Series A Collateral Agreement” means the Series A Collateral Agreement, dated as of December 10, 2009, relating to the 7.0% Series A Second Priority Secured Notes of Company, as amended, amended and restated, supplemented or otherwise modified from time to time.

          “Series A Indenture” means the First Supplemental Indenture dated December 10, 2009 to the Indenture dated as of December 10, 2009, relating to the 7.0% Series A Second Priority Secured Notes of Company, in each case, as amended, amended and restated, supplemented or otherwise modified from time to time.

          “Series B Collateral Agreement” means the Series B Collateral Agreement, dated as of December 10, 2009, relating to the Series B Second Priority Secured Notes, as amended, amended and restated, supplemented or otherwise modified from time to time.

          “Series B Indenture” means the First Supplemental Indenture dated December 10, 2009 to the Indenture dated as of December 10, 2009, relating to the Series B Second Priority Secured Notes, in each case, as amended, amended and restated, supplemented or otherwise modified from time to time.

          “Series B Second Priority Secured Notes” means the 10.25% Series B Second Priority Secured Notes of CIT Funding issued under the Series B Indenture and outstanding on the Third Restatement Effective Date.

          “Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Third Restatement Effective Date.

          “Solvency Certificate” means, with respect to each Borrower, a Solvency Certificate of the chief financial officer of such Borrower substantially in the form of Exhibit F-2.

          “Solvent” means that, with respect to any Borrower, as of the date of determination, (a) the sum of such Borrower’s debts and liabilities (including contingent liabilities) does not exceed the present fair saleable value of such Borrower’s present assets; (b) such Borrower’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date or with respect to any transaction contemplated to be undertaken after the Closing Date; and (c) such Borrower does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

          “SPC” as defined in Section 10.7.

          “Special Purpose Entity” means a Person (i) formed by Company or a Subsidiary of Company for a limited purpose or having a limited business purpose in connection with the Ordinary Course of Business or (ii) the Capital Stock of which was acquired in connection with the workout of assets or exercise of remedies in the Ordinary Course of Business or as the proceeds of collateral securing a loan or other Portfolio Asset or in connection with servicing or managing assets in the Ordinary Course of Business, which is designated as a Special Purpose Entity by Company or a Guarantor.

          “STB” as defined in Schedule 1.1A.

          “STB Filings” as defined in Schedule 1.1A.

          “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the issue date of such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          “Subsidiary” means, with respect to any specified Person:

     (1) any corporation, limited liability company, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting, agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, limited liability company, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

Unless otherwise specified, a Subsidiary refers to a Subsidiary of Company.

          “Subsidiary Borrowers” means (a) the Subsidiary Guarantors listed on Schedule 2.1 and (b) The CIT Group/Equipment Financing, Inc. and C.I.T. Leasing Corporation.

          “Subsidiary Guarantor” means each of:

     (1) each Wholly-Owned Domestic Restricted Subsidiary of Company (other than CIT Funding) on the Third Restatement Effective Date; and

     (2) any other Subsidiary of Company that executes a Guarantor Counterpart Agreement in accordance with the provisions of this Agreement,

and their respective successors and assigns, in each case, until such Person has been released from the Guaranty in accordance with the provisions of this Agreement.

          “Sweep Account” as defined in Section 7.15 of (A) the Series A Indenture and (B) the Series B Indenture.

          “Sweep Cash Amount” as defined in (A) the Series A Indenture and (B) the Series B Indenture.

          “Syndication Agent” means each of Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc. in its respective capacity as syndication agent.

          “Tax” means any present or future tax, levy, impost, duty, assessment, charge, claim, fee, deduction or withholding of any nature imposed, levied, collected, withheld or assessed by any Governmental Authority, including any interest, penalties or additional amounts thereon.

          “Tax Related Person” means any Person (including a beneficial owner of an interest in a pass-through entity) who is required to include in income amounts realized (whether or not distributed) by an Agent, a Lender or Participant or any Tax Related Person of any of the foregoing.

          “Term Loan” means any Tranche 1 Term Loan, any Tranche 2 Term Loan or any Tranche 3 Term Loan.

          “Term Loan Commitment” means any Tranche 1 Term Loan Commitment, any Tranche 2 Term Loan Commitment or any Tranche 3 Term Loan Commitment.

          “Terminated Lender” as defined in Section 2.19.

          “Terrorism Laws” means any of the following: (a) Executive Order 13224 issued by the President of the United States, (b) the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), (c) the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), (d) the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), (e) the Patriot Act (as it may be subsequently codified), (f) all other present and future legal requirements of any Governmental Authority addressing, relating to, or attempting to eliminate, terrorist acts and acts of war and (g) any regulations promulgated pursuant thereto or pursuant to any legal requirements of any Governmental Authority governing terrorist acts or acts of war.

          “Third Restatement Agreement” means that certain Third Restatement Agreement, dated as of August 11, 2010, with respect to this Agreement.

          “Third Restatement Effective Date” has the meaning ascribed to the term “Amendment Effective Date” in the Third Restatement Agreement.

          “Trade Finance Grantor” as defined in Section 10.19(f).

          “Tranche” means the Tranche 1 Term Loan Facility, the Tranche 2 Term Loan Facility or the Tranche 3 Term Loan Facility.

          “Tranche 1 Term Loan” means any Initial Term Loan or any New Term Loan.

          “Tranche 1 Term Loan Commitment” means any Initial Term Loan Commitment or any New Term Loan Commitment.

          “Tranche 1 Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the sum of (i) any unfunded Tranche 1 Term Loan Commitment of such Lender in effect as of such date, if any, and (ii) the principal amount of the Tranche 1 Term Loans of such Lender outstanding as of such date.

          “Tranche 1 Term Loan Facility” means, collectively, (a) the initial term loan facility established pursuant to Section 2.1 of the Original Credit Agreement and the Initial Term Loans and Initial Term Loan Commitments thereunder and (b) the incremental term loan facility established pursuant to

Section 2.20 of the Existing Credit Agreement and the New Term Loans and New Term Loan Commitments thereunder.

          “Tranche 1 Term Loan Lender” means each Lender that has a Tranche 1 Term Loan Commitment or that holds a Tranche 1 Term Loan.

          “Tranche 2 Effective Date” as defined in Section 2.21(a).

          “Tranche 2 Joinder Agreement” has the meaning ascribed to the term “Joinder Agreement” in the Existing Credit Agreement.

          “Tranche 2 Term Loan Commitment” means, with respect to each Tranche 2 Term Loan Lender, the commitment of such Tranche 2 Term Loan Lender to lend sums to the Borrowers in an aggregate principal amount at any one time outstanding not in excess of the amount set forth in the Tranche 2 Joinder Agreement effecting such Tranche 2 Term Loan Lender’s “Tranche 2A Term Loan Commitment” (as the same as may subsequently be set forth in the Register from time to time and as the same may be increased or reduced from time to time pursuant to the terms of this Agreement).

          “Tranche 2 Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the sum of (i) any unfunded Tranche 2 Term Loan Commitment of such Lender in effect as of such date, if any, and (ii) the principal amount of the Tranche 2 Term Loans of such Lender outstanding as of such date.

          “Tranche 2 Term Loan Facility” means the “Tranche 2” delayed draw term loan facility established pursuant to Section 2.1 of this Agreement and the Tranche 2 Term Loans and Tranche 2 Term Loan Commitments thereunder.

          “Tranche 2 Term Loan Lender” means each Lender that has a Tranche 2 Term Loan Commitment or that holds a Tranche 2 Term Loan.

          “Tranche 2 Term Loans” as defined in Section 2.21(b).

          “Tranche 3 Joinder Agreement” means an agreement substantially in the form of Exhibit H.

          “Tranche 3 Term Loan Commitment” means, with respect to each Tranche 3 Term Loan Lender, the commitment of such Tranche 3 Term Loan Lender to lend sums to the Borrowers in an aggregate principal amount at any one time outstanding not in excess of the amount (i) in the case of Tranche 1 Term Loan Lenders and Tranche 2 Term Loan Lenders that agree to convert their Tranche 1 Term Loans and Tranche 2 Term Loans into Tranche 3 Term Loans on the Third Restatement Effective Date, the aggregate amount of such Lender’s Term Loans so converted and (ii) in the case of a Lender holding an Incremental Tranche 3 Term Loan Commitment that is accepted by the Administrative Agent, the amount of such Incremental Tranche 3 Term Loan Commitment (in each case, as the same as may subsequently be set forth in the Register from time to time and as the same may be increased or reduced from time to time pursuant to the terms of this Agreement). For the avoidance of doubt, Tranche 3 Term Loan Commitments shall include Incremental Tranche 3 Term Loan Commitments that are accepted by the Administrative Agent on the Third Restatement Effective Date, but in no event shall the total amount of all Tranche 3 Term Loan Commitments exceed the Tranche 3 Total Commitment Amount.

          “Tranche 3 Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the sum of (i) any unfunded Tranche 3 Term Loan Commitment of such Lender in effect as of such date, if any, and (ii) the principal amount of the Tranche 3 Term Loans of such Lender outstanding as of such date.

          “Tranche 3 Term Loan Facility” means the “Tranche 3” delayed draw term loan facility established pursuant to Section 2.1 of this Agreement and the Tranche 3 Term Loans and Tranche 3 Term Loan Commitments thereunder.

          “Tranche 3 Term Loan Lender” means each Lender that has a Tranche 3 Term Loan Commitment or that holds a Tranche 3 Term Loan.

          “Tranche 3 Term Loans” as defined in Section 2.22(a).

          “Tranche 3 Total Commitment Amount” means $3,000,000,000.

          “TRS Facility” means that certain Confirmation, Credit Support Annex, ISDA Master Agreement and ISDA Schedule, each dated June 6, 2008 between CIT Financial Ltd. and Goldman Sachs International, and the guaranties in support of the obligations of CIT Financial Ltd. under each thereof by Company and CIT Financial (Barbados) Srl, in each case, as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

          “Type of Loan” means a Base Rate Loan or a LIBOR Rate Loan.

          “U.S. Lender” as defined in Section 2.16(e).

          “UCC” or “Uniform Commercial Code” has the meaning assigned to such term in the Collateral Agreement.

          “Unencumbered” means, with respect to any asset, that such asset is not, as of the Closing Date (immediately prior to entering into the Collateral Documents), subject to an agreement for consignment or conditional sale, or to a Lien other than (i) Liens permitted under Section 6.1(b)(2) or Section 6.1(b)(8) or Other Priority Liens, in each case that are immaterial in amount, or (ii) in the case of Collateral consisting of aircraft, rail assets, or any other leased assets, any lease or sublease thereon not prohibited hereunder.

          “United States” means the United States of America.

          “Unrestricted Subsidiary” means (a) any Special Purpose Entity (whether bankruptcy remote or not), Regulated Subsidiary, Joint Venture, Immaterial Subsidiary or any limited purpose trust of which an Owner-Trustee is trustee and (b) any other Subsidiary of Company (other than CIT Funding and CFL) that is designated by Company as an Unrestricted Subsidiary pursuant to Section 5.10; provided that in no event shall any property of any Unrestricted Subsidiary be included in clause (i) of the definition of “Collateral Coverage Ratio”.

          “Voting Capital Stock” of any specified Person as of any date means the outstanding Capital Stock of such Person that has at the time ordinary voting power to elect the Board of Directors of such Person.

          “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

     (2) the then outstanding principal amount of such Indebtedness.

         “Wholly-Owned” means, with respect to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law, shares owned by any director, officer or employee of Company or any Subsidiary and shares issued to foreign nationals to the extent required by applicable foreign law) is owned by such Person directly and/or through other Wholly-Owned Persons.

          “Yearly Period” means, as of any date of determination, the 365-day period immediately preceding such date.

     1.2 Accounting Terms.

          (a) Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP or in the application thereof. Financial statements and other information required to be delivered by Company to Lenders pursuant to Sections 5.1(a) and 5.1(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation. Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

     1.3 Interpretation, etc.

          Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. Unless otherwise indicated, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein). Capitalized terms in this Agreement referring to any Person shall refer to such Person together with its successors and permitted assigns.

SECTION 2.

LOANS

     2.1 Term Loans.

          (a) Loan Commitments.

          (i) Pursuant to the Original Credit Agreement, the Initial Term Lender made, on the Closing Date, term loans to the Borrowers in an aggregate amount equal to $2,000,000,000 (such term loans, the “Initial Term Loans”). Such aggregate amount was allocated to each Borrower in accordance with the amounts listed on Schedule 2.1 for such Borrower, and the amount so allocated to a Borrower was lent directly by such Lender to such Borrower. The Initial Term Loans were made on the Closing Date as Base Rate Loans. The Initial Term Lender’s Initial Term Loan Commitment terminated immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Initial Term Loan Commitments.

          (ii) Pursuant to the First Restated Credit Agreement, the New Term Loan Lenders made, on the New Term Loan Closing Date, New Term Loans to the Borrowers in an aggregate amount equal to $1,000,000,000. Such aggregate amount was allocated to each Borrower in accordance with the amounts listed in Section 2.20(b) for such Borrower, and the amount so allocated to a Borrower was lent directly by such New Term Loan Lenders to such Borrower. The New Term Loan Lenders’ New Term Loan Commitments terminated immediately and without further action on the New Term Loan Closing Date after giving effect to the funding of such New Term Loan Lenders’ New Term Loan Commitments.

          (iii) Pursuant to the Existing Credit Agreement, the Tranche 2 Term Loan Lenders made, on the Tranche 2 Effective Date, Tranche 2 Term Loans to the Borrowers in an aggregate amount equal to $4,500,000,000. Such aggregate amount was allocated to each Borrower in accordance with the amounts listed in Section 2.21(b) for such Borrower, and the amount so allocated to a Borrower was lent directly by such Tranche 2 Term Loan Lenders to such Borrower. The Tranche 2 Term Loan Lenders’ Tranche 2 Term Loan Commitments terminated on the Tranche 2 Effective Date after the making of the Tranche 2 Term Loans on such date.

          (iv) Subject to the terms and conditions hereof and the conditions set forth in the Third Restatement Agreement, each Tranche 3 Term Loan Lender severally agrees to, on the Third Restatement Effective Date, lend sums to the Borrowers in an aggregate amount at any one time outstanding not in excess of such Lender’s Tranche 3 Term Loan Commitment (which, in the case of Tranche 1 Term Loan Lenders and Tranche 2 Term Loan Lenders under the Existing Credit Agreement that agree pursuant to the Third Restatement Agreement to convert their Tranche 1 Term Loans and Tranche 2 Term Loans, respectively, into Tranche 3 Term Loans, shall be effected by such conversion).

          (b) Borrowing Mechanics.

          (i) Borrowers delivered to Administrative Agent a fully executed Funding Notice with respect to Initial Term Loans made on the Closing Date.

          (ii) Borrowers delivered to Administrative Agent a fully executed Funding Notice with respect to New Term Loans made on the New Term Loan Closing Date.

          (iii) Borrowers delivered to Administrative Agent a fully executed Funding Notice with respect to Tranche 2 Term Loans made on the Tranche 2 Effective Date.

          (iv) With respect to the Tranche 3 Term Loan Commitments established pursuant to Section 2.1(a)(iv) (other than Tranche 3 Term Loan Commitments in respect of Tranche 1 Term Loans or Tranche 2 Term Loans that the Lenders thereof have agreed to convert into Tranche 3 Term Loans), Bor-

rowers shall deliver to Administrative Agent a fully executed Funding Notice no later than 10:00 a.m. (New York City time) at least three Business Days in advance of the proposed Credit Date in the case of a Tranche 3 Term Loan that is a LIBOR Rate Loan, and no later than 9:00 a.m. (New York City time) on the proposed Credit Date in the case of a Tranche 3 Term Loan that is a Base Rate Loan (which proposed Credit Date shall be the Third Restatement Effective Date). Borrowers shall be bound to make a borrowing in accordance with a Funding Notice for a Tranche 3 Term Loan that is a LIBOR Rate Loan unless such Funding Notice is revoked by the applicable Borrower prior to the occurrence of the applicable Credit Extension; provided that any such revocation shall be subject to the terms of Section 2.14(c). Promptly upon receipt by Administrative Agent of any Funding Notice, Administrative Agent shall notify each Lender of the proposed borrowing. Administrative Agent and Lenders may act without liability upon the basis of written, or telecopied notice believed by Administrative Agent in good faith to be from the Borrowers (or from any Authorized Officer thereof designated in writing purportedly from Borrowers to Administrative Agent), it being understood that no Lender nor Administrative Agent shall be obligated in any manner with respect to the funding of any Loan in the absence of the receipt by Administrative Agent of a completed and executed Funding Notice. Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer’s authority to request a Loan on behalf of a Borrower until Administrative Agent and such Lenders receive written notice to the contrary. Administrative Agent and Lenders shall have no duty to verify the authenticity of the signature appearing on any written Funding Notice.

          (v) Each Lender shall make its Tranche 3 Term Loan (other than Tranche 3 Term Loans comprised of Tranche 1 Term Loans or Tranche 2 Term Loans that the Lenders thereof have agreed to convert into Tranche 3 Term Loans) available to Administrative Agent not later than 12:00 noon (New York City time) on the applicable Credit Date, by wire transfer of same day funds in Dollars, at the Principal Office designated by the Administrative Agent. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Loans available to Borrowers on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of the applicable Borrower at the Principal Office designated by the Administrative Agent or to such other account as may be designated in writing to Administrative Agent by such Borrowers.

          (c) Final Maturity Date. Subject to Sections 2.9 and 2.10, all amounts owed hereunder with respect to any Term Loan shall be paid in full no later than the Final Maturity Date with respect to such Term Loan.

          (d) Maturity Extension Option. At any time prior to January 1, 2012, the Borrower Representative shall have the right, subject to the terms and conditions of this Section 2.1(d), to extend the Final Maturity Date with respect to all or a portion of the then outstanding aggregate principal amount of the Tranche 2 Term Loans to January 20, 2013; provided, that (i) no Default or Event of Default shall have occurred and be continuing both before and immediately after giving effect to the proposed Final Maturity Date extension, (ii) the Administrative Agent shall have received payment for the account of each Lender in an amount equal to two percent (2%) of the aggregate principal amount of such Lender’s Tranche 2 Term Loans subject to the proposed Final Maturity Date extension, and (iii) any such extension of the Final Maturity Date with respect to less than all of the then outstanding aggregate principal amount of the Tranche 2 Term Loans shall apply on a pro rata basis to the then outstanding principal amount of each Tranche 2 Term Loan. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. For the avoidance of doubt, to the extent the principal amount of any Tranche 2 Term Loan is not subject to a Final Maturity Date extension pursuant to this Section 2.1(d), interest accrued thereon shall be payable at maturity of such Loan, including final maturity of such Loan, without regard to any extension of Tranche 2 Term Loans effected hereunder.

          (e) No Reborrowing. Any amount borrowed under this Agreement and subsequently repaid or prepaid may not be reborrowed.

     2.2 Pro Rata Shares; Availability of Funds.

          (a) Pro Rata Shares. Any Loan requested on a Credit Date shall be made by the applicable Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder nor shall any Term Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder.

          (b) Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrowers a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Borrowers and Borrowers shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans. Nothing in this Section 2.2(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder.

     2.3 Use of Proceeds.

          The proceeds of the Tranche 1 Term Loans were applied by Borrowers for working capital and general corporate purposes of Company and its Restricted Subsidiaries. The proceeds of the Tranche 2 Term Loans were used only for Permitted Tranche 2 Purposes. The proceeds of the Tranche 3 Term Loans (other than Tranche 3 Term Loans into which Tranche 1 Term Loans and Tranche 2 Term Loans have been converted) shall be used only to repay (i) Tranche 1 Term Loans that are not converted into Tranche 3 Term Loans and (ii) Tranche 2 Term Loans the Lenders of which agreed pursuant to the Third Restatement Agreement to convert into Tranche 3 Term Loans but which are not so converted because the conversion thereof would cause the aggregate amount of all Tranche 3 Term Loan Commitments to exceed the Tranche 3 Total Commitment Amount. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

     2.4 Evidence of Debt; Register; Lenders’ Books and Records; Notes.

          (a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrowers to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrowers absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Term Loan Commitments or any Borrower’s Obligations in respect of any applicable Loans; and provided, further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

          (b) Register. Administrative Agent (or its agent or sub-agent) shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Term Loan Commitments and Loans of each Lender from time to time (the “Register”) including the principal amount of the Loans and Commitments. The Register shall be available for inspection by Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record, or shall cause to be recorded, in the Register the Term Loan Commitments and the Loans in accordance with the provisions of Section 10.6, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Borrowers and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Term Loan Commitments or Borrowers’ Obligations in respect of any Loan. Borrowers hereby designate the entity serving as Administrative Agent to serve as Borrowers’ agent solely for purposes of maintaining the Register as provided in this Section 2.4, and Borrowers hereby agree that, to the extent such entity serves in such capacity, the entity serving as Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute “Indemnitees.”

          (c) Notes. If so requested by any Lender by written notice to a Borrower (with a copy to Administrative Agent), such Borrower promptly shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Term Loan.

     2.5 Interest on Loans.

          (a) Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

          (i) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

          (ii) if a LIBOR Rate Loan, at the Adjusted LIBOR Rate plus the Applicable Margin.

          (b) The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any LIBOR Rate Loan, shall be selected by the applicable Borrower and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

          (c) In connection with LIBOR Rate Loans there shall be no more than ten (10) Interest Periods outstanding at any time. In the event a Borrower fails to specify between a Base Rate Loan or a LIBOR Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a LIBOR Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event the applicable Borrower fails to specify an Interest Period for any LIBOR Rate Loan in the applicable Funding Notice or

Conversion/Continuation Notice, the applicable Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and the applicable Borrower and each Lender.

          (d) Interest payable pursuant to Section 2.5(a) shall be computed on the basis of a 360 day year with respect to LIBOR Rate Loans and Base Rate Loans (other than as to clause (i) of the definition of Base Rate) or (solely as to clause (i) of the definition of Base Rate) a 365/366 day year with respect to Base Rate Loans, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, the last Interest Payment Date with respect to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

          (e) Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of such Loan, including final maturity of such Loan; provided that, with respect to any voluntary prepayment of a Loan, accrued interest shall instead be payable on the applicable Interest Payment Date. Any interest on a Loan which is not paid when due shall, to the extent permitted by applicable law, bear interest at the same rate as is applicable to that Loan, and such interest on interest shall be payable in arrears at the same times as interest on that Loan and shall, if not paid when due, compound daily.

     2.6 Conversion/Continuation.

          (a) Subject to Section 2.14, the applicable Borrower shall have the option:

     (i) to convert at any time all or any part of any Term Loan equal to $500,000 and integral multiples of $100,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a LIBOR Rate Loan may only be converted on the expiration of the Interest Period applicable to such LIBOR Rate Loan unless the applicable Borrower shall pay all amounts due under Section 2.14 in connection with any such conversion; or

     (ii) upon the expiration of any Interest Period applicable to any LIBOR Rate Loan, to continue all or any portion of such Loan equal to $500,000 and integral multiples of $100,000 in excess of that amount as a LIBOR Rate Loan;

provided, however, in the case of clauses (i) and (ii), that during the existence of an Event of Default, no Loan may be converted to or continued as a LIBOR Rate Loan without the consent of the Requisite Lenders.

          (b) A Borrower shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three (3) Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any LIBOR Rate Loans shall be irrevocable on and after the related Interest Rate Determination Date, and such Borrower shall be bound to effect a conversion or continuation in accordance therewith.

     2.7 Default Interest.

          Any payment not made when due hereunder shall thereafter bear interest (including post petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws, whether or not allowed in such a proceeding) payable on demand or, if no demand is made, at the time specified below, at a rate that is two percent (2.0%) per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is two percent (2.0%) per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of LIBOR Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBOR Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is two percent (2.0%) per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. To the extent no demand therefor has been previously made, such interest shall be payable in arrears at the same times as interest on each Loan and shall, if not paid when due, compound daily. Payment or acceptance of the increased rates of interest provided for in this Section 2.7 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

     2.8 Fees; Initial Yield Payment.

          (a) Borrowers agree to pay to Lenders having Term Loan Commitments (x) an undrawn fee equal to (a) any unused portion of their respective Term Loan Commitments, times (b) one percent (1.00%) per annum, to be paid in accordance with Section 2.8(b); (y) an initial yield payment equal to five percent (5.00%) of their respective Tranche 1 Term Loan Commitments, and two and a half percent (2.50%) of their respective Tranche 2 Term Loan Commitments, in each case to be paid pro rata at each time of funding with respect to the portion of such commitments related to such funding; and (z) an initial yield payment equal to two and a half percent (2.50%) of such Tranche 2 Loan Commitment to be paid on the Second Restatement Effective Date (and without duplication of such amounts actually paid pursuant to Section II(f) of the Second Restatement Agreement). The parties acknowledge that for tax purposes only the initial yield payment shall be treated as a payment described in Treas. Reg. Section 1.1273-2(g)(2).

          (b) All fees referred to in clause (x) of Section 2.8(a) shall be calculated on the basis of a 360 day year and the actual number of days elapsed and shall be payable monthly in arrears on the last day of each month during the applicable period, commencing on the first such date to occur after the Closing Date and on the date of funding of the applicable Commitments (including New Term Loan Commitments). All fees referred to in Section 2.8(a) applicable to Tranche 1 Term Loan Commitments shall be earned as of the Closing Date, all fees referred to in Section 2.8(a) applicable to Tranche 2 Term Loan Commitments shall be earned as of the Second Restatement Effective Date.

          (c) In addition to any of the foregoing fees, Borrowers agree to pay to Agents all fees separately agreed in the amounts and at the times so agreed.

     2.9 Voluntary Prepayments.

     (a) Voluntary Prepayments.

(i) Any time and from time to time:

     (1) with respect to Base Rate Loans of any Tranche, Borrowers may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $500,000; and

     (2) with respect to LIBOR Rate Loans of any Tranche, Borrowers may prepay any such Loans on any Business Day in whole or in part (together with any amounts due pursuant to Section 2.14(c)), in an aggregate minimum amount of $500,000;

in each case, without any requirement to prepay Loans of any other Tranche.

(ii) All such prepayments shall be made:

     (1) upon not less than one Business Day’s prior written notice in the case of Base Rate Loans; and

     (2) upon not less than three (3) Business Days’ prior written notice in the case of LIBOR Rate Loans,

in each case given to Administrative Agent by 12:00 noon (New York City time) on the date required. Upon the giving of any such notice, the principal amount of the Loans of the relevant Tranche specified in such notice shall become due and payable on the prepayment date specified therein. If no Tranche is specified in the notice of prepayment, the Loans of all Tranches shall be prepaid on a pro rata basis (in accordance with the respective outstanding principal amounts thereof). Any such voluntary prepayment shall be applied as specified in Section 2.11(a).

     2.10 Mandatory Prepayments.

          (a) Collateral Asset Sale Offers. To the extent required by Section 6.5, in connection with any Collateral Asset Sale Offer, the Borrowers shall offer, by notice in writing (a “Collateral Asset Sale Offer Notice”) to the Administrative Agent, to prepay the Loans in an aggregate amount equal to not less than the Ratable Portion of the Net Proceeds that are the subject of such Collateral Asset Sale Offer. Each Lender will have five (5) Business Days from the date of delivery of such Collateral Asset Sale Offer Notice to the Administrative Agent to accept its Pro Rata Share of such Collateral Asset Sale Offer, and any such Collateral Asset Sale Offer not accepted within such time period shall be deemed rejected by such Lender. To the extent such Collateral Asset Sale Offer is accepted by the Lenders or any of them, the applicable Borrower shall pay to Administrative Agent, on the date specified in the Collateral Asset Sale Offer Notice, which shall be a date no less than eight (8) and no later than ten (10) Business Days after the date of such Collateral Asset Sale Offer Notice, an amount equal to that portion of such prepayment payable to those Lenders that have accepted such Collateral Asset Sale Offer, to be applied to prepay the Loans of such Lenders. Each mandatory prepayment of any Term Loan pursuant to this Section 2.10(a) shall be applied as specified in Section 2.11(b).

          (b) Release of Subsidiary Borrower. No later than the day on which any Subsidiary Borrower shall cease to constitute a Restricted Subsidiary of Company pursuant to Section 5.13 (the “Prepayment Date”), Borrowers shall prepay the Loans in an aggregate amount equal to the sum of all then-outstanding Term Loans made directly to such Subsidiary Borrower since the Closing Date; provided that not less than eight (8) Business Days prior to the Prepayment Date, the Borrowers shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding an outstanding Term Loan of such amount and such Lender’s option to refuse such Lender’s Pro Rata Share of such amount. Each such Lender may exercise such option by giving written notice to the applicable Borrower and Administrative Agent of its election to do so on or before the third Business Day prior to the Prepayment Date (it being understood that any Lender which does not notify the applicable Borrower and Administrative Agent of its election to exercise such option on or before the third Business Day prior to the Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Prepayment Date, the applicable Borrower shall pay to Administrative Agent the amount of such prepayment, which amount shall be applied (i) in an amount equal to that portion of such prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Loans of such Lenders and (ii) to the extent of any excess, to Borrower for working capital and general corporate purposes. Each mandatory prepayment of any Term Loan pursuant to this Section 2.10(b) shall be applied as specified in Section 2.11(b).

          (c) Prepayment Certificate. Concurrently with any prepayment of the Loans pursuant to this Section 2.10, Borrowers shall deliver to Administrative Agent a certificate of an Authorized Officer of any Borrower demonstrating the calculation of the amount by which Term Loans are required to be prepaid. For the avoidance of doubt, Section 2.14(c) shall apply to any prepayment under this Section 2.10.

     2.11 Application of Prepayments/Reductions.

          (a) Application of Voluntary Prepayments of Loans. Any voluntary prepayment of any Loan of any Tranche pursuant to Section 2.9 shall be applied, first, to the payment of all expenses and fees (other than the Payment Premium) then due and owing to the full extent thereof, second, to the payment of the Payment Premium, if any, on any Loan of such Tranche, and third to repay outstanding Loans of such Tranche on a pro rata basis (in accordance with the respective outstanding principal amounts thereof).

          (b) Application of Mandatory Prepayments.

          Any mandatory prepayment of any Loan pursuant to Section 2.10 shall be applied as follows:

     first, to the payment of all expenses and fees (other than the Payment Premium) then due and owing to the full extent thereof;

     second, to the payment of any accrued interest thereon at the Default Rate, if any;

     third, to the payment of the Payment Premium, if any, on any Loan;

     fourth, to the payment of any accrued interest (other than that calculated at the Default Rate and paid in clause “second” above); and

     fifth, to ratably prepay Loans.

          (c) Application of Prepayments of Loans to Base Rate Loans and LIBOR Rate Loans. Any prepayment of Loans of any Tranche shall be applied first to Base Rate Loans of such Tranche to the full extent thereof before application to LIBOR Rate Loans of such Tranche, in each case in a manner which minimizes the amount of any payments required to be made by Borrowers pursuant to Section 2.14(c).

     2.12 General Provisions Regarding Payments.

          (a) All payments by Borrowers of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without recoupment, setoff, counterclaim or other defense free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 noon (New York City time) on the date due at the Principal Office designated by the Administrative Agent for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrowers on the next Business Day.

          (b) All payments, distributions or other transfers in respect of the principal amount of any Loan (whether or not upon maturity, whether voluntary or involuntary, including following any default or any acceleration (whether automatic or following notice), following any event requiring a mandatory prepayment pursuant to Section 2.10, or following the filing by or against any Borrower or any Guarantor of any petition under the Bankruptcy Code (whether or not such payment, distribution, or transfer is under a plan of reorganization or liquidation or ordered by any court of competent jurisdiction) or otherwise) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid and any Payment Premium payable in connection therewith.

          (c) Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by Administrative Agent.

          (d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

          (e) Subject to the proviso set forth in the definition of “Interest Period,” whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder.

          (f) [RESERVED].

          (g) Administrative Agent shall deem any payment by or on behalf of Borrowers hereunder that is not made in same day funds prior to 12:00 noon (New York City time) to be a nonconforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the next Business Day. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Default Rate determined pursuant to Section 2.7 from the date such amount was due and payable until the date such amount is paid in full.

          (h) If an Event of Default shall have occurred and be continuing, all payments or proceeds received by Agents hereunder in respect of any of the Obligations shall be applied first, to pay any costs, expenses, fees, commissions and taxes (including fees, charges and disbursements of counsel to the Collateral Agent) then due Collateral Agent in connection with the sale, foreclosure or realization upon, the disposal, storage, maintenance or otherwise dealing with any of, the Collateral or otherwise, all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, and indemnities and other amounts then due to Collateral Agent under the Credit Documents until paid in full, including without limitation, amounts payable under Sections 2.14, 2.15 and 2.16 and expenses under Section 10.2, second, to pay any costs, expenses, indemnities, fees or premiums (including fees, charges and disbursements of counsel to the Administrative Agent, Arrangers and Other Agents) then due to Administrative Agent, Arrangers and Other Agents under the Credit Documents and to BANA Indemnitees under Section 10.3(a) until paid in full, including without limitation amounts payable under Sections 2.14, 2.15 and 2.16 and expenses under Section 10.2, third, [RESERVED], fourth, to pay any costs, expenses, fees, commissions and taxes (including fees, charges and disbursements of counsel to the Secured Parties) then due to the Secured Parties in connection with the sale, foreclosure or realization upon, the disposal, storage, maintenance or otherwise dealing with any of, the Collateral or otherwise, all expenses, liabilities and advances made or incurred by the Secured Parties in connection therewith, and indemnities and other amounts then due to the Secured Parties under the Credit Documents until paid in full, including with limitation, amounts payable under Sections 2.14, 2.15 and 2.16 and expenses under Section 10.2, fifth, ratably to pay any expenses or indemnities then due to any of the Lenders under the Credit Documents, until paid in full, sixth, ratably to pay interest due in respect of the Loans until paid in full, seventh, ratably to pay any Payment Premium then due to the Lenders under the Credit Documents until paid in full; eighth, ratably to pay the principal amount of all Loans then outstanding until paid in full, and ninth, to pay ratably any other Obligations then due and payable.

          (i) Payment Premium. If a Borrower or Guarantor prepays or repays, or if there are any distributions or any other transfers on account of, all or any part of the principal balance of any Term Loan for any reason or at any time (whether or not upon maturity, whether voluntary or involuntary, including following any default or any acceleration (whether automatic or following notice), following any asset sale, or following the filing by or against any Borrower or any Guarantor of any petition under the Bankruptcy Code (whether or not such payment, distribution, or transfer is under a plan of reorganization or liquidation or ordered by any court of competent jurisdiction) or otherwise), and/or any Commitment is reduced or terminated (other than the termination of any Term Loan Commitments on the Closing Date or on the date of the funding of such Commitment), and/or there is any amendment to this Agreement effecting a Repricing Transaction, the Borrowers shall pay the applicable Payment Premium to Administrative Agent, for the benefit of all Lenders entitled thereto.

     2.13 Ratable Sharing.

          Lenders hereby agree among themselves that, except as otherwise provided in any Credit Document, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater (such greater amount over such Lender’s Pro Rata Share of the Aggregate Amounts Due being referred to as the “Aggregate Amounts Due Excess”) than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such Aggregate Amounts Due Excess shall (a) notify Administrative Agent and each other Lender of the receipt of such excess payment and (b) apply the excess portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate

Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such Aggregate Amounts Due Excess received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrowers or otherwise, those purchases to that extent shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrowers expressly consent to the foregoing arrangement and agree that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set off or counterclaim with respect to any and all monies owing by Borrowers to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

     2.14 Making or Maintaining LIBOR Rate Loans.

          (a) Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto absent manifest error), on any Interest Rate Determination Date with respect to any LIBOR Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such LIBOR Rate Loans on the basis provided for in the definition of Adjusted LIBOR Rate, Administrative Agent shall on such date give notice (by telecopy or by telephone confirmed in writing) to Borrowers and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Rate Loans until such time as Administrative Agent notifies Borrowers and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Borrowers with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrowers.

          (b) Illegality or Impracticability of LIBOR Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrowers and Administrative Agent) that the making, maintaining or continuation of its LIBOR Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the Third Restatement Effective Date which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telecopy or by telephone confirmed in writing) to Borrowers and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). If the Administrative Agent receives a notice from (x) any Lender pursuant to clause (i) of the preceding sentence or (y) a notice from Lenders constituting the Requisite Lenders pursuant to clause (ii) of the preceding sentence, then (1) the obligation of the Lenders (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) to make Loans as, or to convert Loans to, LIBOR Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a LIBOR Rate Loan then being requested by a Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Lenders (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Lenders’ (or in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender’s) obligation to maintain its outstanding LIBOR Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Borrowers shall pay accrued interest on the amount so converted and all amounts due under Section

2.14(c) in accordance with the terms thereof due to such conversion. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Rate Loan then being requested by a Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, such Borrower shall have the option, subject to the provisions of Section 2.14(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telecopy) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.14(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Rate Loans in accordance with the terms hereof.

          (c) Compensation for Breakage or Non Commencement of Interest Periods. Borrowers shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or calculated to be due and payable by such Lender to lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or reemployment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or pursuant to Section 2.14(a)(ii)) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Funding Notice, or a conversion to or continuation of any LIBOR Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice; (ii) if any prepayment or other principal payment of, or any conversion of, any of its LIBOR Rate Loans occurs on any day other than the last day of an Interest Period applicable to that Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by Borrowers.

          (d) Booking of LIBOR Rate Loans. Any Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

          (e) Assumptions Concerning Funding of LIBOR Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.14 and under Section 2.15 shall be made as though such Lender had actually funded each of its relevant LIBOR Rate Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (B) of the definition of Adjusted LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.14 and under Section 2.15.

     2.15 Increased Costs; Capital Adequacy; Reserves on LIBOR Rate Loans.

          (a) Compensation For Increased Costs. Subject to the provisions of Section 2.16 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the Third Restatement Effective Date, or compliance by such Lender with any guideline, request or directive issued or made after the Third Restatement Effective Date by any central bank or other governmental or quasi governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Excluded Taxes of such Lender or any Tax that is the subject of Section 2.16) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Rate Loans that are reflected in the definition of Adjusted LIBOR Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrowers shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable judgment shall determine) as may be necessary to compensate such Lender on an after tax basis for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrowers (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.15(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

          (b) Capital Adequacy Adjustment. In the event that any Lender shall have determined that the adoption, effectiveness, phase in or applicability after the Third Restatement Effective Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank after the Third Restatement Effective Date or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency issued, becoming effective, phased-in or made after the Third Restatement Effective Date, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans, or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrowers from such Lender of the statement referred to in the next sentence, Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after tax basis for such reduction. Such Lender shall deliver to Borrowers (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.15(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     2.16 Taxes; Withholding, etc.

          (a) Payments to Be Free and Clear. All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Taxes.

          (b) Withholding of Taxes. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any Indemnified Tax or Other Taxes from any sum paid or payable under any of the Credit Documents: (i) Borrowers shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrowers become aware of it; (ii) Credit Parties or other Person shall make such deduction or withholding and pay any such Indemnified Tax or Other Taxes to the relevant Governmental Authority before the date on which penalties attach thereto; (iii) the sum payable by such Credit Party in respect of which the relevant deduction or withholding is required shall be increased to the extent necessary to ensure that after any such deduction or withholding (including deduction or withholding attributable to amounts payable under this Section 2.16), Administrative Agent or such Lender, as the case may be, and each of their Tax Related Persons receives on the due date a net sum equal to what it would have received had no such deduction or withholding been required; and (iv) within thirty (30) days after making any such deduction or withholding, Borrowers shall deliver to Administrative Agent evidence reasonably satisfactory to the other affected parties of such deduction or withholding and of the remittance thereof to the relevant taxing or other authority.

          (c) Other Taxes. In addition, the Credit Parties shall pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable law. The Credit Parties shall deliver to Administrative Agent official receipts or other evidence of such payment reasonably satisfactory to Administrative Agent in respect of any Other Taxes payable hereunder promptly after payment of such Other Taxes.

          (d) Indemnification. The Credit Parties shall jointly and severally indemnify each Agent and each Lender, within twenty (20) days after written demand therefor, for the full amount of any Indemnified Taxes and Other Taxes paid or incurred by such Agent or such Lender or their respective Tax Related Persons, as the case may be, relating to, arising out of, or in connection with any Credit Document or any payment or transaction contemplated hereby or thereby, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority and all reasonable costs and expenses incurred in enforcing the provisions of this Section 2.16; provided, however, that the Credit Parties shall not be required to indemnify the Agents, Lenders and their respective Tax Related Persons (i) in duplication of Taxes covered by Sections 2.16(b), (ii) for any penalty imposed as a result of any gross negligence or unlawful misconduct of such Agent, Lender or Tax Related Person, as the case maybe or (iii) for Taxes on consolidated net income, other than in the case of (A) any matters addressed in Section 2.16(c) and any indemnification therefor and (B) any payments of expenses and costs made pursuant to this Section 2.16(d), in which instances such indemnification shall be made on an after-Tax basis, such that after all required deductions and payments of all Indemnified Taxes or Other Taxes (including Taxes on consolidated net income applicable to amounts covered by this Section 2.16(d)(iii)(A) or (B)), the Agents, the Lenders and each of their respective Tax Related Persons receives and retains an amount equal to the sum it would have received and retained had it not paid or incurred or been subject to such Indemnified Taxes and Other Taxes or expenses and costs. A certificate as to the amount of such Taxes (along with a copy of the applicable documents from the Internal Revenue Service or other Governmental Authority asserting such claim to Indemnified Taxes, if any; provided that copies of any such document may be redacted to the extent such document contains unrelated information) delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. If a Credit Party reasonably believes that such Indemnified Taxes or Other Taxes were not correctly or legally asserted, the Agent, such Lender or their respective Tax Related Persons, as the case may be, will use reasonable efforts to cooperate with the Borrower (at the Borrower’s expense) to obtain a refund of such Indemnified Taxes, the benefit of which refund shall be returned to the Borrower to the extent provided in Section 2.16(f), provided that in the sole good faith determination of the Agent or Lender or their respective Tax Related Persons pursuing such refund would not be materially prejudicial to the Agent, Lender or their respective Tax Related Persons.

          (e) Evidence of Exemption From U.S. Withholding Tax. Any Lender that is entitled to an exemption from or reduction of withholding Tax or backup withholding Tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the applicable Borrower (and the Administrative Agent at any time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as may reasonably be requested by the Borrower or the Administrative Agent to permit such payments to be made without such withholding Tax or at a reduced rate. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation obsolete, expired or inaccurate in any material respect, deliver promptly to the applicable Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrowers and the Administrative Agent of its inability to do so.

          Without limiting the foregoing, each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non-U.S. Lender”) shall deliver to Administrative Agent (for the Administrative Agent itself and for transmission to Borrowers), on or prior to the date hereof (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement or Joinder Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be reasonably requested in writing by Borrowers or Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the Administrative Agent or Borrowers to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents or is subject to deduction or withholding at a reduced rate, pursuant to an applicable income tax treaty or because the item of income is effectively connected with the conduct of a U.S. trade or business, (ii) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code, including a 10% shareholder of the applicable Borrower (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) or a “controlled foreign corporation” related to the applicable Borrower (within the meaning of Section 881(c)(3)(C) of the Internal Revenue Code) and cannot deliver Internal Revenue Service Form W-8ECI pursuant to clause (i) above, two original copies of a Certificate Regarding Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the Administrative Agent or Borrowers to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents pursuant to the portfolio interest exemption or (iii) two original copies of any other documentation, properly completed and duly executed by such Lender, to establish such Lender’s entitlement to an exemption from or reduction in withholding of U.S. federal income tax. Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes (a “U.S. Lender”) and is not an exempt recipient within the meaning of Treasury Regulation Section 1.6049-4(c) shall deliver to the Administrative Agent (for the Administrative Agent itself and for transmission to Borrowers) on or prior to the date hereof (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) two original copies of the Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Lender, confirming that such U.S. Lender is entitled to an exemption from United States backup withholding tax. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.16(e) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence expired, obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent (for the Administrative Agent itself and for transmission to Borrowers) two new original copies of Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8ECI, a Certificate Regarding Non-Bank Status and Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-9 or other applicable documentation (or any successor forms to any of the foregoing), as the case may be, properly completed and duly executed by such Lender, and two new original copies of other documentation, required under the Internal Revenue Code and reasonably requested by Administrative Agent or Borrowers, properly completed and duly executed by such Lender, to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents or is subject to deduction or withholding at a reduced rate, or notify Administrative Agent and Borrowers of its inability to deliver any such forms, certificates or other evidence.

          Each Non-U.S. Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Non-U.S. Lender under any of the Credit Documents (for example, in the case of a typical participation by such Non-U.S. Lender, or where Non-U.S. Lender is a partnership for U.S. federal income tax purposes), shall deliver to the Administrative Agent (for the Administrative Agent itself and for transmission to Borrowers) on or prior to the date hereof or on or prior to the date when such Non-U.S. Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent or Borrowers (in either case, in the reasonable exercise of its discretion), (A) two original copies of the forms or statements required to be provided by such Non-U.S. Lender as set forth in the preceding paragraph, properly completed and duly executed by such Lender, to establish the portion of any such sums paid or payable with respect to which such Non-U.S. Lender acts for its own account that is not subject to U.S. federal income tax, and (B) two original copies of Internal Revenue Service Form W-8IMY (or any successor forms), properly completed and duly executed by such Lender, together with any information such Non-U.S. Lender is required to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code, properly completed and duly executed by such Lender, to establish that such Non-U.S. Lender is not acting for its own account with respect to a portion of any such sums payable to such Non-U.S. Lender, and two original copies of an applicable Certificate Regarding Non-Bank Status, properly completed and duly executed by the applicable participant or partner, provided, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, such Lender may provide a Certificate Regarding Non-Bank Status on behalf of such partners. Any Non-U.S. Lender providing the Internal Revenue Service Form W-8IMY is hereby required to update such form (or notify the Administrative Agent and Borrowers of its inability to do so) at the same times that a Non-U.S. Lender is required to update applicable forms, certificates and documentations pursuant to the preceding paragraph.

          Nothing in this Section 2.16 shall be construed to require a Lender, Agent or their respective Tax Related Persons to provide any forms or documentation that it is not legally entitled to provide.

          (f) Treatment of Certain Refunds. If the Administrative Agent, a Lender or its respective Tax Related Persons has received a refund of any Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or its respective Tax Related Persons (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent, Lender or its respective Tax Related Persons in reasonable discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit); provided that such Borrower, upon the written request of the Administrative Agent, such Lender or its respective Tax Related Persons, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or its respective Tax Related Persons in the event the Administrative Agent, such Lender or its respective Tax Related Persons is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent, any Lender or its respective Tax Related Persons to make available its tax returns (or any other information relating to its taxes which it deems confidential) to a Borrower or any other Person.

     2.17 Obligation to Mitigate.

          Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.14, 2.15 or 2.16, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.14, 2.15 or 2.16 would be materially reduced and if, as determined by such Lender in good faith, the making, issuing, funding or maintaining of such Term Loan Commitments or Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Term Loan Commitments or Loans or the interests of such Lender; provided, that such Lender will not be obligated to utilize such other office pursuant to this Section 2.17 unless Borrowers agree to pay all reasonable costs and expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by any Borrower pursuant to this Section 2.17 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrowers (with a copy to Administrative Agent) shall be conclusive absent manifest error.

     2.18 Defaulting Lenders.

          Anything contained herein to the contrary notwithstanding, in the event that any Lender, other than at the direction or request of any regulatory agency or authority, defaults (a “Defaulting Lender”) in its obligation to fund (a “Funding Default”) any Term Loan (in each case, a “Defaulted Loan”), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents; (b) to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Loans shall be applied to the Loans of other Lenders as if such Defaulting Lender had no Loans outstanding and the Exposure of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Loans shall be applied to the Loans of other Lenders (but not to the Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Borrowers shall be entitled to retain any portion of any mandatory prepayment of the Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); and (c) such Defaulting Lender’s Term Loan Commitment and outstanding Loans shall be excluded for purposes of calculating the Term Loan Commitment fee and any Payment Premium payable to Lenders in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Term Loan Commitment fee pursuant to Section 2.8 with respect to such Defaulting Lender’s Term

Loan Commitment in respect of any Default Period with respect to such Defaulting Lender or any Payment Premium. No Term Loan Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.18, performance by Borrowers of their obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.18. The rights and remedies against a Defaulting Lender under this Section 2.18 are in addition to other rights and remedies which Borrowers may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

     2.19 Removal or Replacement of a Lender.

          Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased Cost Lender”) shall give notice to Borrowers that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.14, 2.15 or 2.16, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Borrowers’ request for such withdrawal; or (b) (i) any Lender shall become a Defaulting Lender, (ii) the Default Period for such Defaulting Lender shall remain in effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Borrowers’ request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained (and, if such proposed amendment, modification, termination, waiver or consent would have a disproportionate effect on any Tranche, the consent of the Requisite Tranche Lenders with respect to such Tranche shall have been obtained) but the consent of one or more of such other Lenders (each, a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Borrower may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Commitments, if any, in full to one or more Eligible Assignees (each, a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the principal of all outstanding Loans of the Terminated Lender; (2) on the date of such assignment, Borrowers shall pay any amounts payable to such Terminated Lender pursuant to Section 2.14(c), 2.15 or 2.16 through such date and, in the case of a Non-Consenting Lender, any Payment Premium that would be payable in connection therewith if such payment were a voluntary prepayment (in the case of Tranche 2 Term Loans) or a Repricing Transaction (in the case of Tranche 3 Term Loans); and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. In accordance with the Assignment Agreement, interest and the undrawn fee pursuant to Section 2.8 that accrued prior to the effective date of the assignment shall be for the account of the Terminated Lender, and such amounts that accrue on and after the effective date of the assignment shall be for the account of the Replacement Lender. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Replacement Lender shall cure any existing Funding Default of the applicable Defaulting Lender.

     2.20 New Term Loan Facility.

          Company exercised its right and obligation under the Original Credit Agreement to request the establishment of new term loan commitments (the “New Term Loan Commitments”) in accordance with this Section 2.20 in an amount equal to $1,000,000,000 in the aggregate for such New Term Loan Commitments. Such New Term Loan Commitments were allocated to Persons who were either Lenders prior to such time, Administrative Agent or other Persons that were Eligible Assignees who held bond Indebtedness of Company (other than Loans) (each, a “New Term Loan Lender”).

          (a) Effectiveness of New Term Loan Commitments. The New Term Loan Commitments became binding and effective on July 29, 2009 (the “Increased Amount Date”).

          (b) New Term Loans. On the date set forth in the Funding Notice delivered by Company pursuant to Section 2.1(b) (the “New Term Loan Closing Date”), each New Term Loan Lender made term loans to the Borrowers (such term loans, collectively, the “New Term Loans”, and individually, each a “New Term Loan”) in an aggregate amount equal to its New Term Loan Commitment; provided that the aggregate New Term Loan Commitments were allocated to the Borrowers as set forth in Table 2.20 below and the New Term Loans in respect of such New Term Loan Commitments were lent directly by the New Term Loan Lenders to each such Borrower in accordance with such allocations.

Table 2.20 - Allocations of New Term Loan Commitments

Borrower	New Term Loan Allocation

CIT Capital USA Inc.	$200,000,000
CIT Healthcare LLC	$200,000,000
CIT Lending Services Corporation	$200,000,000
The CIT Group/Commercial Services, Inc.	$200,000,000
The CIT Group/Business Credit, Inc.	$200,000,000

          Each Lender’s New Term Loan Commitment terminated immediately and without further action on the applicable Credit Date after giving effect to the funding of such Commitments on such date.

     2.21 Tranche 2 Term Loan Facility.

          (a) Effectiveness of Tranche 2 Term Loan Commitments. The Tranche 2 Term Loan Commitments became binding and effective on October 28, 2009 (the “Tranche 2 Effective Date”).

          (b) Tranche 2 Term Loans. On the Tranche 2 Effective Date, each Tranche 2 Term Loan Lender made term loans to the Borrowers (such term loans, “Tranche 2 Term Loans”) in an aggregate amount equal to its Tranche 2 Term Loan Commitment. The aggregate Tranche 2 Term Loan Commitments were allocated to the Borrowers as set forth in Table 2.21 below and the Tranche 2 Term Loans in respect of such Tranche 2 Term Loan Commitments were lent directly by the Tranche 2 Term Loan Lenders to each such Borrower in accordance with such allocations.

Table 2.21 - Allocations of Tranche 2 Term Loan Commitments

Borrower	Tranche 2 Term Loan Allocation

CIT Lending Services Corporation	$348,750,000
The CIT Group/Commercial Services, Inc.	$1,406,250,000
The CIT Group/Business Credit, Inc.	$281,250,000
C.I.T. Leasing Corporation	$607,500,000
The CIT Group/Equipment Financing, Inc.	$1,856,250,000

     2.22 Tranche 3 Term Loan Facility.

          (a) Tranche 3 Term Loans. On the Third Restatement Effective Date, subject to the satisfaction of the conditions hereof and the conditions set forth in the Third Restatement Agreement, each Tranche 3 Term Loan Lender shall make term loans to the Borrower designated in the applicable Funding Notice (such term loans, “Tranche 3 Term Loans”) in an aggregate amount equal to its Tranche 3 Term Loan Commitment (which, in the case of Tranche 1 Term Loan Lenders and Tranche 2 Term Loan Lenders under the Existing Credit Agreement that agree pursuant to the Third Restatement Agreement to convert their Tranche 1 Term Loans and Tranche 2 Term Loans, respectively, into Tranche 3 Term Loans, shall be effected by such conversion).

          (b) Termination of Tranche 3 Term Loan Commitments. Each Lender’s Tranche 3 Term Loan Commitment shall terminate immediately and without further action on the earlier of (i) the Credit Date on which the Tranche 3 Term Loan Commitments have been fully utilized and (ii) the close of business in New York City on the Third Restatement Effective Date.

SECTION 3.

CONDITIONS PRECEDENT

     3.1 [RESERVED].

     3.2 Conditions to Each Credit Extension.

          (a) Conditions Precedent. The obligation of each Lender to make any Credit Extension (other than the conversion or continuation of a Loan) on any Credit Date, including the Closing Date (except as otherwise specified), is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

     (i) Administrative Agent shall have received a fully executed and delivered Funding Notice, if applicable;

     (ii) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or a Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of that Credit Date to the same extent as though made on and as of that date (or to the extent such representations and warranties specifically relate to an earlier date on and as of such earlier date);

     (iii) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension or the use of proceeds thereof that would constitute an Event of Default or a Default; and

     (iv) Borrowers shall have paid to Administrative Agent the fees payable on such Credit Date referred to in Section 2.8 and shall have paid to the Administrative Agent and the Collateral Agent all of the outstanding costs and expenses (including the fees, expenses and disbursements of counsel and other advisors) referred to in Section 10.2 for which Company has been invoiced at least three Business Days prior to such Credit Date (which may include amounts constituting reasonable estimates of fees and expenses of counsel and other advisors incurred or to be incurred; provided, that no such estimate shall thereafter preclude a final settling of account as to such fees and expenses).

Any Agent shall be entitled, but not obligated, to request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent, such request is warranted under the circumstances.

          (b) Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent.

SECTION 4.

REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to Agents, Arrangers, Other Agents and each Lender, on the Closing Date, on the date hereof, on the Increased Amount Date and on the date any Loan is made, that the following statements are true and correct:

     4.1 Organization; Requisite Power and Authority; Qualification.

          Each Credit Party (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby and, in the case of Borrowers, to make the borrowings hereunder, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

     4.2 Capital Stock and Ownership.

          The Capital Stock of each of Company and its Restricted Subsidiaries (other than an Owner-Trustee) has been duly authorized and validly issued and is fully paid and non-assessable. Schedule 4.2 sets forth a true, complete and correct list as of the Third Restatement Effective Date of the legal name of Company and each of its material Restricted Subsidiaries and indicates for each such Person its ownership (by holder and percentage interest) and the type of entity of each of them.

     4.3 Due Authorization.

          The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto (except that any Owner-Trustee has not yet received instructions from the beneficiary of the owner trust).

     4.4 No Conflict.

          The execution, delivery and performance by each of the Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not: (a) violate (i) any provision of any law or any governmental rule or regulation applicable to Company or any of its Restricted Subsidiaries, (ii) any of the Organizational Documents of Company or any of its Restricted Subsidiaries, or (iii) any order, judgment or decree of any court or other agency of government binding on Company or any of its Restricted Subsidiaries, in the case of clauses (i) and (iii), except as could not reasonably be expected to have a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Restricted Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Restricted Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties (as such term is defined in the Collateral Agreement)), except as could not reasonably be expected to have a Material Adverse Effect; (d) except to the extent it could not reasonably be expected to have a Material Adverse Effect, result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties; (e) require any approval of stockholders, members or partners; or (f) except to the extent it could not reasonably be expected to have a Material Adverse Effect, require any approval or consent of any Person under any Contractual Obligation of Company or any of its Restricted Subsidiaries, except for such approvals or consents which will be obtained on or before the Third Restatement Effective Date.

     4.5 Governmental Consents.

          Except as could not reasonably be expected to have a Material Adverse Effect, the execution, delivery and performance by each of the Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, (i) as of the Closing Date, or (ii) pursuant to Section 5.15.

     4.6 Binding Obligation.

          Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability (whether enforcement is sought in equity or at law).

     4.7 Historical Financial Statements.

          The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year end adjustments. As of the Third Restatement Effective Date, neither Company nor any of its Subsidiaries has any contingent liability or liability for taxes, long term lease or unusual forward or long term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Restricted Subsidiaries taken as a whole

     4.8 No Material Adverse Change.

          Since June 30, 2010, no event, circumstance or change has occurred that has caused or could reasonably be expected to have, either in any case or in the aggregate, a Material Adverse Effect, except as has otherwise been publicly disclosed.

     4.9 No Restricted Payments.

          Since June 30, 2010, neither Company nor any of its Restricted Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Payment or agreed to do so except as permitted pursuant to Section 6.2.

     4.10 Adverse Proceedings, etc.

          There are no Adverse Proceedings, individually or in the aggregate, that (a) relate to any Credit Document or the transactions contemplated hereby or thereby or (b) could reasonably be expected to have a Material Adverse Effect. Neither Company nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     4.11 Payment of Taxes.

          Except as otherwise permitted under Section 5.3, all Tax returns and reports of Company and its Restricted Subsidiaries required to be filed by any of them have been timely filed taking into account extensions, and all Taxes (whether or not shown on such Tax returns) to be due and payable and all assessments, fees and other governmental charges upon Company and its Restricted Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable (including in the capacity as a withholding agent) and made adequate reserve for all Taxes not yet due and payable, except to the extent that the failure to file, pay or establish could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect. Company knows of no material proposed tax assessment or other material claim or proceeding against Company or any of its Restricted Subsidiaries which is not being actively contested by Company or such Restricted Subsidiary in good faith and by appropriate proceedings; provided, that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

     4.12 Properties.

          Each of Company and its Restricted Subsidiaries has (i) in the case of fee interests in real property, good, sufficient and legal title to, (ii) in the case of other owned real or personal property, good, sufficient and legal title or ownership of, and (iii) in the case of leasehold interests in real or personal property, valid leasehold interests and rights in, in each case, all of its properties and assets, including, without limitation, those reflected in its Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for (x) assets disposed of since the date of such financial statements in the Ordinary Course of Business or as otherwise permitted under Section 6.5, (y) encumbrances and defects in title which would constitute Permitted Collateral Liens and (z) other defects in title that are not Liens and that would not result in a Material Adverse Effect. All such properties and assets are in working order and condition, ordinary wear and tear excepted, and except for Permitted Collateral Liens, all such properties and assets are free and clear of Liens.

     4.13 Environmental Matters.

          Neither Company nor any of its Subsidiaries nor any of their respective facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are and, to each of Company’s and its Restricted Subsidiaries’ knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Restricted Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Compliance with all current or pending future requirements pursuant to or under Environmental Laws by Company or any of its Subsidiaries could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Company or any of its Restricted Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

     4.14 No Defaults.

          Neither Company nor any of its Restricted Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     4.15 Governmental Regulation.

          Neither Company nor any of its Restricted Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Company nor any of its Restricted Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

     4.16 Margin Stock.

          No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     4.17 Employee Matters.

          Company, its Restricted Subsidiaries, and their respective employees, agents and representatives have not committed any material unfair labor practice as defined in the National Labor Relations Act that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Company or any of its Restricted Subsidiaries, or to the best knowledge of any Relevant Officer of Company, threatened in writing against any of them before the National Labor Relations Board or any other Governmental Authority and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement or similar agreement that is so pending against Company or any of its Restricted Subsidiaries or to the best knowledge of Company, threatened against any of them, (b) no labor dispute, strike, lockout, or work stoppage in existence or, to the best knowledge of any Relevant Officer of Company, threatened in writing against or involving Company or any of its Restricted Subsidiaries that could reasonably be expected to have a Material Adverse Effect, (c) no labor union, labor organization, trade union, works council, or group of employees of Company or any of its Restricted Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed against Company or any of its Subsidiaries with the National Labor Relations Board or any other Governmental Authority, and (d) to the best knowledge of Company, no union representation question existing with respect to any of the employees of Company or any of its Restricted Subsidiaries and, to the best knowledge of Company, no labor union organizing activity with respect to any employees of Company or any of its Restricted Subsidiaries that is taking place, except (with respect to any matter specified in clause (a), (b), (c), or (d) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

     4.18 Employee Benefit Plans.

          (a) Except as could not reasonably be expected to result in a Material Adverse Effect, each Employee Benefit Plan is in material compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations there-under except for any required amendments for which the remedial amendment period as defined in Section 401(b) or other applicable provision of the Internal Revenue Code has not yet expired and except where a failure to so comply would not reasonably be expected to have a Material Adverse Effect.

          (b) As of the Closing Date, except as would not reasonably be expected to result in a Material Adverse Effect, no Pension Plan has been terminated, nor is any Pension Plan an “at-risk” status pursuant to Section 303 of ERISA, nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan.

          (c) Except where the failure of any of the following representations to be correct in all material respects would not reasonably be expected to have a Material Adverse Effect, Company, any of its Restricted Subsidiaries or ERISA Affiliate has not: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Internal Revenue Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 or 430 of the Internal Revenue Code.

          (d) Except as could not reasonably be expected to result in a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur with respect to Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

          (e) Except (i) to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, or otherwise funded entirely by the participants thereof, or accrued for on the financial statements of Company or its Restricted Subsidiaries or (ii) as could not reasonably be expected to result in a Material Adverse Effect, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

     4.19 Certain Fees.

          No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

     4.20 Solvency.

          Company and its consolidated Subsidiaries, taken as a whole, are and, upon the incurrence of any Credit Extension by the Credit Parties on any date on which this representation and warranty is made, will be, Solvent.

     4.21 Compliance with Statutes, etc.

          Each of Company and its Subsidiaries is in compliance with its organizational documents and all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Company or any of its Restricted Subsidiaries), except such non compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     4.22 Disclosure.

          No representation or warranty of any Credit Party contained in any Credit Document, none of Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2009 or any subsequent filings by Company with the SEC, and none of the reports, financial statements or other documents, certificates or written statements furnished to Lenders by or on behalf of Company or any of its Restricted Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by Company or any of its Restricted Subsidiaries) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made; provided that, with respect to projected financial information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions that Company believed to be reasonable at the time prepared. There are no agreements, instruments and corporate or other restrictions to which any Credit Party is subject and there are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

     4.23 Terrorism Laws and FCPA.

          Each Credit Party is in compliance, in all material respects, with the Terrorism Laws. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

     4.24 Insurance.

          The properties of Company and each of its Restricted Subsidiaries are adequately insured with financially sound and reputable insurers and in such amounts, with such deductibles and covering such risks and otherwise on terms and conditions as have been customarily carried or maintained by Company and such insurance complies with the requirements of Section 5.5.

     4.25 Security Interest in Collateral.

          Except as could not reasonably be expected to result in a Default pursuant to Section 8.1(l)(ii), (i) the provisions of this Agreement and the other Credit Documents create legal and valid Liens on all the Collateral in favor of Collateral Agent, for the benefit of Collateral Agent and the Lenders, and (ii) to the extent required by the Collateral Procedures and the Collateral Documents, such Liens constitute perfected and continuing Liens on the Collateral, securing the Obligations, enforceable against the applicable Credit Party and all third parties, and having priority over all other Liens on the Collateral except in the case of Permitted Priority Liens.

     4.26 Intellectual Property.

          Each Credit Party and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to the operation of its business as currently conducted, and the use thereof by the Credit Parties and their respective Restricted Subsidiaries does not infringe, misappropriate, dilute, misuse or otherwise violate the rights of any other Person, except, in each of the above cases, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     4.27 Permits, etc.

          Each Credit Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person, other than such that, if not obtained, could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect, except, to the extent any such condition, event or claim could not be reasonably be expected to have a Material Adverse Effect.

SECTION 5.

AFFIRMATIVE COVENANTS

          Each Credit Party covenants and agrees that so long as any Commitment is in effect and until payment in full of all Obligations, each Credit Party shall perform, and shall cause each of its Restricted Subsidiaries to perform, all covenants in this Section 5.

     5.1 Financial Statements and Other Reports.

          Unless otherwise provided below, Company will deliver to Administrative Agent and Lenders (which, in the case of the financial statements referred to in clauses (a) and (b) below, shall not be required to be delivered to the extent filed by Company with the SEC):

     (a) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days (or such later date as Company files its quarterly reports pursuant to Rule 12b-25 under the Exchange Act or any other applicable rule promulgated by the SEC) after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail;

     (b) Annual Financial Statements. As soon as available, and in any event within ninety (90) days (or such later date as Company files its annual reports pursuant to Rule 12b-25 under the Exchange Act or any other applicable rule promulgated by the SEC) after the end of each Fiscal Year, (i) the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail; and (ii) with respect to such financial statements a report thereon of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by Company, and reasonably satisfactory to Administrative Agent and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

     (c) Compliance Certificate. Together with each required delivery of financial statements of Company and its Restricted Subsidiaries pursuant to Sections 5.1(a) and 5.1(b), a duly executed and completed Compliance Certificate, which shall include information in reasonable detail demonstrating the calculation of the covenant set forth in Section 6.3 (including, in the case of filed financial statements, a reference or hyperlink to the filed financial statements to which the Compliance Certificate relates);

     (d) Notice of Default. Prompt written notice (but, in any event, within five (5) Business Days of a Relevant Officer of Company becoming aware thereof) (i) of any condition or event that constitutes an Event of Default or that notice has been given to Company with respect thereto; or (ii) of the occurrence of any event or change that has caused, either in any case or in the aggregate, a Material Adverse Effect, which notice shall be accompanied by an Officer’s Certificate specifying the nature and period of existence of such Event of Default, event or change, and what action Company has taken, is taking and proposes to take with respect thereto;

     (e) Notice of Litigation. Prompt written notice (but, in any event, within five (5) Business Days of a Relevant Officer of Company becoming aware thereof) of (i) any Adverse Proceeding not previously disclosed in writing by Company to Lenders, (ii) any development in any Adverse Proceeding or (iii) any investigation of any Credit Party by any Governmental Authority (unless prohibited by law, rule, regulation or judicial or administrative order and other than any routine inquiry or any inquiry, action or investigation or supervisory activity by the Federal Reserve Board) that, in the case of any of clause (i), (ii) or (iii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, or alleges any criminal misconduct by any Credit Party that could be reasonably expected to have a Material Adverse Effect;

     (f) ERISA. In the event of the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect, a prompt written notice (but, in any event, within five (5) Business Days of a Relevant Officer of Company becoming aware thereof) specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known to any Relevant Officer of the Company, any action taken or threatened in writing by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

     (g) Other Debt Notices. Promptly after the distribution thereof (but, in any event, within five (5) Business Days thereafter, unless such has been publicly filed with the SEC or posted to Company’s website (and notification of any such posting has been provided to the Administrative Agent) or has otherwise been previously provided to the Administrative Agent hereunder or under any other Credit Document), copies of all reports and other materials distributed to holders of any other First Lien Obligations, the lenders under any Institutional Term Loan or the holders of the Second Lien Notes or any Publicly Traded Debt Securities pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor);

     (h) Information Regarding Collateral. Company will furnish to Collateral Agent written notice (i) at least ten (10) days prior to the occurrence of any change in any Credit Party’s corporate name or (ii) at least thirty (30) days prior to the occurrence of any change in any Credit Party’s identity or corporate structure. Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated by this Agreement, the Collateral Documents and the Collateral Procedures. Company will furnish to Administrative Agent prompt written notice of any Lien (other than Permitted Collateral Liens) or claims made or asserted against any portion of the Collateral or interest therein that could reasonably be expected to have a Material Adverse Effect. Company also agrees promptly to notify Collateral Agent in writing if any material portion of the Collateral is lost, damaged or destroyed;

     (i) Annual Collateral Verification. Each year, at the time of required delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(b), Company shall deliver to Collateral Agent an Officer’s Certificate certifying to the effect that all Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations required to be filed in each appropriate office to the extent contemplated by the Collateral Documents to protect and perfect the security interests in the Collateral to the extent such perfection is required under the Collateral Documents and the Collateral Procedures or to maintain the effectiveness of any Cape Town Filing required to be made thereunder have been made to date in each case, except to the extent that any failure so to protect or perfect or maintain effectiveness could not reasonably be expected to result in a Default pursuant to Section 8.1(l);

     (j) Violations of Terrorism Laws. Promptly, unless prohibited by law, rule, regulation or judicial or administrative order, (i) if any Credit Party obtains knowledge that any Credit Party or any Affiliate of Company which owns, directly or indirectly, any Securities of any Credit Party is the subject of any of the Terrorism Laws, such Credit Party will notify Administrative Agent and (ii) upon the request of any Lender, such Credit Party will provide any information in such Credit Party’s possession such Lender believes is reasonably necessary to be delivered to comply with the Patriot Act;

     (k) Other Information. (A) Upon the reasonable request of the Administrative Agent and upon reasonable prior notice (unless such has been publicly filed with any securities exchange or with the SEC or any governmental or private regulatory authority or has been posted to Company’s website (and notification of any such posting has been provided to the Administrative Agent) or has otherwise been previously provided to the Administrative Agent hereunder or under any other Credit Document), copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders acting in such capacity or by any Restricted Subsidiary of Company to its security holders other than Company or another Restricted Subsidiary of Company, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Company or any of its Restricted Subsidiaries with any securities exchange or with the SEC or any governmental or private regulatory authority, (iii) all press releases and other statements made available generally by Company or any of its Restricted Subsidiaries to the public concerning material developments in the business of Company or any of its Restricted Subsidiaries and (B) such other information and data with respect to Company or any of its Restricted Subsidiaries as from time to time may be reasonably requested by Administrative Agent; and

     (l) Certification of Public Information. Company and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to Company, its Restricted Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to this Section 5.1 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Information Platform”), any document or notice that Company has indicated contains Non-Public Information shall not be posted on that portion of the Information Platform designated for such “public-side” Lenders. Company agrees to clearly designate all information provided to the Administrative Agent or the Collateral Agent by or on behalf of Company which is suitable to make available to “public-side” Lenders which, at a minimum, shall mean the word “PUBLIC” shall appear prominently on the first page thereof. If Company has not indicated whether a document or notice delivered pursuant to this Section 5.1 contains Non-Public Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Information Platform designated for Lenders who wish to receive material non-public information with respect to Company, its Restricted Subsidiaries and their securities.

     5.2 Existence.

          Except as otherwise permitted under this Agreement, each Credit Party will, and will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and governmental authorizations, qualifications, franchises, licenses and permits material to its business and to conduct its business in each jurisdiction in which its business is conducted, in each case, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided, no Credit Party or any of its Restricted Subsidiaries shall be required to preserve any such existence, right or governmental authorizations, qualifications, franchise, licenses and permits if such Person shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

     5.3 Payment of Taxes and Claims.

          Each Credit Party will, and will cause each of its Restricted Subsidiaries to, or in case of leased assets will contract with the applicable lessee to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and/or that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto in each case, except to the extent that the failure to pay any such item (either individually or together with all other such unpaid items) could not reasonably be expected to have a Material Adverse Effect; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim, and (c) in the case of leased assets, such contest proceedings are being conducted in accordance with terms set forth in the applicable lease.

     5.4 Maintenance of Properties.

          Each Credit Party will, and will cause each of its Restricted Subsidiaries to, or in the case of leased assets will contract with the applicable lessee to, if the failure to do any of the following could reasonably be expected to constitute a Material Adverse Effect: (a) maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material assets used or useful in the business of Company and its Restricted Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof and (b) comply at all times with the provisions of all material leases to which it is a party as lessee under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

     5.5 Insurance.

          Company will maintain or cause to be maintained, with financially sound and reputable insurers, such casualty insurance, such public liability insurance, third party property damage insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Restricted Subsidiaries as has heretofore been customarily carried or maintained by Company in respect of the assets, properties and businesses of Company and its Restricted Subsidiaries, in each case in such amounts (giving effect to self insurance and provided that adequate reserves therefor are maintained in accordance with GAAP), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for Company in respect of the assets, properties and businesses of Company and its Restricted Subsidiaries. Company shall use commercially reasonable efforts to cause each such policy of insurance carried by Company and its Restricted Subsidiaries (other than policies related to specific Portfolio Assets) to: (i) name Collateral Agent, on behalf of Lenders as an additional insured thereunder as its interests may appear, and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of Secured Parties, as the loss payee thereunder and provides for at least thirty (30) days’ prior written notice to Collateral Agent of any modification or cancellation of such policy and that no act or default of Company or any other Person shall affect the right of Collateral Agent to recover under such policy or policies in case of loss or damage.

     5.6 Books and Records; Inspections.

          Each Credit Party will, and will cause each of its Restricted Subsidiaries to, (a) keep adequate books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by Administrative Agent (including employees of Administrative Agent, any Lender or any consultants, accountants, lawyers and appraisers retained by Administrative Agent) to visit and inspect any of the properties of any Credit Party and any of its Restricted Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent accountants, all upon reasonable notice and at such reasonable times during normal business hours and (so long as no Event of Default has occurred and is continuing) not more frequently than once during any Fiscal Year and (after the occurrence and during the continuance of any Event of Default) as often as may reasonably be requested (and coordinated through the Administrative Agent), and by this provision the Credit Parties authorize such accountants to discuss with Administrative Agent and Lender and such representatives the affairs, finances and accounts of Company and its Restricted Subsidiaries. The Credit Parties acknowledge that Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Credit Parties’ assets for internal use by Administrative Agent and the Lenders; provided that, in each case, the foregoing shall be subject to any confidentiality restrictions to which any Credit Party or its Subsidiaries are subject in the conduct of Ordinary Course of Business.

     5.7 Compliance with Laws.

          Each Credit Party will comply, and shall cause each of its Subsidiaries to comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), except where noncompliance could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Credit Party shall take all reasonable and necessary actions to ensure that no portion of the Loans will be used, disbursed or distributed for any purpose, or to any Person, directly or indirectly, in violation of any of the Terrorism Laws and shall take all reasonable and necessary action to comply in all material respects with all Terrorism Laws with respect thereto.

     5.8 Environmental.

          Each Credit Party shall (a) promptly take, and shall cause each of its Restricted Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Restricted Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Restricted Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (b) if a Default caused by reason of a breach of any representation, warranty or covenant related to environmental matters (including those contained in Sections 4.10, 4.13, 5.7 or 5.8) shall have occurred and be continuing for more than 20 days without the Credit Parties commencing activities reasonably likely to cure such Default in accordance with Environmental Laws, at the written request of the Administrative Agent or the Required Lenders through the Administrative Agent, provide to the Lenders within 90 days after such request, at the expense of Borrowers, an environmental assessment report regarding the matters which are the subject of such Default, including, where appropriate, soil and/or groundwater sampling, prepared by an environmental consulting firm and, in the form and substance, reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or corrective action or response action with respect to any of the foregoing.

     5.9 Additional Guarantors.

          If (a) any Restricted Subsidiary that is not already a Subsidiary Guarantor becomes after the date hereof a guarantor or obligor under any Second Lien Notes or (b) any Domestic Restricted Subsidiary that is not already a Subsidiary Guarantor becomes a guarantor or obligor after the date hereof under (i) any Institutional Term Loan or (ii) any series of Publicly Traded Debt Securities, then within 30 Business Days after the date on which such Restricted Subsidiary issues such other guarantee, Company shall cause that Restricted Subsidiary to (x) become a Subsidiary Guarantor hereunder and (to the extent that such Restricted Subsidiary has pledged assets to secure such other Indebtedness) a Grantor under the Collateral Agreement by executing and delivering to the Administrative Agent a Guarantor Counterpart Agreement and deliver to the Administrative Agent an opinion of counsel (which may be in-house counsel) regarding authorization, execution and enforceability reasonably satisfactory to the Administrative Agent and (y) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b) and 3.1(d) of the Existing Credit Agreement. With respect to each such Restricted Subsidiary, Company shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Restricted Subsidiary of Company, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Restricted Subsidiaries of Company; provided, such written notice shall be deemed to supplement Schedules 4.1 and 4.2 for all purposes hereof.

     5.10 Designation of Restricted and Unrestricted Subsidiaries.

          Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if after giving effect to such designation no Event of Default has occurred and is continuing or would occur as a result of such designation. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation. That designation will only be permitted if (i) the Investment would be permitted at that time under Section 6.2 and (ii) the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Notwithstanding anything to the contrary, no Subsidiary that is (A) a Subsidiary Borrower hereunder or (B) a “Restricted Subsidiary” or an obligor or guarantor under documents governing the Second Lien Notes or any other Indebtedness secured by Junior Liens shall be permitted to be designated an Unrestricted Subsidiary, unless such “Restricted Subsidiary”, obligor or guarantor is also being concurrently designated to be an “Unrestricted Subsidiary” under the documents governing such Second Lien Notes or such other Indebtedness.

          Any designation of a Subsidiary of Company as an Unrestricted Subsidiary after the Third Restatement Effective Date will be evidenced to the Administrative Agent by filing with the Administrative Agent an Officer’s Certificate certifying that such designation complied with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the requirements of being an Unrestricted Subsidiary (as set forth in the definition thereof), it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Liens securing Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Lien is not permitted to be incurred as of such date under Section 6.1, Company will be in default of such section.

          Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Liens by a Restricted Subsidiary of any outstanding Liens on assets of such Unrestricted Subsidiary, and such designation will only be permitted if (1) any Liens securing Indebtedness are permitted under Section 6.1 and (2) no Event of Default would be in existence as a result of such designation.

     5.11 Further Assurances.

          At any time or from time to time upon the reasonable request of Administrative Agent or Collateral Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents, including providing Lenders with any information reasonably requested pursuant to Section 10.21. In furtherance and not in limitation of the foregoing and in accordance with the obligations under the Collateral Documents, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by a Lien perfected at first priority (subject in priority only to Permitted Priority Liens) on substantially all of the assets of Guarantors (subject to the exclusions expressly set forth in the respective Credit Documents), including a pledge of (i) all of the Equity Interests of each Guarantor’s respective Domestic Restricted Subsidiaries, (ii) 65% of the Voting Capital Stock and 100% of the Non-Voting Capital Stock of each of their respective first-tier Foreign Subsidiaries in each case owned directly by a Guarantor and (iii) all of the Non-Voting Capital Stock and generally between 49% and 65% of the Voting Capital Stock of certain other material Foreign Subsidiaries, in each case as specified in the Collateral Agreement or the applicable Foreign Law Pledge Agreement.

     5.12 Use of Proceeds.

          The proceeds of the Tranche 3 Term Loans (other than Tranche 3 Term Loans in to which Tranche 1 Term Loans and Tranche 2 Term Loans have been converted) will be used only to repay (i) Tranche 1 Term Loans that are not converted into Tranche 3 Term Loans and (ii) Tranche 2 Term Loans the Lenders of which agreed pursuant to the Third Restatement Agreement to convert into Tranche 3 Term Loans but which are not so converted because the conversion thereof would cause the aggregate amount of all Tranche 3 Term Loan Commitments to exceed the Tranche 3 Total Commitment Amount. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that violates any law, including Regulations T, U and X of the Board of Governors of the Federal Reserve System.

     5.13 Release of Subsidiary Borrower.

          Company may at any time by one Business Day’s prior written notice to the Administrative Agent request that any of its Subsidiaries that is a Subsidiary Borrower (other than any Subsidiary Borrower listed on Schedule 2.1) be released from its obligations under this Agreement and cease to constitute a Subsidiary Guarantor and a Restricted Subsidiary of Company. Upon such request such Subsidiary shall be entitled to be released pursuant to Section 10.19(c) from its Obligations and shall cease to constitute a Subsidiary Guarantor and a Restricted Subsidiary of Company; provided, that (a) the Term Loans shall have been prepaid to the extent required by Section 2.10(b); (b) all Obligations (except for contingent indemnification obligations) other than in respect of principal then owed solely by such Subsidiary Borrower as borrower (including accrued and unpaid interest) shall have been paid in full; (c) both before and after giving effect to the foregoing, no Event of Default shall have occurred and be continuing; (d) both before and after giving effect to the foregoing (including such mandatory prepayment in accordance with Section 2.10), on a pro forma basis as if such transactions had occurred on the last day of the then most recent Fiscal Quarter, the Credit Parties would be in compliance with Section 6.3; (e) such Subsidiary Borrower shall not own any Equity Interests in any Credit Party or any Restricted Subsidiary thereof; (f) such designation complies with Section 5.10; and (g) the Administrative Agent shall have received a duly executed an Officer’s Certificate certifying the satisfaction of the foregoing conditions, together with such back-up information, if any, as the Administrative Agent may reasonably request in connection therewith.

     5.14 Ratings.

          Company will use commercially reasonable efforts to have the Loans continue to be rated by Moody’s and S&P.

     5.15 Collateral Matters.

          In the event that any Credit Party (a) acquires any Unencumbered assets of the type described in Schedule 1.1A hereto, (b) an asset of any Credit Party becomes an Unencumbered asset of a type described in Schedule 1.1A hereto or (c) an aircraft asset owned by a Credit Party becomes reregistered in any jurisdiction necessitating a security filing as contemplated in Schedule 1.1A hereto, then in such event, each Credit Party shall (i) within ninety (90) days after the end of each Fiscal Year deliver to the Collateral Agent a schedule identifying such after-acquired assets and (ii) within ninety (90) days (or such longer period as the Administrative Agent may agree) of the date of acquisition of such assets are acquired, become Unencumbered or are re-registered, comply with the Collateral Procedures described on Schedule 1.1A with respect to such type of after-acquired assets.

     5.16 Sweep Accounts.

          For so long as the Series A Indenture and/or the Series B Indenture so require, and subject to the terms thereof, (a) Company shall cause one or more Sweep Accounts to be maintained in accordance with the provisions thereof, (b) each Credit Party and each Restricted Subsidiary thereof shall deposit or cause to be deposited into such Sweep Accounts no less frequently than monthly Cash and Cash Equivalents in an amount equal to the Sweep Cash Amount, (c) after the end of each Fiscal Quarter, Company shall, within the Applicable Repayment Period, apply an amount equal to 100% of the Available Sweep Amount to repay the Loans pursuant to Section 2.9 and (d) without limiting the foregoing, after the end of each such Fiscal Quarter, Company shall use commercially reasonable efforts (taking into account other near-term obligations and other liquidity sources) to apply Excess Sweep Amounts at the end of each Applicable Repayment Period to repay the Loans pursuant to Section 2.9. Except as otherwise permitted by the terms of the Series A Indenture and the Series B Indenture, all amounts held in Sweep Accounts shall be at all times invested solely in Cash and Cash Equivalents. No Credit Party shall, nor shall it permit any of its Restricted Subsidiaries to, withdraw or seek to withdraw any amount from a Sweep Account except in accordance with the Series A Indenture and the Series B Indenture.

SECTION 6.

NEGATIVE COVENANTS

          Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations, such Credit Party shall perform, and shall cause each of its Restricted Subsidiaries to perform, all covenants in this Section 6.

     6.1 Liens.

          (a) Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause to become effective any Lien of any kind to secure Indebtedness upon any Collateral now owned or hereafter acquired, unless after giving effect thereto, the Collateral Coverage Ratio is at least 2.75 to 1.0. For the avoidance of doubt, any Lien incurred in compliance with the terms of this Section 6.1(a) shall not thereafter be prohibited under this Section 6.1(a) in the event that the Collateral Coverage Ratio at any time thereafter falls below 2.75 to 1.0.

          (b) Section 6.1(a) will not prohibit:

     (1) Liens granted pursuant to any Credit Document in favor of Collateral Agent for the benefit of Secured Parties to secure the Obligations;

     (2) purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements relating to transactions and Liens evidenced by the filing of UCC financing statements related to securitizations, conduit facilities and similar transactions, in each case, entered into in the Ordinary Course of Business;

     (3) (a) Liens existing on the Third Restatement Effective Date, including Liens securing the Long Dated Bond Obligations (as defined in the Collateral Agreement) (and, in the case of property that replaces property existing on the Third Restatement Effective Date, the equivalent Lien on such replacement property to the extent the applicable collateral agreements as in effect on the Third Restatement Effective Date require Liens on such replacement property) and (b) Liens incurred after the Third Restatement Effective Date pursuant to the terms of agreements in existence on the Third Restatement Effective Date as in effect on the Third Restatement Effective Date;

     (4) Liens constituting (and rights of set-off and any rights of use, possession or disposition with respect to) deposits with derivatives counterparties as may be required pursuant to any Rate Management Transaction (x) entered into in the Ordinary Course of Business and not for speculative purposes or (y) in respect of foreign currencies entered into in the Ordinary Course of Business and not for speculative purposes;

     (5) Liens securing purchase money Indebtedness or Capital Lease Obligations of Company or any of its Restricted Subsidiaries; provided that such Indebtedness or Capital Lease Obligations (x) may be incurred at the time of purchase of the assets acquired in connection therewith or financed thereunder or within 365 days thereafter, and (y) is or are secured only by (a) assets acquired in connection with such financing or financed thereunder and intangibles and proceeds related thereto (“PMSI Assets”), (b) any other PMSI Assets which may be acquired in connection with or financed under Indebtedness or Capital Lease Obligations which are part of the same transaction or a related series of transactions as such Indebtedness or Capital Lease Obligations, and (c) any other assets which are not expressly prohibited by the terms of this

Agreement from being pledged to secure such Indebtedness or Capital Lease Obligations, and in each of the foregoing cases, any assets which replace any such assets, including replacement or spare parts;

     (6) Liens created, incurred, assumed or permitted to exist in connection with or related to Bank Activities;

     (7) Liens securing Permitted Funding Indebtedness in respect of assets related to aircraft, railcars and related rights and documents and any other assets which are not expressly prohibited by the terms of this Agreement from being pledged to secure such Indebtedness or Capital Lease Obligations;

     (8) Liens (a) that are rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the Ordinary Course of Business, (iii) relating to purchase orders and other agreements entered into with customers of Company or any of its Restricted Subsidiaries in the Ordinary Course of Business, or (iv) relating to transactions with a syndicate member or participant or agent or letter of credit bank or issuer in a loan transaction in the Ordinary Course of Business, (b) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (c) encumbering reasonable and customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the Ordinary Course of Business, and (d) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

     (9) (a) Liens existing or arising on assets or property at the time acquired in connection with a workout, exercise of remedies or foreclosure or as the proceeds of collateral securing a Portfolio Asset, in each case, in the Ordinary Course of Business; and (b) other Liens customarily set forth in documentation related thereto or created, incurred, assumed or permitted to exist on Portfolio Assets in the Ordinary Course of Business;

     (10) Liens on the assets of Company and its Subsidiaries in favor of CIT Bank to secure obligations of Company or any Subsidiary of Company to CIT Bank other than those permitted under clause (3) above;

     (11) Liens on (and rights of set-off and any rights of use, possession or disposition with respect to) Cash, Cash Equivalents, including, for purposes of this clause (11), long-term obligations of the United States government, and intangible contract or similar rights securing the daily mark-to-market and other obligations of CFL, CIT Financial (Barbados) Srl and Company under a TRS Facility;

     (12) (a) Liens on assets (including the proceeds thereof) acquired by or assigned to any Credit Party or a Restricted Subsidiary pursuant to operation of the trade finance business in the Ordinary Course of Business; provided that as of the date of acquisition such Liens were in existence to secure an obligation of the seller or assignor of such asset and such Liens were not created by any Credit Party or Restricted Subsidiary of Company in contemplation of such acquisition or assignment, and (b) Liens that are leases on aircraft, rail assets or any other leased assets that are leased in the Ordinary Course of Business, and (c) Liens granted on assets in contemplation of any waivers or forbearances with respect to rail head leases existing on the Closing Date;

     (13) Liens on leased assets (including Portfolio Assets) arising from the action or inaction of a third-party lessee;

     (14) Liens in favor of Company or any Restricted Subsidiary, provided that for the purpose of this clause, Guarantors and Subsidiaries of Guarantors may only grant Liens in favor of Guarantors and/or Subsidiaries of Guarantors;

     (15) Liens on the CITLC Assigned Note required to be incurred pursuant to Section 15 of the CITLC Loan Assignment and Intercreditor Agreement;

     (16) Junior Liens;

     (17) Liens securing Indebtedness incurred under LC Facilities on Cash and Cash Equivalents of Company or any Restricted Subsidiary, and Liens on any documents or intangibles related to the corresponding letters of credit; and

     (18) any extensions, substitutions, replacements or renewals of any of the foregoing; provided any such Lien shall encumber only the same type of Collateral and value encumbered by the Lien being so extended, substituted, replaced or renewed.

     6.2 Restricted Payments.

          (a) Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

     (1) declare or pay any dividend or make any other payment or distribution on account of Company’s or any of its Restricted Subsidiaries’ Equity Interests (including any payment in connection with any merger or consolidation involving Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Qualified Equity Interests of Company);

     (2) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving Company) any Equity Interests of Company;

     (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Junior Debt, except (x) a payment of interest or principal at the Stated Maturity thereof or (y) a payment, purchase, redemption, defeasance or other acquisition or retirement for value of any Junior Debt in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of payment, purchase, redemption, defeasance, acquisition or retirement; or

     (4) make any Restricted Investment.

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

     (A) no Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

     (B) after giving effect thereto, the Collateral Coverage Ratio is at least 2.75 to 1.0.

For the avoidance of doubt, any Restricted Payment made in compliance with the terms of this Section 6.2(a) shall not thereafter be prohibited under this Section 6.2(a) in the event that the Collateral Coverage Ratio at any time thereafter falls below 2.75 to 1.0.

     (b) Section 6.2(a) will not prohibit:

     (i) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have been permitted under this Agreement;

     (ii) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Company) of, Equity Interests of Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Company;

     (iii) the repurchase, redemption, defeasance or other acquisition or retirement for value of Junior Debt in exchange for, or out of the net cash proceeds of the substantially concurrent incurrence of, Permitted Refinancing Indebtedness in respect of such Junior Debt;

     (iv) the payment of any dividend or other distribution by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis or the repurchase, redemption, defeasance or other acquisition or retirement by a Restricted Subsidiary of any of its Equity Interests from the holders of its Equity Interests on a pro rata basis;

     (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Company or any Restricted Subsidiary held by any current or former officer, director or employee of Company or any Restricted Subsidiary pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $25.0 million in any twelve-month period, plus the aggregate amount of Restricted Payments permitted (but not made) pursuant to this clause (v) in the previous calendar year;

     (vi) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

     (vii) payments of cash by Company or any of its Restricted Subsidiaries in lieu of the issuance of fractional shares upon the exercise of options or warrants or the conversion or exchange of Capital Stock of any such Person;

     (viii) any repricing or issuance of employee stock options or the adoption of bonus arrangements, and payments pursuant to such arrangements;

     (ix) the purchase by Company of fractional shares arising out of stock dividends, splits or combinations or business combinations;

     (x) other Restricted Payments in an aggregate amount not to exceed $500 million since the Third Restatement Effective Date;

     (xi) any repurchase, repayment or redemption of Second Lien Notes required to be made pursuant to Section 7.15(d) of (A) the Series A Indenture or (B) the Series B Indenture (in each case, as in effect on the Third Restatement Effective Date);

     (xii) intercompany loans and guaranties that are not expressly prohibited hereunder;

     (xiii) (A) Investments related to Bank Activities and (B) other Investments in CIT Bank or in any other Regulated Subsidiary required by, or necessary or prudent under the Bank Holding Company Act, the Federal Reserve Act or the Federal Deposit Insurance Act or any other applicable law or governmental requirement and any approval, waiver, consent, stipulation, agreement or commitment entered into in connection therewith or related thereto;

     (xiv) any Investment by Company or any Restricted Subsidiary of Company in a Person which prior to making such Investment is a subsidiary of Company, if as a result of or in connection with such Investment (A) such Person becomes a direct or indirect Wholly-Owned Restricted Subsidiary of Company or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Company or a Wholly-Owned Restricted Subsidiary of Company;

     (xv) Investments by a Guarantor in any Regulated Subsidiary in the form of a loan or advance (including all renewals, refinancings or replacements thereof) having a maturity not to exceed 12 months from the original date of such loan or advance related to or in connection with a Platform Transfer that is evidenced by an intercompany note, secured by the assets financed by such loan or advance, provided, that the Collateral Agent shall have been granted a First Priority security interest in such intercompany note securing the Obligations in accordance with the Collateral Documents;

     (xvi) Investments in Regulated Subsidiaries that are subsidiaries of Company having an aggregate Fair Market Value not to exceed $400,000,000 in any Yearly Period; and

     (xvii) Platform Transfers.

          (c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

     6.3 Financial Covenant.

          The Credit Parties shall not as of the last day of each Fiscal Quarter (commencing with the Fiscal Quarter ending September 30, 2010) of Company permit the Collateral Coverage Ratio to be less than 2.50 to 1.00.

     6.4 Merger, Consolidation or Sale of Assets.

          (a) Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

     (1) either: (a) Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

     (2) the Person formed by or surviving any such consolidation or merger (if other than Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made expressly assumes all of Company’s Obligations under this Agreement and the other Credit Documents pursuant to agreements reasonably satisfactory to the Administrative Agent and, if party thereto, the Collateral Agent; and

     (3) immediately after, and upon giving effect to, such transaction, no Default or Event of Default exists.

     In addition, Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any other Person.

     (b) Section 6.4(a) will not apply to:

     (1) a merger of Company with an Affiliate solely for the purpose of reincorporating Company in another jurisdiction; or

     (2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Company and its Restricted Subsidiaries.

     (c) Upon any consolidation or amalgamation by Company with or merger of Company into any other Person or any conveyance, transfer or lease of the properties and assets of Company as or substantially as an entirety to any Person in accordance with Section 6.4(a) or 6.4(b), the successor Person formed by such consolidation or amalgamation or into which Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Company under this Agreement with the same effect as if such successor Person had been named as Company herein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all Obligations and covenants under this Agreement and the other Credit Documents.

     (d) A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (unless such Subsidiary Guarantor is the surviving Person), another Person, other than another Guarantor, unless:

     (1) immediately after giving effect to that transaction, no Event of Default exists;

     (2) either:

     (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor or another Guarantor) assumes all Obligations of that Subsidiary Guarantor under this Agreement and the other Credit Documents pursuant to agreements reasonably satisfactory to the Administrative Agent and, if party thereto, the Collateral Agent;

     (b) after giving effect to such Collateral Asset Sale or other transaction, the Collateral Coverage Ratio is at least 2.75 to 1.0 (for the avoidance of doubt, it being understood that any transaction effected in compliance with the terms of this Section 6.4(d)(2)(b) shall not thereafter be prohibited under this Section 6.4(d)(2)(b) in the event that the Collateral Coverage Ratio at any time thereafter falls below 2.75 to 1.0); or

     (c) either (A) such sale or other disposition does not constitute a Collateral Asset Sale or (B) the Net Proceeds of such sale or other disposition are applied in accordance with Section 6.5; and

     (3) at the time of the transaction such Subsidiary Guarantor or the surviving Person will have delivered, or caused to be delivered, to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, a certificate of an Authorized Officer of such Subsidiary Guarantor or such surviving Person and (if the surviving Person is not Company or a Subsidiary Guarantor) an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the agreements in respect thereof comply with this Agreement and that all conditions precedent herein provided for relating to such transaction have been complied with; provided that this paragraph shall not apply to any Subsidiary Guarantor that has been unconditionally released and discharged from the Guaranty in accordance with this Agreement.

     6.5 Collateral Asset Sales.

          (a) Company will not, and will not permit any of its Restricted Subsidiaries to, consummate a Collateral Asset Sale unless:

     (A) after giving effect to such Collateral Asset Sale, the Collateral Coverage Ratio is at least 2.75 to 1.0 (for the avoidance of doubt, it being understood that any Collateral Asset Sale effected in compliance with the terms of this Section 6.5(a)(A) shall not thereafter be prohibited under this Section 6.5(a)(A) in the event that the Collateral Coverage Ratio at any time thereafter falls below 2.75 to 1.0); or

     (B)(1) Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Collateral Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

     (2) at least 75% of the consideration received in the Collateral Asset Sale by Company or such Restricted Subsidiary is in the form of Cash or Cash Equivalents. For purposes of this clause, each of the following will be deemed to be Cash:

     (a) any liabilities, as shown on Company’s most recent consolidated balance sheet, of Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated in right of payment or as to collateral to the Loans) that are assumed or forgiven by the transferee of any such assets pursuant to a customary novation or other agreement that releases Company or such Restricted Subsidiary from further liability; provided that, if the entity consummating the Collateral Asset Sale is a Guarantor, or if the assets to be sold directly or indirectly include Equity Interests of a Guarantor, then only liabilities of a Guarantor that are assumed or forgiven by the transferee shall be included for purposes of this clause (a);

     (b) any securities, notes or other obligations received by Company or any such Restricted Subsidiary from such transferee that are converted by Company or such Restricted Subsidiary into Cash within 120 days after the consummation of the Collateral Asset Sale, to the extent of the Cash received in that conversion; and

     (c) any stock or assets of the kind referred to in clause (2) or (4) of Section 6.5(b) (including financing and leasing assets and related collateral);

provided, however, that if such Collateral Asset Sale is made by any Subsidiary that is a Guarantor or any of its Subsidiaries, then such Cash, stock or assets referred to in the foregoing clauses (b) and (c) must have been received by a Subsidiary that is a Guarantor or any of its Subsidiaries. For the avoidance of doubt, the items listed under clauses (a), (b) and (c) of Section 6.5(a)(B)(2) shall not be considered as cash for the calculation of Net Proceeds.

          (b) Within 365 days after the receipt of any Net Proceeds from a Collateral Asset Sale made pursuant to clause (B) of Section 6.5(a), Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:

     (1) to voluntarily prepay or offer to prepay Loans and redeem, prepay or offer to prepay or purchase other First Lien Obligations that are required to be redeemed, prepaid or offered to be prepaid or purchased; provided that (x) the amount of Loans voluntarily prepaid or offered to be prepaid shall not be less than the Ratable Portion of such Net Proceeds and (y) any offer to prepay Loans shall be made in accordance with Section 2.10(a);

     (2) to acquire all or substantially all of the assets of, or any Capital Stock of, another business of Company or its Subsidiaries, if, after giving effect to any such acquisition of Capital Stock, such business of Company or its Subsidiaries is or becomes a Restricted Subsidiary of Company;

     (3) to make capital expenditures;

     (4) to acquire (or to provide funding to a Subsidiary of Company to acquire) other assets (including Portfolio Assets) that are used or useful in a business of Company or its Subsidiaries or to otherwise fund a business of Company or its Subsidiaries; or

     (5) to fund originations of Portfolio Assets (including to fund revolver advances and obligations related to letters of credit provided to or on behalf of customers and borrowers under loan or letter of credit facilities in the Ordinary Course of Business) or to provide funding to Subsidiaries of Company to facilitate the foregoing;

provided that, in the case of Net Proceeds applied to any of the uses set forth in clause (2) or (4) above, the assets or stock acquired with such Net Proceeds shall be held by a Guarantor (or a direct or indirect Subsidiary of a Guarantor) and pledged as Collateral. Any Net Proceeds from Collateral Asset Sales that are not applied or invested in the time frames as provided pursuant to one of the clauses above will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds equals or exceeds $100.0 million, within thirty days thereof, Company will apply all of the Excess Proceeds as set forth in clause (1) above, following which the amount of Excess Proceeds shall be reset at zero.

          Pending the final application of any such Net Proceeds, Company may temporarily reduce revolving credit borrowings of Company or its Subsidiaries or otherwise invest the Net Proceeds in any manner that is not prohibited by this Agreement. In the case of clauses (2) and (4) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment; provided that (x) Company uses commercially reasonable efforts to so apply such Net Proceeds as soon as practicable after entering into such binding commitment and such investment is consummated within 450 days after receipt by Company or any Restricted Subsidiary of Company of the Net Proceeds of any Collateral Asset Sale and (y) if such investment is not consummated within the period set forth in subclause (x), the Net Proceeds not so applied shall constitute Excess Proceeds.

          (c) The offer price in any offer (each, a “Collateral Asset Sale Offer”) pursuant to clause (1) of Section 6.5(b) will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash up to the amount of the relevant Net Proceeds. If any Net Proceeds remain after consummation of a Collateral Asset Sale Offer, Company may use those Net Proceeds for any purpose not otherwise prohibited by this Agreement.

     6.6 Sales and Lease Backs.

          (a) Company will not and will not permit any of its Restricted Subsidiaries to, directly or indirectly enter into any Sale and Leaseback Transaction; provided that Company or one of its Restricted Subsidiaries may enter into a Sale and Leaseback Transaction if:

     (1) Company or such Restricted Subsidiary could have incurred a Lien to secure the Attributable Indebtedness relating to such Sale and Leaseback Transaction in accordance with Section 6.1; and

     (2) to the extent such Sale and Leaseback Transaction involves a Collateral Asset Sale, the transfer of assets in such Sale and Leaseback Transaction is permitted by, and Company or the applicable Restricted Subsidiary, to the extent required, applies the proceeds of such transaction in compliance with, Section 6.5.

For the avoidance of doubt, any Sale and Leaseback Transaction effected in compliance with the terms of Section 6.1(a) and this Section 6.6(a) shall not thereafter be prohibited under this Section 6.6(a) in the event that the Collateral Coverage Ratio at any time thereafter falls below 2.75 to 1.0.

          (b) Section 6.6(a) will not apply to: (i) a Sale and Leaseback Transaction constituting a Portfolio Asset and (ii) Sale and Leaseback Transactions entered into in connection with or related to the Ordinary Course of Business.

     6.7 Transactions with Affiliates.

          (a) Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of Company involving aggregate consideration in excess of $250.0 million (each, an “Affiliate Transaction”), unless:

     (1) the Affiliate Transaction is on terms that are no less favorable to Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Company or such Restricted Subsidiary with an unrelated Person; and

     (2) Company delivers to the Administrative Agent:

     (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $250.0 million, an Officer’s Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Company; or

     (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $500.0 million, an opinion as to the fairness to Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

          (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 6.7(a):

     (1) any employment agreement, severance agreement, employee benefit plan, retirement or bonus plans, officer or director indemnification agreement or any similar arrangement entered into by Company or any of its Restricted Subsidiaries in the Ordinary Course of Business or approved in good faith by the Board of Directors of Company and payments pursuant thereto;

     (2) transactions between or among Company and/or its Subsidiaries;

     (3) payment of reasonable directors’ fees to members of the Board of Directors of Company;

     (4) any issuance of Equity Interests (other than Disqualified Stock) of Company;

     (5) Restricted Payments that do not violate the provisions of this Agreement described above under Section 6.2;

     (6) Bank Activities;

     (7) transactions in the Ordinary Course of Business, including transactions relating to ordinary course cash management and working capital funding arrangements, tax arrangements, and provision of overhead expenses, securitizations, conduit facilities and other similar transactions, and transactions related to Portfolio Assets that do not constitute Collateral Asset Sales;

     (8) ordinary course transactions between an owner trust, its Owner-Trustee and the beneficiary of the owner trust, solely to the extent such transactions relate to the operation and governance of the owner trust;

     (9) transactions with Affiliates in connection with workouts, foreclosures or in connection with the compromise, resolution or full or partial satisfaction of obligations of trade creditors or customers in the Ordinary Course of Business; and

     (10) transactions with any Person that would constitute an Affiliate Transaction solely because the Company or any of its Subsidiaries owns Equity Interests in or otherwise controls such Person; provided that no Affiliate of the Company or any of its Subsidiaries (other than the Company or any of its Subsidiaries) shall have a beneficial interest in such Person.

SECTION 7.

GUARANTY

     7.1 Guaranty of the Obligations.

          Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at Stated Maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”). Notwithstanding any provision to the contrary of this Agreement, of the Collateral Documents, or of any other Credit Document, it is intended that the Guaranties and the liens and security interests granted by Guarantors not constitute a “Fraudulent Conveyance”. For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance under section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time. The parties hereto agree that, if the Guaranties or any liens or security interests would, but for the application of this Section 7.1, constitute a Fraudulent Conveyance, the Guaranties and each such lien and security interest shall be valid and enforceable only to the maximum extent that would not cause the Guaranties or such lien or security interest to constitute a Fraudulent Conveyance.

     7.2 Contribution by Guarantors.

          All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law; provided, that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing

Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

     7.3 Payment by Guarantors.

          Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at Stated Maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Company becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

     7.4 Liability of Guarantors Absolute.

          Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

     (a) this Guaranty is a guaranty of payment when due and not of collectibility. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

     (b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default;

     (c) the obligations of each Guarantor hereunder are independent of the obligations of Borrowers and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrowers, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrowers or any of such other guarantors and whether or not a Borrower is joined in any such action or actions;

     (d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid; and without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

     (e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction,

limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or any other applicable Credit Document, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrowers or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents; and

     (f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Restricted Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which Borrowers may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

     7.5 Waivers by Guarantors.

          Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrowers, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrowers, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Borrowers or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrowers or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrowers or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith, gross negligence or willful misconduct; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrowers and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

     7.6 Guarantors’ Rights of Subrogation, Contribution, etc.

          Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrowers or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrowers with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrowers, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrowers or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrowers, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

     7.7 Subordination of Other Obligations.

          Any Indebtedness of Borrowers or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

     7.8 Continuing Guaranty.

          This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

     7.9 Authority of Guarantors or Borrowers.

          It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Borrowers or the officers, directors or any agents acting or purporting to act on behalf of any of them. Notwithstanding any provision of Credit Documents to the contrary (including any provision that would otherwise apply notwithstanding other provisions or that is the beneficiary of other overriding language) except as expressly approved by Company, (i) no more than 65% of the Voting Capital Stock and 100% of the Non-Voting Capital Stock of any Foreign Subsidiary shall be pledged or similarly hypothecated to guarantee or support any obligation of the Borrowers, (ii) no Foreign Subsidiary shall guarantee or support any obligation of the Borrowers (except as contemplated by clause (iii) below) and (iii) no security or similar interest shall be granted in the assets of any Foreign Subsidiary (other than a pledge or hypothecation by each Foreign Grantor (as defined in the Collateral Agreement) of its interests in “Foreign Grantor Collateral” (as defined in the Collateral Agreement) or collateral of a substantially similar scope provided under a Foreign Law Pledge Agreement), which security or similar interest guarantees or supports any obligation of a Borrower; provided any such incremental collateral shall not trigger any material tax obligations of Company or any of its Restricted Subsidiaries. The parties agree that any pledge, guaranty or security or similar interest made or granted in contravention of this Section 7.9 shall be void ab initio.

     7.10 Financial Condition of Borrowers.

          Any Credit Extension may be made to Borrowers or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrowers at the time of any such grant or continuation. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrowers. Each Guarantor has adequate means to obtain information from Borrowers on a continuing basis concerning the financial condition of Borrowers and their ability to perform their obligations under the Credit Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrowers and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrowers now known or hereafter known by any Beneficiary.

     7.11 Bankruptcy, etc.

          (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding against Borrowers or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrowers or any other Guarantor or by any defense which Borrowers or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

          (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrowers of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

          (c) In the event that all or any portion of the Guaranteed Obligations are paid by Borrowers, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

     7.12 Discharge of Guaranty Upon Sale of Guarantor.

          If all of the Capital Stock or all or substantially all of the assets of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such asset sale or other disposition.

     7.13 Taxes.

          The provisions of Section 2.16 shall apply, mutatis mutandi, to the Guarantors and payments thereby.

SECTION 8.

EVENTS OF DEFAULT

     8.1 Events of Default.

          If any one or more of the following conditions or events shall occur:

     (a) Failure to Make Payments When Due. Failure by Borrowers to pay (i) when due the principal of and premium, if any, on any Loan whether at Stated Maturity, by acceleration or otherwise; (ii) when due any installment of principal of any Loan, by mandatory prepayment or otherwise; or (iii) within three (3) Business Days of the date due any interest on any Loan or any fee or any other amount due hereunder.

     (b) Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Restricted Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an aggregate principal amount of $250,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party or any of their respective Restricted Subsidiaries with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above, or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause that Indebtedness to become or be declared due and payable prior to its Stated Maturity or the Stated Maturity of any underlying obligation, as the case may be; or

     (c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 5.1 (unless no time period is specified therefor), Section 5.2 (with respect to the legal existence of each Borrower), Section 5.12 or Section 6; or

     (d) Breach of Representations, etc. (i) Any representation, warranty, certification or other statement made by any Credit Party in this Credit Agreement shall be false in any material respect as of the date made; or (ii) any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document (other than this Agreement) or in any statement or certificate at any time given by any Credit Party or any of its Restricted Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false as of the date made or deemed made, to the extent (other than in the case of any representation, warranty, certification or other statement is already qualified as to “materiality” or similar standard) as could reasonably be expected to have a Material Adverse Effect; or

     (e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents,

other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an officer of such Credit Party becoming aware of such default, or (ii) receipt by Company of notice from Administrative Agent or any Lender of such default; or

     (f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Company or any other Borrower or any Significant Subsidiary in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, reorganization, liquidation or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any other Borrower or any Significant Subsidiary under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, reorganization, liquidation or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any other Borrower or any Significant Subsidiary, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any other Borrower or any Significant Subsidiary for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any other Borrower or any Significant Subsidiary, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

     (g) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Company or any other Borrower or any Significant Subsidiary shall seek to have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, reorganization, liquidation or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any other Borrower or any Significant Subsidiary shall make any assignment for the benefit of creditors; or (ii) Company or any other Borrower or any Significant Subsidiary shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or

     (h) Claims, Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $250,000,000 (in either case to the extent not fully covered by insurance (less any deductible) as to which a solvent and unaffiliated third party insurance company has acknowledged coverage) shall be entered or filed against Company or any other Borrower or any Significant Subsidiary or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days (or in any event later than the date that enforcement proceedings shall have been commenced by any creditor upon such judgment order or five (5) days prior to the date of any proposed sale thereunder); or

     (i) Dissolution. Any order, judgment or decree shall be entered against Company or any other Borrower or any Significant Subsidiary decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

     (j) Employee Benefit Plans. There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $250,000,000 during the term hereof; or

     (k) Change of Control. A Change of Control shall occur; or

     (l) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect in any material respect with respect to any Guarantor that is a Borrower or a Significant Subsidiary (other than in accordance with its terms) or shall be declared to be null and void or any such Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document having a value in excess of $250,000,000 (but only to the extent that the Collateral Coverage Ratio after giving effect thereto is less than 2.75 to 1.0), in each case, for any reason other than (x) the failure of Collateral Agent to take any action within its control that the Borrower Representative requests in writing (with reasonable notice) that Collateral Agent take, (y) the failure of Collateral Agent to maintain possession of certificates representing Equity Interests delivered to Collateral Agent as part of the Collateral or (z) the regulatory status of any Secured Party in an applicable jurisdiction;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g) with respect to a Borrower, automatically, and (2) upon the occurrence of any other Event of Default, upon notice to Borrowers by the Administrative Agent (given at the direction of the Requisite Lenders) with respect to any or all of the following, (A) the Commitments, if any, of each Lender having such Commitments shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the fees, expenses, indemnities and other amounts (including fees, charges and disbursements of counsel) then due to the Collateral Agent, the Administrative Agent and Secured Parties, including without limitation, amounts payable under Sections 2.12, 2.14, 2.15, 2.16 and 10.2, (II) the unpaid principal amount of and accrued interest on the Loans, and (III) all other Obligations; (C) Administrative Agent may, and upon the written direction of the Requisite Lenders shall, cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents; and (D) Administrative Agent, upon the written direction of the Requisite Lenders shall immediately convert any or all LIBOR Rate Loans then outstanding into Base Rate Loans (it being understood that Borrowers shall be liable for any amounts payable under Section 2.14(c) in connection with such conversion).

SECTION 9.

AGENTS

     9.1 Appointment of Agents, Arrangers and Other Agents.

          Banc of America Securities LLC, Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc. are hereby appointed the Arrangers hereunder, and each Lender hereby authorizes Banc of America Securities LLC, Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc. to act as the Arrangers in accordance with the terms hereof and the other Credit Documents. Bank of

America, N.A. is hereby appointed the Administrative Agent and the Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Bank of America, N.A. to act as the Administrative Agent and as the Collateral Agent in accordance with the terms hereof and the other Credit Documents. Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc. are hereby appointed the Syndication Agents hereunder, and each Lender hereby authorizes Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc. to act as the Syndication Agents in accordance with the terms hereof and the other Credit Documents. RBC Capital Markets and UBS Securities LLC are hereby appointed the Documentation Agents hereunder, and each Lender hereby authorizes RBC Capital Markets and UBS Securities LLC to act as the Documentation Agents in accordance with the terms hereof and the other Credit Documents. Blaylock Robert Van, LLC and CastleOak Securities, L.P. are hereby appointed the Senior Managing Agents hereunder, and each Lender hereby authorizes Blaylock Robert Van, LLC and CastleOak Securities, L.P. to act as the Senior Managing Agents in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 (other than as expressly provided herein) are solely for the benefit of the Agents and the Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions of this Section 9 (other than as expressly provided herein). Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, the Arrangers and the Other Agents are named as such for recognition purposes only, and in their respective capacities as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Credit Document; it being understood and agreed that the Arrangers and the Other Agents shall be entitled to all exculpatory provisions and indemnification and reimbursement rights in favor of the Agents provided herein and in the other Credit Documents and all of the other benefits of this Section 9 (notwithstanding, for the avoidance of doubt, whether or not the Arrangers or the Other Agents are specifically referenced in connection with the enumeration of such rights or benefits). Without limitation of the foregoing, no Arranger or Other Agent shall, by reason of this Agreement or any other Credit Document, have any fiduciary relationship in respect of any Lender, Credit Party or any other Person.

     9.2 Powers and Duties.

          Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship or other implied duties in respect of any Lender; and nothing herein or in any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement and in the other Credit Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under the agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     9.3 General Immunity.

          (a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency hereof or of any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or as to the value, sufficiency or perfection of any Collateral or as to the satisfaction of any condition set forth in Section 3 or elsewhere herein (other than to confirm receipt of items expressly required to be delivered to such Agent) or to inspect the properties, books or records of Company or any of its Subsidiaries or to make any disclosures with respect to the foregoing. No requirement in any Credit Document for a Credit Party to provide evidence, opinion, information, documentation or other material requested or required by an Agent shall be construed to mean that such Agent has any responsibility to request or require such evidence, opinion, information, documentation or other material. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans.

          (b) Exculpatory Provisions. No Agent, Arranger or Other Agent nor any of their officers, partners, directors, employees or agents shall be liable to the Lenders (i) for any action taken or omitted by any Agent, Arranger or Other Agent (A) under or in connection with any of the Credit Documents except to the extent caused by such Agent’s, Arranger’s or Other Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction or (B) with the consent or at the request of the Requisite Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) or (ii) for any failure of any Credit Party to perform its obligations under this Agreement or any other Credit Document. No Agent, Arranger or Other Agent shall, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose or be liable for the failure to disclose, any information relating to Company or any of its Affiliates that is communicated to or obtained by such Agent, Arranger or Other Agent or any of their Affiliates in any capacity. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or with any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions and shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Credit Document or applicable law. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or under any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

          (c) Notice of Default. No Agent shall be deemed to have knowledge of any Default or Event of Default until written notice describing such Default or Event of Default is given to such Agent by a Credit Party or a Lender. In the event that the Administrative Agent shall receive such a notice, the

Administrative Agent shall give notice thereof to the Lenders; provided that failure to give such notice shall not result in any liability on the part of the Administrative Agent.

          (d) No Lender shall assert, and each Lender hereby waives, any claim against any Agent, including any predecessor agent, its sub-agents and their respective Affiliates in respect of any action taken or omitted to be taken by any of them, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.

          (e) No provision of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, or the transactions contemplated hereby or thereby shall require any Agent to: (i) expend or risk its own funds or provide indemnities in the performance of any of its duties hereunder or the exercise of any of its rights or power, or (ii) otherwise incur any financial liability in the performance of its duties hereunder or the exercise of any of its rights or power, except for such expense, indemnity or liability, if any, arising out of such Agent’s gross negligence or willful misconduct in the performance of its duties hereunder or under any other Credit Document, as determined by a judgment of a court of competent jurisdiction.

          (f) No Agent, including any predecessor agent, its sub-agents and their respective Affiliates, shall be responsible for any action taken or omitted to be taken by such Agent with respect to (i) perfecting, maintaining, monitoring, preserving or protecting the security interest or lien granted under this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, (ii) the filing, re-filing, recording, re-recording or continuing of any document, financing statement, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times or (iii) providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to any of the Collateral. The actions described in items (i) through (iii) shall be the sole responsibility of the Credit Parties.

          (g) No Agent shall be required to qualify in any jurisdiction in which it is not presently qualified to perform its obligations as Agent.

     9.4 Agents Entitled to Act as Lender.

          The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its Loans, each Agent shall have the same rights and powers hereunder in its capacity as a Lender as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrowers for services in connection herewith and otherwise without having to account for the same to Lenders. The Lenders acknowledge that pursuant to such activities, the Agents or their Affiliates may receive information regarding any Credit Party or any Affiliate of any Credit Party (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Agents and their Affiliates shall be under no obligation to provide such information to them. In addition, pursuant to such activities, the Agents or their Affiliates may have economic interests that could conflict with the Lenders.

     9.5 Lenders’ Representations, Warranties and Acknowledgment.

          (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders. Each Lender agrees that it will not claim that any Lender has rendered advisory services of any nature or respect or owes a fiduciary or similar duty to any Lender in connection with this Agreement or the transactions contemplated hereby.

          (b) Each Lender, by delivering its signature page to an Assignment Agreement or a Joinder Agreement or by the funding of any Term Loans, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date or as of the date of funding of such Term Loans.

          (c) Each Lender represents and warrants that, as of the Closing Date, the date hereof, or such later date on which such Lender delivers a signature page to an Assignment Agreement or a Joinder Agreement, the Borrowers have provided such Lender with adequate access to financial and other information concerning Company and its Subsidiaries and such Lender has been able to obtain from the Borrowers any additional information necessary to make an informed decision regarding the creditworthiness of the Borrowers and their Subsidiaries.

     9.6 Right to Indemnity.

          Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party (and without limiting its obligation to do so), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, that in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided, further, that this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

     9.7 Successor Administrative Agent; Collateral Agent.

          (a) Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to the Lenders and Company and Administrative Agent or the Collateral Agent may be removed at any time after such notice of resignation from the Administrative Agent by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. The Administrative Agent shall have the right, but not the obligation, to appoint a financial institution to act as Administrative Agent and/or the Collateral Agent hereunder, subject to the reasonable satisfaction of the Requisite Lenders and, so long as no Default or Event of Default shall have occurred and be continuing, Company (such consent by Company not to be unreasonably withheld, conditioned or delayed, it being understood that Company will be deemed to have provided such consent in the event that it shall have failed to respond to a consent request made in writing and delivered in accordance with Section 10.1 within 30 days of such delivery). If Administrative Agent provides notice of its resignation, Administrative Agent’s resignation shall become effective on the 10th Business Day after such notice of resignation. Upon any such notice of resignation or any such removal, if a successor Administrative Agent has not already been appointed by the retiring Administrative Agent, Requisite Lenders shall have the right, upon five (5) Business Days’ notice to Company, to appoint a successor Administrative Agent, subject to, so long as no Default or Event of Default shall have occurred and be continuing, the consent of Company to such appointment (such consent by Company not to be unreasonably withheld, conditioned or delayed, it being understood that Company will be deemed to have provided such consent in the event that it shall have failed to respond to a consent request made in writing and delivered in accordance with Section 10.1 within 30 days of such delivery). If neither Requisite Lenders nor Administrative Agent have appointed a successor Administrative Agent, then the Requisite Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided, that until a successor Administrative Agent is so appointed by Requisite Lenders or Administrative Agent, Administrative Agent, by notice to Company and Requisite Lenders, may, but is not required to, retain its role as the Collateral Agent under any Collateral Document. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and Collateral Agent and the retiring or removed Administrative Agent and Collateral Agent shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under the Credit Documents, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations hereunder. Except as provided above, any resignation or removal of Bank of America, N.A. or its successor as Administrative Agent pursuant to this Section 9.7 shall also constitute the resignation or removal of Bank of America, N.A. or its successor as the Collateral Agent. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After any retiring or removed Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder. Any successor Administrative Agent appointed pursuant to this Section 9.7 shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder. If Bank of America, N.A. or its successor as Administrative Agent pursuant to this Section 9 has resigned as Administrative Agent but retained its role as Collateral Agent and no successor Collateral Agent has become the Collateral Agent pursuant to the immediately preceding sentence, Bank of America, N.A. or its successor may resign as the Collateral Agent upon thirty (30) days’ prior written notice to Company and Lenders.

          (b) In addition to the foregoing, the Collateral Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and the Grantors. Administrative Agent shall have the right to appoint a financial institution as the Collateral Agent hereunder, subject to the consent of the Requisite Lenders (not to be unreasonably withheld) and, so long as no Default or Event of Default shall have occurred and be continuing, of Company (such consent by Company not to be unreasonably withheld, conditioned or delayed, it being understood that Company will be deemed to have provided such consent in the event that it shall have failed to respond to a consent request made in writing and delivered in accordance with Section 10.1 within 30 days of such delivery) and the Collateral Agent’s resignation shall become effective on the earlier of (i) the acceptance of such successor Collateral Agent by the Requisite Lenders or (ii) the 30th day after such notice of resignation. Requisite Lenders shall have the right, upon five (5) Business Days’ notice to Administrative Agent, to appoint a successor Collateral Agent, subject to, so long as no Default or Event of Default shall have occurred and be continuing, the consent of Company to such appointment (such consent by Company not to be unreasonably withheld, conditioned or delayed, it being understood that Company will be deemed to have provided such consent in the event that it shall have failed to respond to a consent request made in writing and delivered in accordance with Section 10.1 within 30 days of such delivery). Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor Collateral Agent, that the successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement and the Collateral Documents, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder or under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Collateral Documents, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Collateral Documents. After any retiring or removed Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this Agreement and the Collateral Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Collateral Documents while it was the Collateral Agent hereunder.

          (c) Delegation of Duties. Each of the Administrative Agent and the Collateral Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by it. Each of the Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.7(c) and of Section 9.6 shall apply to any of the Affiliates of the Administrative Agent or the Collateral Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent or Collateral Agent, as applicable. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.7(c) and of Section 9.6 shall apply to any such subagent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Credit Parties and the Lenders, (ii) such rights, benefits and privileges

(including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

     9.8 Proofs of Claim.

          In case of the pendency of any proceeding under the Bankruptcy Code or other applicable law or any other judicial proceeding relative to Company, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Company) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the other Secured Parties (including fees, disbursements and other expenses of counsel) allowed in such judicial proceeding and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and other Secured Party to make such payments to the Administrative Agent. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or other Secured Party to authorize the Administrative Agent to vote in respect of the claim of such Lender or such other Secured Party in any such proceeding.

     9.9 Arrangers and Other Agents.

          Except as otherwise set forth herein, no Arranger or Other Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement (or any other Credit Document) other than those applicable (to the extent such Arranger or Other Agent is a Lender) to all Lenders as such. Without limiting the foregoing, no Arranger or Other Agent shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any Arranger or Other Agent in deciding to enter into this Agreement and each other Credit Document to which it is a party or in taking or not taking action hereunder or thereunder.

     9.10 Tax Indemnification.

          To the extent required by any applicable law, Administrative Agent may deduct or withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If any Governmental Authority asserts a claim that Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed or because such Lender failed to notify Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), then such Lender shall, and does hereby, indemnify and hold harmless Administrative Agent (without limiting the obligations of the Credit Parties hereunder), and shall make payment in respect thereof within 10 days after demand therefor, fully for all amounts paid, directly or indirectly, by Administrative Agent as Taxes or otherwise, and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for Administrative Agent), whether or not such Tax was correctly or legally asserted. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.

Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due to the Administrative Agent under this Section 9.10. The agreements in this Section 9.10 shall survive the resignation and/or replacement of Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

SECTION 10.

MISCELLANEOUS

     10.1 Notices.

          (a) Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party or an Agent, shall be sent to such Person’s address as set forth on Appendix A or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix A or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, or sent by telecopy or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telecopy, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent.

     (b) Electronic Communications.

     (i) Notices and other communications to Lenders hereunder may be delivered or furnished by Approved Electronic Communication (including e-mail and Internet or intranet web-sites, including the Information Platform) pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, further, that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (x) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient and (y) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (x) of notification that such notice or communication is available and identifying the website address therefor.

     (ii) Each Credit Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the gross negligence or willful misconduct of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

     (iii) The Information Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agents nor any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Information Platform and each expressly disclaims liability for errors or omissions in the Information Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Information Platform or the Approved Electronic Communications. Each party hereto agrees that no Agent has any responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Approved Electronic Communication or otherwise required for the Information Platform. In no event shall any Agent nor any of the Agent Affiliates have any liability to any Credit Party, any Lender or any other Person for damages of any kind, whether or not based on strict liability and including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Credit Party’s or any Agent’s transmission of communications through the internet.

     (iv) Each Credit Party, each Lender and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Information Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

     (v) All uses of the Information Platform shall be governed by and subject to, in addition to this Section 10.1(b), separate terms and conditions posted or referenced in such Information Platform and related agreements executed by the Lenders and their Affiliates in connection with the use of such Information Platform.

     (vi) Any notice of Default or Event of Default may be provided by telephonic notice if confirmed promptly thereafter by delivery of written notice thereof.

     10.2 Expenses.

          Whether or not the transactions contemplated hereby shall be consummated, Borrowers agree to pay promptly upon demand (i) all the actual and reasonable costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto (whether or not effective); (ii) all the costs of furnishing all opinions by counsel for Borrowers and the other Credit Parties; (iii) all the actual and reasonable costs and expenses (including the actual and reasonable fees, charges and disbursements of a single counsel to the Administrative Agent and Collateral Agent (in addition to local or specialized counsel)) to Agents in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto (whether or not effective) and any other documents or matters requested by Borrowers; (iv) all the actual costs and expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Secured Parties pursuant hereto, including filing and recording fees, expenses and amounts owed pursuant to Sections 2.14, 2.15 and 2.16, search fees, title insurance premiums and actual and reasonable fees, charges and disbursements of a single counsel to the Agents (in addition to local or specialized counsel); (v) all the actual costs and expenses (including the actual and reasonable fees, expenses and disbursements of counsel and of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the Collateral; (vi) all other actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (vii) after the occurrence of a Default or an Event of Default, all costs, amounts required to be indemnified pursuant to the provisions of any Credit Document, expenses, fees, commission, taxes and other amounts (including the actual and reasonable fees, charges and disbursements of a single counsel (in addition to local or specialized counsel) and financial and other professional advisors for the Agents and a single counsel for the other Secured Parties taken as a whole) and costs of settlement incurred by any Agent or any Secured Party in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty), and all reasonable expenses, liabilities and advances made or incurred by the Administrative Agent or the Collateral Agent in connection therewith and all amounts for which such Agent is entitled to indemnification pursuant to the provisions of any Credit Document until paid in full or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings or otherwise incurred in connection with any bankruptcy or insolvency proceedings, including, without limitation, a case or cases under the United States Bankruptcy Code filed by or against any Credit Party.

     10.3 Indemnity.

          (a) In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party (other than each Foreign Grantor) agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent and Lender, their respective Affiliates and their respective officers, partners, directors, shareholders, trustees, employees, representatives, agents, advisors and attorneys (each, an “Indemnitee”), from and against any and all Indemnified Liabilities, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH AGENT OR LENDER; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee or its related Persons as determined by a court of competent jurisdiction in a final, nonappealable order. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. In addition to the foregoing and not in derogation therefrom, the Credit Parties jointly and severally agree to indemnify Bank of America, N.A., its affiliates, their respective officers, partners, directors, shareholders, trustees, employees, representatives, agents, advisors, and attorneys (the “BANA Indemnitees”) for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including actual and reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever (“Liabilities”) which may be imposed on, incurred by or asserted against a BANA Indemnitee in connection with the Institutional Allocation Confirmations entered into in connection with the Tranche 2 Term Loan Commitments, the Assignment Agreements relating thereto or the transactions contemplated thereby (including Liabilities resulting from a BANA Indemnitee’s failure to withhold any Taxes in connection with the transactions contemplated thereby); provided that the Credit Parties shall not be liable for any portion of such Liabilities resulting from a BANA Indemnitee’s gross negligence or willful misconduct, as determined by a final, nonappealable judgment of a court of competent jurisdiction (it being understood that failure to withhold any Taxes shall be deemed not to be gross negligence or willful misconduct).

          (b) To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against Lenders, Agents and their respective Affiliates, partners,

directors, shareholders, trustees, employees, representatives, agents, advisors or attorneys, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Credit Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          (c) All amounts due under this Section 10.3 shall be due and payable within ten Business Days after demand therefor.

          (d) To the extent a Borrower for any reason fails to pay any amount required under Section 10.2 or paragraph (a) or (b) of this Section 10.3 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Agent, or any Affiliate of any of the foregoing within the time specified above, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), or such Affiliate, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (such indemnity shall be effective whether or not the related losses, claims, damages, liabilities and related expenses are incurred or asserted by any party hereto or any third party); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Collateral Agent (or any sub-agent thereof), in its capacity as such, or against any Affiliate of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Collateral Agent (or any sub-agent thereof) in connection with such capacity. The obligations of the Lenders under this paragraph (d) are subject to the provisions of Section 2.12. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total outstanding Term Loans and unused Commitments at the time. Each Lender further agrees that in the event a distribution to the Secured Parties is made that does not conform to the provisions of Section 2.12(h), each Lender agrees that it shall turn over to the Agents all amounts payable (or which would have been payable to Agents or made in conformity with Section 2.12(h)) to such Agents pursuant to Section 2.12(h).

     10.4 Set Off.

          In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender and its respective Affiliates is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts (in whatever currency)) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party (in whatever currency) against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and under the other Credit Documents, including all claims of any nature or description arising out of or connected herewith or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder, (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable and although such obligations and liabilities, or any of them, may be contingent or unmatured or (c) such obligation or liability is owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation or such Indebtedness.

     10.5 Amendments and Waivers.

          (a) Requisite Lenders’ Consent. Subject to Sections 10.5(b) and 10.5(c) and, in the case of the Intercreditor Agreement, 10.19(a), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Borrowers and (i) in the case of this Agreement, Administrative Agent and the Requisite Lenders or (ii) in the case of any other Credit Document, Administrative Agent and, if party thereto, Collateral Agent, with the consent of the Requisite Lenders.

          (b) Affected Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

     (i) extend the scheduled final maturity of any Loan or Note of such Lender;

     (ii) waive, reduce or postpone any scheduled repayment due such Lender (but not prepayment);

     (iii) reduce the rate of interest on any Loan of such Lender (other than any amendment to the definition of “Default Rate” (which may be affected by consent of the Requisite Lenders) and any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.7) or any fee payable hereunder;

     (iv) extend the time for payment of any such interest or fees to such Lender;

     (v) reduce the principal amount of any Loan;

     (vi) amend, modify, terminate or waive any provision of this Section 10.5(b) or Section 10.5(c);

     (vii) amend Section 2.13 or the definition of “Requisite Lenders” or “Pro Rata Share”; provided, with the consent of Administrative Agent, additional extensions of credit pursuant hereto may be included in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Commitments and the Loans are included on the Closing Date;

     (viii) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents or subordinate any Liens securing the Obligations; or

     (ix) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document except due to any transaction or event permitted hereunder.

          (c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

     (i) increase any Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Commitment of any Lender;

     (ii) amend, modify, terminate or waive any condition precedent in Section 3.2(a) with regard to the making of any Loan without the consent of the Requisite Lenders having Exposure (it being understood that no waiver of any Default or Event of Default by the Requisite Lenders, nor any waiver or amendment of any covenant, representation or other provision not in Section 3.2(a) shall constitute such an amendment, modification or waiver);

     (iii) amend, modify, terminate or waive any provision of Section 9 or any other provision of this Agreement or any other Credit Document, including Section 2.11(a) and (b) and Section 2.12(a), as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent; or

     (iv) amend, modify, terminate or waive any provision of Sections 2.20(a) or 2.20(b), in each case, in any manner adverse to the Collateral Agent or the Administrative Agent without the consent of the Collateral Agent or the Administrative Agent, as applicable.

          Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender or an Insolvent Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Loans of such Lender hereunder will not be taken into account in determining whether the Requisite Lenders or all of the affected Lenders, as required, have approved any such amendment or waiver (and the definition of “Requisite Lenders” will automatically be deemed modified accordingly for the duration of such period); provided, that any such amendment or waiver that would increase or extend the Commitment of such Lender, extend the date fixed for the payment of principal or interest owing to such Lender hereunder, reduce the principal amount of any obligation owing to such Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Lender, or alter the terms of this proviso, will require the consent of such Lender.

          (d) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. Except to the extent that any such notice or demand is required to be given under this Agreement or any other Credit Document, no notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

     10.6 Successors and Assigns; Participations.

          (a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Lenders. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of the Administrative

Agent and all Lenders except as permitted in Section 10.5(b)(ix) (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders and Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Company, the Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of a fully executed Assignment Agreement (and acknowledged by Administrative Agent, it being understood that such acknowledgment shall be ministerial in nature and shall not imply that Administrative Agent has the right to consent to any assignment other than an assignment that does not meet the minimum amount specified in Section 10.6(c)(ii)) effecting the assignment or transfer thereof, together with the required forms and certificates regarding Tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.6(d). Each assignment shall be recorded in the Register promptly following receipt by the Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to Company and a copy of such Assignment Agreement shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans. Solely for the purposes of maintaining the Register and for tax purposes only Administrative Agent shall be deemed to be acting on behalf of the Credit Parties.

          (c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations (provided, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments):

     (i) to any Person meeting the criteria of clause (a) of the definition of the term of “Eligible Assignee” upon the giving of notice to Company and the Administrative Agent; and

     (ii) to any Person meeting the criteria of clause (b) or (c) of the definition of the term of “Eligible Assignee” upon giving of notice to Administrative Agent and obtaining the prior written consent of the Borrower Representative (such consent not to be unreasonably withheld, conditioned or delayed; it being understood that the Borrower Representative will be deemed to have provided such consent in the event that it shall have failed to respond to a consent request made in writing and delivered in accordance with Section 10.1 within five Business Days of such delivery); provided, that each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by the Borrower Representative and the Administrative Agent or as shall constitute the aggregate amount of the Term Loans of the assigning Lender) with respect to the assignment of Term Loans; provided, that the Related Funds of any individual Lender may aggregate their Loans for purposes of determining compliance with such minimum assignment amounts.

          (d) Mechanics. Assignments and assumptions of Loans and Commitments by Lenders shall be effected by manual execution and delivery to the Administrative Agent of an Assignment Agreement (and acknowledged by Administrative Agent, it being understood that such acknowledgment shall be ministerial in nature and shall not imply that Administrative Agent has the right to consent to any assignment other than an assignment that does not meet the minimum amount specified in Section 10.6(c)(ii)). Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to the Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income Tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.16(e), together with payment to the Administrative Agent of a registration and processing fee of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

          (e) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Closing Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be and is capable of evaluating the creditworthiness of Company; and (iii) it shall make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

          (f) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the “Assignment Effective Date” (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof, including under Section 10.8) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, that anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect any Commitment of such assignee; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon Company shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect outstanding Loans of the assignee and/or the assigning Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with the requirements of this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.6(g). Any assignment by a Lender pursuant to this Section 10.6 shall not in any way constitute or be deemed to constitute a novation, discharge, rescission, extinguishment or substitution of the Indebtedness hereunder, and any Indebtedness so assigned shall continue to be the same obligation and not a new obligation.

          (g) Participations.

          (i) Each Lender shall have the right at any time to sell one or more participations to any Person (other than a natural person, Company, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation.

          (ii) The holder of any such participation, other than an Affiliate of the Lender granting such participation (a “Participant”), shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan or Note in which such Participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon or reduce the principal amount thereof, or increase the amount of the Participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any Participant if the Participant’s participation is not increased as a result thereof), (B) amend the definition of “Requisite Lenders” or the definition of “Pro Rata Share”, except as such amendments are permitted by the proviso in Section 10.5(b)(vii), or (C) release all or substantially all of the Guarantors or the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such Participant is participating.

          (iii) Company agrees that each Participant shall be entitled to the benefits of Sections 2.14(c), 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section 10.6 (subject to the requirements and limitations therein, including the requirement to provide forms under Section 2.16(e)); provided, that a Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent the entitlement to a greater payment results from a change in law that occurs after such Participant acquires the applicable participation; provided, further, that nothing herein shall require any notice to Company or any other Person in connection with the sale of any participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender; provided, that such Participant agrees to be subject to Section 2.17 as though it were a Lender.

          (iv) Each Lender that sells a participation shall, acting as a non-fiduciary agent of Company, maintain a register on which it enters the name and address of each Participant and the principal amounts of each Participant’s interest in the Commitments, Loans and other Obligations held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such Commitments, Loans and other Obligations as the owner thereof for all purposes of this Agreement notwithstanding any notice to the contrary. Any such Participant Register shall be available for inspection by any Agent at any reasonable time and from time to time upon reasonable prior notice.

          (h) Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 10.6 any Lender may assign, pledge and/or grant a security interest in (without the consent of Company, any Borrower or the Administrative Agent) all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided, that no Lender, as between Borrowers and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; provided, further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

     10.7 Special Purpose Funding Companies.

          Notwithstanding anything to the contrary contained herein, any Lender (“Granting Lender”) may grant to a special purpose funding company (an “SPC”), identified as such in writing from time to time by the Granting Lender to Administrative Agent and Borrowers, the option to provide to Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to Borrowers pursuant to this Agreement; provided that (x) nothing herein shall constitute a commitment by any SPC to make any Loans and (y) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this clause, any SPC may (i) with notice to, but without the prior written consent of, Borrowers or Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrowers and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 10.7 may not be amended without the written consent of the SPC. Borrowers acknowledge and agree, subject to the next sentence, that, to the fullest extent permitted under applicable law, each SPC, for purposes of Sections 2.13, 2.14, 2.15, 2.16, 10.2, 10.3 and 10.4, shall be considered a Lender and entitled to any benefits therein (subject to the requirements and limitations therein, including the requirement to provide forms under Section 2.16(e)). Borrowers shall not be required to pay any amount under Sections 2.13, 2.14, 2.15, 2.16, 10.2, 10.3 and 10.4 that is greater than the amount which it would have been required to pay had no grant been made by a Granting Lender to a SPC except to the extent the entitlement to a greater payment results from a change in law that occurs after the applicable Loan is granted to such SPC.

     10.8 Survival of Representations, Warranties and Agreements.

          All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.14(c), 2.15, 2.16, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.13, 9.3(b) and 9.6 shall survive the payment of the Loans, and the termination hereof.

     10.9 No Waiver; Remedies Cumulative.

          No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

     10.10 Marshalling; Payments Set Aside.

          Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent, Collateral Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

     10.11 Severability.

          In case any provision herein or obligation hereunder or any Note or other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     10.12 Obligations Several; Independent Nature of Lenders’ Rights.

          The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     10.13 Headings.

          Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

     10.14 APPLICABLE LAW.

          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     10.15 CONSENT TO JURISDICTION.

          (a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT HEREOF OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR

FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1 IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (iv) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

          (b) EACH CREDIT PARTY HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 10.1. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY CREDIT PARTY IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE.

     10.16 WAIVER OF JURY TRIAL.

          EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HERE-

UNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     10.17 Confidentiality.

          Each Agent and Lender shall hold all non-public, confidential or proprietary information regarding Company and its Restricted Subsidiaries and their businesses clearly identified as such by Company and obtained by such Agent or Lender pursuant to the requirements hereof in accordance with such Agent or Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by Company that, in any event, an Agent or Lender may make (i) disclosures of such information to Affiliates of such Person and to their directors, officers, employees, agents and advisors (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17); provided that such Affiliates, directors, officers, employees, agents, advisors or other persons are advised of and agreed or are otherwise obligated to be bound by the provisions of this Section 10.17, (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee, Participant or sub-participant in connection with the contemplated assignment, transfer or participation (x) by such Agent of any agency position, (y) by such Lender of any Loans or any participations therein or (z) by any direct or indirect contractual counterparties (or the professional advisors thereto) (provided, such bona fide or potential assignees, transferees, participants, sub-participants, and counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.17), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Agents or any Lender, (iv) disclosures to any Lender’s financing sources, provided that prior to any disclosure, such financing source is informed of the confidential nature of the information and agrees to be bound by the provisions of this Section 10.17, (v) disclosure of information which (A) becomes publicly available other than as a result of a breach of this Section 10.17 or (B) becomes available to Administrative Agent, any other Agent or any Lender on a non-confidential basis from a source other than Company, (vi) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process, (vii) disclosures with consent of Company or any Restricted Subsidiary; provided, unless specifically prohibited by applicable law or court order, each Agent or Lender shall make reasonable efforts to notify Company of any request or requirement by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process (other than any such request in connection with any examination of the financial condition or other routine examination of such Agent or Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information and (viii) disclosures to any other party hereto. Notwithstanding the foregoing, on or after the Closing Date, Agents, the Arrangers and the Other Agents may, at their respective own expense, issue news releases and publish “tombstone” advertisements and other announcements relating to this transaction in newspapers, trade journals and other appropriate media, in each case, with the content thereof (other than with respect to “tombstone” advertisements) having been approved by Company. Notwithstanding any other provision of this Section 10.17, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all Persons, without limitation of any kind, the Tax treatment and any facts that may be relevant to the Tax structure of the transactions contemplated by this Agreement and the other Credit Documents; provided, however, that no party (and no employee, representative, or other agent thereof) shall disclose any other information that is not relevant to an understanding of the Tax treatment and Tax structure of the transaction (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could reasonably result in a violation of any applicable securities law.

     10.18 Usury Savings Clause.

          Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Company. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

     10.19 Collateral Documents and Guaranty.

          (a) Each Secured Party hereby authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of Secured Parties with respect to the Guaranty, the Collateral and the Collateral Documents. Each Secured Party hereby further authorizes Administrative Agent and/or Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to enter into the Intercreditor Agreement and any amendment, modification or waiver thereto to the extent reasonably necessary to (i) reflect a Refinancing, in whole or in part, of the First Lien Obligations and/or the Second Lien Obligations (as defined in the Intercreditor Agreement) that is permitted by the Credit Documents (other than the Intercreditor Agreement) or (ii) permit any other action that is not prohibited by the Credit Documents (other than the Intercreditor Agreement).

          (b) Administrative Agent or Collateral Agent shall release any Lien on any property granted to or held by Administrative Agent or Collateral Agent under any Credit Document upon termination of the Commitments and payment in full of all Obligations (other than contingent reimbursement and indemnification obligations not yet accrued and payable).

          (c) Subject to Sections 10.5 and 10.19(k), without further written consent or authorization from any Secured Party, Administrative Agent or Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented (and in connection therewith release any Lien encumbering Collateral to the extent owned by such Guarantor) and (ii) release any Subsidiary Borrower from its Obligations in accordance with Section 5.13 (and in connection therewith release any Lien encumbering Collateral to the extent of the interest of such Subsidiary Borrower).

          (d) (i) Upon the consummation of any sale, disposition or other transfer (including, without limitation, the granting of any Lien or any disposition that is intended to be a true sale but is re-characterized as the incurrence of a Lien) by any Grantor of any Collateral to any Person that is not a Grantor that is permitted under this Agreement, or (ii) if the release of such Lien is approved, authorized or ratified in writing by the Requisite Lenders (or such greater number of Lenders as may be required) pursuant to Section 10.5, upon the satisfaction (in the case of this clause (ii)) of any conditions contained in such approval, authorization or ratification, then in either case, any Lien in such Collateral granted under the Collateral Agreement or any other Collateral Document shall be automatically released, without further action of Collateral Agent or any other Person.

          (e) A Grantor (other than a Foreign Grantor) shall automatically be released from its obligations under the Collateral Agreement and any other Collateral Document and any Lien in the Collateral of such Grantor shall be automatically released, in each case without further action of Collateral Agent or any other Person, upon the release of such Grantor from the Guaranty pursuant to Section 10.19(c).

          (f) In the event that (i) any trade accounts receivable and the proceeds thereof (collectively, “Factored Accounts”) of The CIT Group/Commercial Services, Inc. or any other Grantor that conducts trade finance in the Ordinary Course of Business (collectively, “Trade Finance Grantors”) shall become subject to any defense (unrelated to the financial condition of the related obligor thereon), dispute, offset or counterclaim of any kind, (ii) a Trade Finance Grantor desires to accommodate a client’s request to re-assign to such client any Factored Account with respect to which such Trade Finance Grantor does not bear the credit risk, (iii) a Trade Finance Grantor desires or is required to re-assign to a client some or all of the Factored Accounts previously conveyed by such client to such Trade Finance Grantor in connection with (x) the termination of such client’s agreement with such Trade Finance Grantor or (y) the settlement of a dispute between such client and such Trade Finance Grantor, or (iv) a Trade Finance Grantor desires to make a claim under an insurance policy or other credit protection device and must convey the applicable Factored Accounts to the insurance company which issued such policy or to the grantor of such credit protection device free and clear of any Liens, then any Lien in the applicable Factored Accounts granted under the Collateral Agreement or any other Collateral Document shall be automatically released upon the consummation of such transaction, without further action of Collateral Agent or any other Person.

          (g) Reasonably identifiable proceeds or remittances from a securitization, conduit or other similar facility (whether cash or other assets and whether constituting proceeds of assets owned by a Grantor or the purchase price of assets owed to a Grantor) shall be automatically released from Collateral Agent’s Lien without further action of Collateral Agent or any other Person, solely to the extent that a Grantor is contractually required by the terms of such securitization, conduit or other similar facility to remit such proceeds to a third party that is not Company or any Grantor.

          (h) Subject to Section 10.19(k), upon the request of any Grantor, Collateral Agent shall enter into an agreement to subordinate the Lien of Collateral Agent in specific Collateral to the holder of a Lien permitted by clause (4), (5), (6), (7), (10), (11), (12)(c), (15), (17) or (to the extent it relates to any of the foregoing) (18) of Section 6.1(b) in such Collateral if the holder of such consensual Permitted Priority Lien requires such a subordination agreement, which agreement shall be reasonably satisfactory to Collateral Agent.

          (i) Permitted Release Collateral shall be automatically released from the Lien of Collateral Agent without further action of Collateral Agent or any other Person upon the attachment of the applicable Lien described in the definition of “Permitted Release Collateral.” Subject to Sections 10.5 and 10.19(k), without further written consent or authorization from any Secured Party, Administrative Agent or Collateral Agent, as applicable, may execute any documents or instruments necessary to release, upon the request of the applicable Grantor, Collateral comprised of pledges of Capital Stock of Foreign Subsidiaries (other than (i) 65% of the Capital Stock of each of CIT Leasing de Argentina S.A., The Capita Corp Do Brasil LTDA, CIT Financial Ltd., Emerald Holdings CV, CIT Global Vendor Services S.A., The Capita Corp De Mexico SA, CIT Aerospace International and CIT Vendor Finance (UK) Limited, (ii) 55% of the Capital Stock of CIT Leasing Chile Ltda., (iii) 49% of the Capital Stock of CIT Group Finance (Ireland) and (iv) 44% of the Capital Stock of Arrendadora Capita Corp SA); provided that (A) after giving effect to such release the Collateral Coverage Ratio is at least 2.75 to 1.0 and (B) that any such Collateral so released shall concurrently be released from any Junior Liens thereon. No Subsidiary Guarantor shall withdraw any Cash or Cash Equivalents held in Controlled Accounts to the extent such Cash or Cash Equivalents were included in the calculation of the numerator of the Collateral Coverage Ratio, unless (A) after giving effect to such withdrawal the Collateral Coverage Ratio is at least 2.75 to 1.0 and (B) such Cash or Cash Equivalents so withdrawn shall concurrently be released from any Junior Liens thereon.

          (j) Upon a merger of CIT Funding into CIT Group Inc., to the extent permitted by Section 6.4, the interest of C.I.T. Leasing Corporation in the equity of CIT Funding shall be automatically released from Collateral Agent’s Lien without further action of Collateral Agent or any other Person.

          (k) Notwithstanding anything to the contrary in any Credit Document, each Secured Party hereby (A) confirms the authority of Collateral Agent and/or Administrative Agent to evidence (i) the release of its Lien with respect to any Collateral released pursuant to Section 10.19(b), (c), (d), (e), (f), (g), (i) or (j) hereof, (ii) the subordination of its Lien with respect to any Collateral pursuant to Section 10.19(h) hereof or (iii) the release of any guarantee obligations of any Guarantor to the extent permitted by Section 10.19(c), including the authority to execute, authorize or file such documentation as may be reasonably requested by any Grantor (the “Requesting Grantor”) and that is reasonably satisfactory to Collateral Agent; and (B) directs Collateral Agent to execute, authorize or file such documentation as may be reasonably requested by any Requesting Grantor to evidence such release or subordination upon receipt from the Requesting Grantor of a certificate of an Authorized Officer substantially in the form of Annex 4 of the Collateral Agreement (for release of Collateral) or Annex 5 of the Collateral Agreement (for subordination of Collateral) hereto (or, in each case, such other comparable document as may be reasonably acceptable to the Collateral Agent) and all supporting documentation reasonably requested by Collateral Agent; provided that Collateral Agent shall have no obligation to execute or file any such documentation evidencing such release or subordination if Collateral Agent, acting in its sole and reasonable discretion, determines that such release or subordination is not permitted by this Section 10.19; it being understood that Collateral Agent shall be entitled to rely conclusively upon any certificate delivered pursuant to this Section 10.19(k) regardless of any information it may otherwise have and shall have no obligation (1) to ascertain if any requested release or subordination is permitted by this Section 10.19, (2) to verify the accuracy of the statements in such certificate or any other documents provided pursuant to this Section 10.19, (3) to request supporting documentation, (4) to take into account any information it may otherwise have or (5) to seek consent of any of the Lenders to any such release or subordination.

          (l) Any release of guarantee obligations pursuant to this Section 10.19 shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Company or any of its Subsidiaries, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Company or any of its Subsidiaries or any substantial part of its property, or otherwise, all as though such payment had not been made.

          (m) Anything contained in any of the Credit Documents to the contrary notwithstanding, the Borrowers, Administrative Agent, Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent in accordance with the terms hereof, (ii) in the event of a foreclosure by Collateral Agent (at the direction of the Requisite Lenders) on any of the Collateral pursuant to a public or private sale or other disposition, Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale or other disposition and (iii) if in connection with any amendment, modification or waiver of the Second Amended and Restated Pledge Agreement dated as of March 4, 2010 made by CIT Financial (Barbados) SRL in favor of Bank of America, N.A., as Agent, that is permitted by the Credit Documents, the registration of such amendment, modification or waiver with the Barbados Registrar of Corporate Affairs and Intellectual Property would require payment of any stamp or similar duty in excess of $1,000, (A) such registration shall not be required to be effected and (B) no opinion in respect of the enforceability thereof shall be required to be delivered, in each case except to the extent required by the terms of the Series A Indenture, Series A Collateral Agreement, the Series B Indenture or the Series B Collateral Agreement; provided that any Collateral released pursuant to any such amendment, modification or waiver shall concurrently be released from any Junior Liens thereon.

     10.20 Effectiveness.

          This Agreement shall become effective on the Third Restatement Effective Date pursuant to the terms of the Third Restatement Agreement.

     10.21 Patriot Act.

          Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrowers, which information includes the name and address of Borrowers and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrowers in accordance with the Patriot Act.

     10.22 Disclosure.

          Each Credit Party and each Lender hereby acknowledges and agrees that Administrative Agent and/or its Affiliates and their respective Related Funds from time to time may hold investments in, and make other loans to, or have other relationships with any of the Credit Parties and their respective Affiliates, including the ownership, purchase and sale of equity interests in Borrowers, and each Credit Party and each Lender hereby expressly consents to such relationships.

     10.23 Appointment for Perfection.

          Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender

(other than Administrative Agent) obtain possession of any such Collateral, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefor, shall deliver such Collateral to Administrative Agent or otherwise deal with such Collateral in accordance with Administrative Agent’s instructions.

     10.24 Electronic Execution of Assignments.

          The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

     10.25 No Fiduciary Duty.

          Each Agent, each Lender, each Arranger, each Other Agent and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of Company, its stockholders and/or its Affiliates. Company agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender or any Agent, on the one hand, and Company, its stockholders or its Affiliates, on the other. The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders and the Agents, on the one hand, and Company, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender and no Agent has assumed an advisory or fiduciary responsibility in favor of Company, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise Company, its stockholders or its Affiliates on other matters) or any other obligation to Company except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of Company, its management, stockholders, creditors or any other Person. Company acknowledges and agrees that Company has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Company agrees that it will not claim that any Lender or any Agent has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Company, in connection with such transaction or the process leading thereto.

     10.26 Entire Agreement.

          This Agreement and the other Credit Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no oral agreements among the parties.

     10.27 Borrower Representative.

          (a) Each Borrower hereby designates, appoints, authorizes and empowers Borrower Representative as its agent to act as specified in this Agreement and each of the other Credit Documents and Borrower Representative hereby acknowledges such designation, authorization and empowerment, and accepts such appointment. Each Borrower hereby irrevocably authorizes and directs Borrower Representative to take such action on its behalf under the provisions of this Agreement and the other Credit Documents, and any other instruments, documents and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Borrower Representative by the respective terms and provisions hereof and thereof, and such other powers as are reasonably incidental thereto, including, without limitation, to take the following actions for and on such Borrower’s behalf:

     (i) to submit and receive on behalf of each Borrower, Notices and all other notices to any Agent and Lenders (as applicable) in accordance with the provisions of this Agreement; and

     (ii) to submit on behalf of each Borrower, Compliance Certificates and all other certificates, notices and other communications given or required to be given hereunder.

          (b) Borrower Representative hereby further is authorized and directed by each Borrower (as applicable) to take all such actions on behalf of such Borrower necessary to exercise the specific power granted in clauses (i) through (iii) above and to perform such other duties hereunder and under the other Credit Documents, and deliver such agreements, documents, certificates and instruments as delegated to or required of Borrower Representative by the terms hereof or thereof.

          (c) The administration by Administrative Agent and Lenders of the credit facility provided hereunder as a facility with a borrower representative and co-borrowers with respect to the Loans in the manner set forth herein is solely as an accommodation to the Credit Parties and at their request and neither any Agent nor any Lender shall incur any liability to any Credit Party as a result thereof.

     10.28 Amendment and Restatement.

          The Indebtedness and Obligations evidenced by this Agreement and all instruments, agreements, and documents executed in connection herewith constitute an amendment, renewal, and restatement of all Indebtedness and obligations of Company evidenced by the Existing Credit Agreement. All promissory notes, instruments and any other document, agreement, waiver or other instrument executed in connection with the Existing Credit Agreement (collectively the “Existing Credit Documents”) shall remain in full force and effect except to the extent modified in accordance with their respective terms. It is expressly understood and agreed by the parties hereto that this Agreement is in no way intended to constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence payment in full of all or any of such obligations and liabilities, nor does the amendment and restatement hereunder of the Existing Credit Agreement, or the concurrent amendment and restatement of any other Credit Document, constitute a waiver of any conditions or requirements set forth herein or therein, whether or not performed, fulfilled or required to be performed or fulfilled prior to the date hereof. All references to the Original Credit Agreement, the First Restated Credit Agreement or the Existing Credit Agreement in the Existing Credit Documents shall be deemed to refer to this Agreement. If any inconsistency exists between this Agreement, on the one hand, and the Original Credit Agreement, the First Restated Credit Agreement or the Existing Credit Agreement, on the other hand, the terms of this Agreement shall prevail. Nothing contained in this Agreement or any other document or instrument executed contemporaneously herewith shall be deemed to satisfy or discharge the Indebtedness evidenced by the Existing Credit Agreement or the Existing Credit Documents (this being an amendment and restatement only). All indemnities existing under the Existing Credit Agreement shall survive the amendment and restatement thereof pursuant to this Agreement.

[Remainder of page intentionally left blank]

APPENDIX A

TO CREDIT AND GUARANTY AGREEMENT

Notice Addresses

BORROWERS & GUARANTORS:

CIT Group Inc.
1 CIT Drive
Livingston, NJ 07039
Attention: Glenn Votek, Executive Vice President & Treasurer
Fax: (973) 740-5750
E-mail: glenn.votek@cit.com

in each case, with a copy to:

CIT Group Inc.
1 CIT Drive
Livingston, NJ 07039
Attention: General Counsel
Fax: (973) 740-5264
E-mail: robert.ingato@cit.com

in each case, with a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: John E. Estes
Fax: (212) 558-3588
E-mail: estesj@sullcrom.com

Appendix A-1

BANK OF AMERICA, N.A.
as Administrative Agent and Collateral Agent:

For Operational Notices:
Bank of America, N.A.
TX1-492-14-11
901 Main Street
Dallas, Texas 75202-3714
Attention: DeWayne Rosse
Tel: 214-209-2146
Fax: 214-209-2146
Email: dewayne.rosse@baml.com

For Financial Reporting and All Other Notices:
Bank of America, N.A.
1455 Market Street, 5th Floor
CA5-701-05-19
San Francisco, California 94103
Attention: Charles Graber
Tel: 415.436.3495
Fax: 415.503.5006
Email: charles.graber@bankofamerica.com

Payment Instructions:
Bank of America
New York, NY
ABA# 026009593
Attn: Credit Services
Ref: CIT Group
Acct# 1292000883

Appendix A-2

SCHEDULE 1.1A

CREDIT AND GUARANTY AGREEMENT

Collateral Procedures

Foreign Registered Aircraft

     In connection with (a) the acquisition of an Unencumbered aircraft, (b) an aircraft owned by a Grantor becoming Unencumbered or (c) an Unencumbered aircraft owned by a Grantor becoming reregistered in a jurisdiction that has ratified the Convention on International Interests in Mobile Equipment (Cape Town, 2001) (the “Cape Town Convention”) in each case with respect to which (i) a Grantor claims to be the owner for U.S. federal income tax purposes, (ii) either the Grantor or an Owner-Trustee has legal title, (iii) which aircraft is registered in a jurisdiction that has ratified the Cape Town Convention and (iv) other than any aircraft subject to an effective agreement (including an executed letter of intent) for (A) consignment, sale or other permitted disposition of the aircraft, (B) a lease which provides for reregistration of the aircraft in a jurisdiction that has not ratified the Cape Town Convention or (C) financing in respect of such aircraft that provides for the granting of a Permitted Collateral Lien by such Grantor or Owner-Trustee to secure such financing, registration of international interests under the Cape Town Convention in respect of the Collateral Agent’s Lien on such Unencumbered aircraft shall be made, together with an opinion of special aircraft counsel (“FAA/Cape Town or IR Counsel”) substantially in the form previously provided to Barclays Bank PLC in August 2009, such registration and opinion to be in form and substance reasonably satisfactory to the Collateral Agent; provided that registration shall not be made to the extent such registration would (A) be in violation of any effective lease for such aircraft executed prior to July 20, 2009 or the date of acquisition of such aircraft or the date that such aircraft became Unencumbered or (B) require any party to obtain the cooperation or consent of or any action by any lessee of any aircraft, and written proof of recordation of such filings shall be delivered to the Collateral Agent promptly after such recordation.

U.S. Registered Aircraft

     In connection with (a) the acquisition of an Unencumbered aircraft, (b) an aircraft owned by a Grantor becoming Unencumbered or (c) an Unencumbered aircraft owned by a Grantor becoming reregistered in the United States in each case with respect to which (i) a Grantor claims to be the owner for U.S. federal income tax purposes, (ii) either the Grantor or an Owner-Trustee has legal title, (iii) such aircraft is registered in the United States and (iv) other than any aircraft subject to an effective agreement (including an executed letter of intent) for (A) consignment, sale or other permitted disposition of the aircraft, (B) a lease which provides for re-registration of the aircraft outside of the United States or (C) financing in respect of such aircraft that provides for the granting of a Permitted Collateral Lien by such Grantor or Owner-Trustee to secured such financing, execution and delivery of an Aircraft Mortgage and registration of international interests under the Cape Town Convention in respect of the Collateral Agent’s Lien on such Unencumbered aircraft, Federal Aviation Administration (“FAA”) filings and, for aircraft held in owner trusts, UCC financing statements with respect to the Aircraft Mortgage on such Unencumbered aircraft (and any applicable lease or sublease with respect thereto) shall be made, together with an opinion of FAA/Cape Town or IR Counsel substantially in the form previously provided to Barclays Bank PLC in August 2009, such registration and opinion to be in form and substance reasonably satisfactory to the Collateral Agent; provided that registration shall not be made to the extent such registration would (A) be in violation of any effective lease for such aircraft executed prior to July 20, 2009 or the date of acquisition of such aircraft or the date that such aircraft became Unencumbered or (B) require any party to obtain the cooperation or consent of or any action by any lessee of any aircraft.

Schedule 1.1A-1

Canadian Aircraft

     In connection with (a) the acquisition by an Owner-Trustee of an Unencumbered aircraft, (b) an aircraft owned by a Owner-Trustee becoming Unencumbered or (c) an Unencumbered aircraft owned by a Grantor becoming re-registered in Canada (but after the execution of an Aircraft Mortgage by the Collateral Agent), execution and delivery of an Aircraft Mortgage and filing of UCC financing statements and PPSA filings with respect to Unencumbered Canadian registered airframes and engines with respect to which (i) a Grantor claims to be the owner for U.S. federal income tax purposes, (ii) title to which is held by an Owner-Trustee and (iii) other than any aircraft subject to an effective agreement (including an executed letter of intent) for (A) consignment, sale or other permitted disposition of the aircraft, (B) a lease which provides for re-registration of the aircraft outside of Canada or (C) financing in respect of such aircraft that provides for the granting of a Permitted Collateral Lien by such Grantor or Owner-Trustee to secured such financing, shall be filed, accompanied by an opinion of counsel substantially in the form previously provided to Barclays Bank PLC in August 2009 (subject to customary qualifications), such filings and opinions to be in form and substance reasonably satisfactory to the Collateral Agent; provided that (A) no Aircraft Mortgage or UCC financing statement shall be executed or filed to the extent such execution or filing would be in violation of any effective lease executed for such aircraft prior to July 20, 2009 or the date of acquisition of such aircraft or the date that such aircraft became Unencumbered and (B) no provision of any document shall require any party to obtain the cooperation or consent of or any action by any lessee of any aircraft. At such time as Canada ratifies the Cape Town Convention, the applicable Grantors shall comply with the provisions described under “Foreign Registered Aircraft” with respect to Unencumbered Canadian registered airframes and engines.

Spare Engines

     The same procedure, mortgages, FAA filings and registrations under the Cape Town Convention will be completed for Unencumbered spare engines that are acquired by any Grantor or spare engines that any Grantor owns that become Unencumbered (in each case other than any spare engine subject to an effective agreement (including an executed letter of intent) for consignment or sale) as set forth in “U.S. Registered Aircraft” above together with an opinion of FAA/Cape Town or IR Counsel in form and substance reasonably satisfactory to the Collateral Agent.

Fractional Interests

     No FAA filings, Cape Town Filings or UCC financing statements shall be required with respect to any fractional interests in aircraft that are acquired by any Grantor or that are owned by any Grantor and become Unencumbered.

Rail Assets

     (a) Subject to paragraphs (b) and (c) below, in connection with (i) the acquisition by a Grantor of any Unencumbered rolling stock or (ii) rolling stock owned by a Grantor becoming Unencumbered (in each case with respect to which a Grantor claims to be the owner for U.S. federal income tax purposes and title to which is held by a Grantor or an Owner-Trustee), Grantor shall cause to be filed with the Surface Transportation Board (“STB”) applicable memoranda of security agreement (“STB Filings”) in respect of the Collateral Agent’s Lien on such Unencumbered rolling stock (together with leases thereof, to the extent related to such rolling stock) and, in each case, shall cause to be delivered to the Collateral Agent opinion letters of special STB counsel to the Grantors, which opinion letters shall include, without limitation, opinions confirming that (x) the STB Filings have been duly filed and recorded pursuant to and in compliance with the recordation provisions and (y) the STB Filings perfect a valid and first priority

Schedule 1.1A-2

security interest in such rolling stock (and, if applicable, leases thereof), such STB Filings and opinions, in each case, to be in form and substance reasonably satisfactory to the Collateral Agent.

     (b) If the opinion requirements of clause (y) of paragraph (a) above are not satisfied with respect to one or more newly acquired Unencumbered rail assets described in paragraph (a) above, such rail assets shall not be subject to the requirements of such clause (y); provided that the aggregate number and market value of rail assets so excluded is not material.

     (c) If any rail asset described in paragraph (a) above is not freely assignable or not assignable without the notice or consent of any unrelated lessee or other third party in connection with a lease transaction, such rail asset shall not be subject to the requirements of paragraph (a).

Insurance on Aircraft

     The Collateral Agent shall be named as loss payee on all casualty insurance policies carried by a Grantor on Unencumbered aircraft owned by a Grantor that are not subject to a lease and copies of insurance certificates evidencing such naming shall promptly be delivered to the Collateral Agent.

Schedule 1.1A-3

SCHEDULE 1.1B

CREDIT AND GUARANTY AGREEMENT

Regulated Subsidiaries

  Atmor Properties, Inc.
  Banco Commercial Investment Trust do Brasil S.A. – Banco Múltiplo
  CIT (France) SA
  CIT (France) SAS
  CIT Bank
  CIT Bank Limited
  CIT Capita Colombia S.A., CFC
  CIT Capital Securities LLC
  CIT Commercial Services (Europe) GmbH
  CIT Finance & Leasing Corporation
  CIT Financial de Puerto Rico Inc.
  CIT Financial (Hong Kong) Limited
  CIT Financial (Korea) Limited
  CIT Group (Belgium) NV/SA
  CIT Group Italy Srl
  CIT Group (Nordic) AB
  CIT Group (Nordic) AB, Sucural en España
  CIT Group (Switzerland) AG
  CIT Group Securities (Canada) Inc.
  CIT Industrie Bank (Germany) GmbH
  CIT Industrie Leasing (Germany) GmbH
  CIT Insurance Agency, Inc.
  CIT International (Malaysia) Sdn Bhd
  CIT Leasing (Germany) GmbH
  CIT Malaysia One, Inc.
  CIT Small Business Lending Corporation
  Education Lending Services, Inc.
  Equipment Protection Services (Europe) Limited
  The Equipment Insurance Company (TEIC)
  Education Loan Servicing Corporation

Schedule 1.1B

SCHEDULE 2.1

CREDIT AND GUARANTY AGREEMENT

Borrower Amounts

CIT Group Inc.	$500,000,000
CIT Capital USA Inc.	$250,000,000
CIT Healthcare LLC	$250,000,000
CIT Lending Services Corporation	$250,000,000
CIT Lending Services Corporation (Illinois)	$250,000,000
The CIT Group / Commercial Services, Inc.	$250,000,000
The CIT Group / Business Credit, Inc.	$250,000,000

Schedule 2.1

SCHEDULE 4.1TO

CREDIT AND GUARANTY AGREEMENT

Jurisdictions of Organization and Qualification

Credit Party	Jurisdiction of Organization	Type of Entity
Baffin Shipping Co., Inc.	Delaware	Corporation
C.I.T. Leasing Corporation	Delaware	Corporation
Capita Colombia Holdings Corp.	Delaware	Corporation
Capita Corporation	Delaware	Corporation
Capita International L.L.C.	Delaware	Limited liability company
Capita Premium Corporation	Delaware	Corporation
CIT Capital USA Inc.	Delaware	Corporation
CIT China 12, Inc.	Delaware	Corporation
CIT China 13, Inc.	Delaware	Corporation
CIT China 2, Inc.	Delaware	Corporation
CIT China 3, Inc.	Delaware	Corporation
CIT Communications Finance Corporation	Delaware	Corporation
CIT Credit Finance Corp.	Delaware	Corporation
CIT Credit Group USA Inc.	Delaware	Corporation
CIT Financial (Barbados) Srl	Barbados	Society
CIT Financial Ltd. of Puerto Rico	Delaware	Corporation.
CIT Financial USA, Inc.	Delaware	Corporation
CIT Group (NJ) LLC	Delaware	Limited liability company
CIT Group Holdings (UK) Limited	United Kingdom	Private company limited by shares
CIT Group Inc.	Delaware	Corporation
CIT Group SF Holding Co., Inc.	Delaware	Corporation

Schedule 4.1-1

Credit Party	Jurisdiction of Organization	Type of Entity
CIT Healthcare LLC	Delaware	Limited liability company
CIT Holdings No. 2 (Ireland)	Ireland	Unlimited liability company
CIT Holdings Canada ULC	Alberta, Canada	Corporation
CIT Lending Services Corporation	Delaware	Corporation
CIT Lending Services Corporation (Illinois)	Delaware	Corporation
CIT Loan Corporation (f/k/a The CIT Group/Consumer Finance, Inc.)	Delaware	Corporation
CIT Middle Market Funding Company LLC	Delaware	Limited liability company
CIT Middle Market Funding Holdings, LLC	Delaware	Limited liability company
CIT Real Estate Holding Corporation	Delaware	Corporation
CIT Realty LLC	Delaware	Limited liability company
CIT Technologies Corporation	Michigan	Corporation
CIT Technology Financing Services, Inc.	Massachusetts	Corporation
CMS Funding Company LLC	Delaware	Limited liability company
Education Loan Servicing Corporation	Delaware	Corporation
Equipment Acceptance Corporation	New York	Corporation
Franchise Portfolio 1, Inc.	Delaware	Corporation
Franchise Portfolio 2, Inc.	Delaware	Corporation
GFSC Aircraft Acquisition Financing Corporation	Delaware	Corporation
Hudson Shipping Co., Inc.	Delaware	Corporation
Namekeepers LLC	Delaware	Limited liability company
Owner-Operator Finance Company	Delaware	Corporation
Student Loan Xpress, Inc.	Delaware	Corporation

Schedule 4.1-2

Credit Party	Jurisdiction of Organization	Type of Entity
The CIT Group/BC Securities Investment, Inc.	New Jersey	Corporation
The CIT Group/Business Credit, Inc.	New York	Corporation
The CIT Group/Capital Finance, Inc.	Delaware	Corporation
The CIT Group/Capital Transportation, Inc.	Delaware	Corporation
The CIT Group/CmS Securities Investment, Inc.	New Jersey	Corporation
The CIT Group/Commercial Services, Inc.	New York	Corporation
The CIT Group/Commercial Services, Inc. (Va.)	Delaware	Corporation
The CIT Group/Consumer Finance, Inc. (NY)	New York	Corporation
The CIT Group/Consumer Finance, Inc. (TN)	Delaware	Corporation
The CIT Group/Corporate Aviation, Inc.	Delaware	Corporation
The CIT Group/Equipment Financing, Inc.	Delaware	Corporation
The CIT Group/Equity Investments, Inc.	New Jersey	Corporation
The CIT Group/Factoring One, Inc.	New York	Corporation
The CIT Group/FM Securities Investment, Inc.	New Jersey	Corporation
The CIT Group/LsC Securities Investment, Inc.	New Jersey	Corporation
The CIT Group/Securities Investment, Inc.	Delaware	Corporation
The CIT Group/Venture Capital, Inc.	New Jersey	Corporation
Western Star Finance, Inc.	Delaware	Corporation

Schedule 4.1-3

SCHEDULE 4.2

TO CREDIT AND GUARANTY AGREEMENT

Capital Stock and Ownership

Name of Subsidiary of CIT Group Inc.	Type of Entity	Percentage Ownership by Direct Parent	Name of Direct Parent
Baffin Shipping Co., Inc.	CORP	100%	The CIT Group/Equipment Financing, Inc.
C.I.T. Leasing Corporation	CORP	100%	The CIT Group/ Commercial Services, Inc.
Capita Colombia Holdings Corp.	CORP	100%	Capita Corporation
Capita Corporation	CORP	100%	CIT Credit Group USA Inc.
Capita International L.L.C.	LLC	99% 1%	Capita Corporation CIT Communications Finance Corporation
Capita Premium Corporation	CORP	100%	Capita Corporation
CIT Capital USA Inc.	CORP	100%	CIT Credit Group USA Inc.
CIT China 12, Inc.	CORP	100%	The CIT Group/Equipment Financing, Inc.
CIT China 13, Inc.	CORP	100%	The CIT Group/Equipment Financing, Inc.
CIT China 2, Inc.	CORP	100%	The CIT Group/Equipment Financing, Inc.
CIT China 3, Inc.	CORP	100%	The CIT Group/Equipment Financing, Inc.
CIT Communications Finance Corporation	CORP	100%	Capita Corporation
CIT Credit Finance Corp	CORP	100%	The CIT Group/Equipment Financing, Inc.
CIT Credit Group USA Inc.	CORP	100%	C.I.T. Leasing Corporation
CIT Financial Ltd./Services Financiers CIT Ltee.	CORP	100%	CIT Financial (Barbados) Srl
CIT Financial Ltd. of Puerto Rico	CORP	100%	CIT Communications Finance Corporation
CIT Financial USA Inc.	CORP	100%	Capita Corporation
CIT Group (NJ) LLC	LLC	100%	CIT Group Inc.
CIT Group Funding Company of Delaware LLC	LLC	100%	C.I.T. Leasing Corporation
CIT Group SF Holding Co., Inc.	CORP	100%	CIT Group Inc.
CIT Healthcare LLC	LLC	100%	The CIT Group/Equipment Financing, Inc.
CIT Holdings Canada ULC	ULC	100%	CIT Transportation Holdings B.V. (Netherlands)
CIT Lending Services Corporation	CORP	100%	Capita Corporation
CIT Lending Services Corporation (Illinois)	CORP	100%	The CIT Group/Equipment Financing, Inc.

Schedule 4.2-1

Name of Subsidiary of CIT Group Inc.	Type of Entity	Percentage Ownership by Direct Parent	Name of Direct Parent
CIT Loan Corporation (f/k/a The CIT Group/Consumer Finance, Inc.)	CORP	100%	CIT Group Inc.
CIT Middle Market Funding Company LLC	LLC	100%	CIT Middle Market Holdings, LLC
CIT Middle Market Funding Holdings, LLC	LLC	100%	CIT Lending Services Corporation
CIT Real Estate Holding Corporation	CORP	100%	The CIT Group/Equipment Financing Inc.
CIT Realty LLC	LLC	100%	The CIT Group/Equipment Financing, Inc.
CIT Technologies Corporation	CORP	100%	CIT Lending Services Corporation
CIT Technology Financing Services, Inc.	CORP	100%	CIT Lending Services Corporation
CMS Funding Company LLC	CORP	100%	The CIT Group/Commercial Services, Inc.
Education Loan Servicing Corporation	CORP	100%	Student Loan Xpress, Inc.
Equipment Acceptance Corporation	CORP	100%	The CIT Group/Capital Finance, Inc.
Franchise Portfolio 1, Inc.	CORP	100%	The CIT Group/Equipment Financing, Inc.
Franchise Portfolio 2, Inc.	CORP	100%	The CIT Group/Equipment Financing, Inc.
GFSC Aircraft Acquisition Financing Corporation	CORP	100%	CIT Group Inc.
Hudson Shipping Co., Inc.	CORP	100%	CIT Group Inc.
Namekeepers LLC	LLC	100%	The CIT Group/Equipment Financing, Inc.
Owner-Operator Finance Company Student Loan Xpress, Inc.	CORP	100%	CIT Financial USA, Inc.
Student Loan Express	CORP	100%	CIT Group Inc.
The CIT Group/BC Securities Investment, Inc.	CORP	100%	The CIT Group/Business Credit, Inc.
The CIT Group/Business Credit, Inc.	CORP	100%	The CIT Group/Equipment Financing, Inc.
The CIT Group/Capital Finance, Inc.	CORP	100%	CIT Group Inc.
The CIT Group/Capital Transportation, Inc.	CORP	100%	The CIT Group/Commercial Services, Inc.
The CIT Group/CmS Securities Investment, Inc.	CORP	100%	The CIT Group/Commercial Services, Inc.
The CIT Group/Commercial Services, Inc.	CORP	100%	The CIT Group/Equipment Financing, Inc.
The CIT Group/Commercial Services, Inc. (Va.)	CORP	100%	The CIT Group/Commercial Services, Inc.

Schedule 4.2-2

Name of Subsidiary of CIT Group Inc.	Type of Entity	Percentage Ownership by Direct Parent	Name of Direct Parent
The CIT Group/Consumer Finance, Inc.(NY)	CORP	100%	CIT Group Inc.
The CIT Group/Consumer Finance, Inc.(TN)	CORP	100%	CIT Group Inc.
The CIT Group/Corporate Aviation, Inc.	CORP	100%	The CIT Group/Equipment Financing, Inc.
The CIT Group/Equipment Financing, Inc.	CORP	100%	CIT Group Inc.
The CIT Group/Equity Investments, Inc.	CORP	100%	CIT Group Inc.
The CIT Group/Factoring One, Inc.	CORP	100%	The CIT Group/Commercial Services, Inc.
The CIT Group/FM Securities Investment, Inc.	CORP	100%	CIT Group Inc.
The CIT Group/LsC Securities Investment, Inc.	CORP	100%	C.I.T. Leasing Corporation
The CIT Group/Securities Investment, Inc.	CORP	100%	The CIT Group/Equipment Financing, Inc.
The CIT Group/Venture Capital, Inc.	CORP	100%	The CIT Group/Equity Investments, Inc.
Western Star Finance, Inc.	CORP	100%	CIT Credit Group USA Inc.

Schedule 4.2-3

[EXECUTION VERSION]

EXHIBIT A-1 TO
THIRD AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

FUNDING NOTICE

     Reference is made to the Third Amended and Restated Credit and Guaranty Agreement, dated as of August 11, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among CIT GROUP INC., a Delaware corporation (“Company”), certain subsidiaries of Company, as borrowers (together with Company, “Borrowers”), certain subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent.

     Pursuant to Section 2.1 of the Credit Agreement, Company, as Borrower Representative on behalf of Borrowers, hereby gives you irrevocable notice that Company desires that Lenders (including Persons becoming Lenders on the Credit Date) holding Incremental Tranche 3 Term Loan Commitments that are accepted by the Administrative Agent make the following Tranche 3 Term Loans in respect of such Incremental Tranche 3 Term Loan Commitments to the applicable Borrowers in the amounts set forth opposite such Borrower’s name and at the rates set forth on Schedule 1 hereto, in accordance with the applicable terms and conditions of the Credit Agreement on August 11, 2010 (the “Credit Date”):

     Company, as Borrower Representative on behalf of Borrowers, hereby certifies to the Agents, the Arrangers, the Other Agents and the Lenders that:

     (i) as of the Credit Date, the representations and warranties contained in each of the Credit Documents are true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or a Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of the Credit Date to the same extent as though made on and as of the Credit Date (or, to the extent such representations and warranties specifically relate to an earlier date, on and as of such earlier date);

     (ii) as of the Credit Date, no event has occurred and is continuing or would result from the consummation of the applicable Credit Extension or the use of proceeds thereof that would constitute an Event of Default or a Default;

     (iii) the proceeds of the Tranche 3 Term Loans requested hereunder shall be used on the Credit Date in accordance with Sections 2.3 and 5.12 of the Credit Agreement; and

     (iv) as of the Credit Date, Borrowers have paid to Administrative Agent the fees payable on the Credit Date referred to in Section V of the Third Restatement Agreement and have paid to the Administrative Agent and Collateral Agent all of the outstanding costs and expenses (including the fees, expenses and disbursements of counsel and other advisors) referred to in Section 10.2 of the Credit Agreement for which Company has been invoiced at least three Business Days prior to the Credit Date (which may include amounts constituting reasonable estimates of fees and expenses of counsel and other advisors incurred or to be incurred; provided, that no such estimate shall thereafter preclude a final settling of account as to such fees and expenses).

A-1-1

Date: August [ ], 2010	CIT GROUP INC., as Borrower
Representative

By:

Name:
Title:

A-1-2

Schedule 1 to Funding Notice

Borrower	Total Amount	Base Rate Loans	LIBOR Rate Loans[1]
[________]	$[___,___,___]	$[___,___,___]	$[___,___,___], with an initial Interest Period of [__] month(s)

[1]	If more than one Interest Period, please indicate respective amounts for each period.

A-1-3

EXHIBIT A-2 TO
THIRD AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

CONVERSION/CONTINUATION NOTICE

     Reference is made to the Third Amended and Restated Credit and Guaranty Agreement, dated as of August 11, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among CIT GROUP INC., a Delaware corporation (“Company”), certain subsidiaries of Company, as borrowers (together with Company, “Borrowers”), certain subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent.

     Pursuant to Section 2.6 of the Credit Agreement, Company, as Borrower Representative on behalf of Borrowers, desires to convert or to continue the Loans, each such conversion and/or continuation to be effective as of [mm/dd/yy]:

Tranche 2 Term Loans
$[___,___,___]	LIBOR Rate Loans to be continued with Interest Period of
[1] [2] [3] [6] month(s)

$[___,___,___]	Base Rate Loans to be converted to LIBOR Rate Loans with
Interest Period of [1] [2] [3] [6] month(s)

$[___,___,___]	LIBOR Rate Loans to be converted to Base Rate Loans

Tranche 3 Term Loans
$[___,___,___]	LIBOR Rate Loans to be continued with Interest Period of
[1] [2] [3] [6] month(s)

$[___,___,___]	Base Rate Loans to be converted to LIBOR Rate Loans with
Interest Period of [1] [2] [3] [6] month(s)

$[___,___,___]	LIBOR Rate Loans to be converted to Base Rate Loans

     [Company, as Borrower Representative on behalf of Borrowers, hereby certifies that as of the date hereof, no event has occurred and is continuing or would result from the consummation of the conversion and/or continuation contemplated hereby that would constitute an Event of Default or a Default.]1

[1]	Insert language if Conversion/Continuation Notice requests that any Loan be converted to or continued as a LIBOR Rate Loan.

A-2-1

Date: [mm/dd/yy]	CIT GROUP INC., as Borrower
Representative

By:

Name:
Title:

A-2-2

EXHIBIT B TO
THIRD AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

TERM NOTE

$[___,___,___]
[DATE]	New York, New York

     FOR VALUE RECEIVED, CIT GROUP INC., a Delaware corporation (“Company”), CIT CAPITAL USA INC., a Delaware corporation, CIT HEALTHCARE LLC, a Delaware limited liability company, CIT LENDING SERVICES CORPORATION, a Delaware corporation, CIT LENDING SERVICES CORPORATION (ILLINOIS), a Delaware corporation, THE CIT GROUP / COMMERCIAL SERVICES, INC., a New York corporation, THE CIT GROUP / BUSINESS CREDIT, INC., a New York corporation, THE CIT GROUP/EQUIPMENT FINANCING, INC., a Delaware corporation, and C.I.T. LEASING CORPORATION, a Delaware corporation (collectively, with Company, “Borrowers”), jointly and severally, promise to pay [_____] (“Payee”) or its registered assigns the lesser of (i) the principal amount of [___________] DOLLARS ($[___,____,____]) and (ii) the aggregate principal amount of all [Tranche 2/Tranche 3]1 Term Loans made by Payee to Borrowers pursuant to the Credit Agreement referred to below, on or before the Final Maturity Date applicable to such Term Loans.

     Borrowers, jointly and severally, also promise to pay interest on the unpaid principal amount all [Tranche 2/Tranche 3] Term Loans made by Payee, from the date such [Tranche 2/Tranche 3] Term Loans are made until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Third Amended and Restated Credit and Guaranty Agreement, dated as of August 11, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrowers, certain subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, and Bank of America, N.A., as Administrative Agent and Collateral Agent.

     This Term Note is one of the “Notes” issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the [Tranche 2/Tranche 3] Term Loans evidenced hereby were made and are to be repaid.

     All payments of principal and interest in respect of this Term Note shall be made in Dollars in same day funds to the Principal Office designated by Administrative Agent pursuant to Section 2.12(a) of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby in accordance with the provisions of the Credit Agreement shall have been accepted by Administrative Agent and recorded in the Register, Borrowers, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Term Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Term Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, that the failure to make a notation

[1]	Appropriate alternative to be inserted.

B-1

of any payment made on this Term Note shall not limit or otherwise affect the obligations of Borrowers hereunder with respect to payments of principal of or interest on this Term Note.

     This Term Note is subject to mandatory prepayment and to prepayment at the option of Borrowers, each as provided in the Credit Agreement.

     THIS TERM NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWERS AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Term Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

     The terms of this Term Note are subject to amendment only in the manner provided in the Credit Agreement.

     No reference herein to the Credit Agreement and no provision of this Term Note or the Credit Agreement shall alter or impair the obligations of Borrowers, which are absolute and unconditional, to pay the principal of and interest on this Term Note at the place, at the respective times, and in the currency herein prescribed.

     Borrowers, jointly and severally, promise to pay all actual out-of-pocket costs and expenses, including attorneys’ fees, all as provided in and to the extent required by the Credit Agreement, incurred in the collection and enforcement of this Term Note. Borrowers and any endorsers of this Term Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

B-2

     IN WITNESS WHEREOF, Borrowers have caused this Term Note to be duly executed and delivered by their officers thereunto duly authorized as of the date and at the place first written above.

CIT GROUP INC.

By:

Name:
Title:

CIT CAPITAL USA INC.

By:

Name:
Title:

CIT HEALTHCARE LLC

By:

Name:
Title:

CIT LENDING SERVICES
CORPORATION

By:

Name:
Title:

CIT LENDING SERVICES
CORPORATION (ILLINOIS)

By:

Name:
Title:

S-1

THE CIT GROUP/COMMERCIAL SERVICES,
INC.

By:

Name:
Title:

THE CIT GROUP/BUSINESS CREDIT,
INC.

By:

Name:
Title:

THE CIT GROUP/EQUIPMENT
FINANCING, INC.

By:

Name:
Title:

C.I.T. LEASING CORPORATION

By:

Name:
Title:

S-2

EXHIBIT C TO
THIRD AMENDED AND CREDIT AND GUARANTY AGREEMENT

COMPLIANCE CERTIFICATE

To:	Bank of America, N.A., as Administrative Agent, and the Lenders party to the Credit Agreement referred to below.

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

     1. I am the Chief Financial Officer of CIT GROUP INC., a Delaware corporation (“Company”).

     2. I have reviewed the terms of that certain Third Amended and Restated Credit and Guaranty Agreement, dated as of August 11, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, certain subsidiaries of Company, as borrowers (together with Company, “Borrowers”), certain subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Company and its subsidiaries during the accounting period covered by the attached financial statements.

     3. The examination described in paragraph 2 above did not disclose, and I have no knowledge, that any condition or event which constitutes an Event of Default or Default has occurred and is continuing as of the date of this Compliance Certificate, except as set forth in a separate attachment, if any, to this Compliance Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which the applicable Credit Party has taken, is taking, or proposes to take with respect to each such condition or event. In support of the statements above with respect to Section 6.3 of the Credit Agreement, attached hereto as Annex A is a calculation of the ratio described in such section as of the last day of the Fiscal Quarter ended _________,_______.

     4. In accordance with Section 5.1[(a)/(b)] of the Credit Agreement, attached hereto as Annex B are the financial statements for the [Fiscal Quarter/Fiscal Year] ended _________, ____ required to be delivered pursuant to Section 5.1[(a)/(b)] of the Credit Agreement[, together with any report or statement from Company’s accountants with respect to such consolidated financial statements required to be delivered pursuant to Section 5.1(b) of the Credit Agreement]1. Such financial statements fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated therein and the results of their operations and their cash flows for the periods indicated therein in conformity with GAAP (subject, in the case of interim financial statements, to the absence of footnote disclosure and to changes resulting from audit and normal year-end adjustments).

     The foregoing certifications, together with the computations set forth in Annex A hereto, and the financial statements set forth in Annex B, are made and delivered [mm/dd/yy] pursuant to Section 5.1(c) of the Credit Agreement.

[1]	Insert language only for annual certifications.

CIT GROUP INC.

By:

Name:
Title: Chief Financial Officer

ANNEX A TO
COMPLIANCE CERTIFICATE

FOR THE FISCAL QUARTER ENDING [mm/dd/yy]

Collateral Coverage Ratio: (i)/(ii) =

(i)	The Carrying Value[1] on such date of (without duplication):
	(A)	the Collateral (excluding (i) Cash and Cash Equivalents and (ii) Parent Collateral (as defined in the Collateral Agreement)) on which the Collateral Agent has a perfected First Priority security interest to secure the Obligations (and, in the case of Collateral comprised of assets of a type described in Schedule 1.1A to the Credit Agreement, in respect of which the Company has complied with the Collateral Procedures);
(B)
the Collateral which is aircraft registered in a jurisdiction outside the United States and owned by a Subsidiary Guarantor with respect to which a First Lien Cape Town Filing is
in full force and effect (and in respect of which the Company has complied with the Collateral Procedures); and

	(C)	unrestricted Cash and Cash Equivalents of Subsidiary Guarantors to the extent exceeding $500,000,000 in the aggregate and held in Controlled Accounts:
	Total ((A) + (B)+(C))		$[___,___,___]

(ii)	The aggregate outstanding principal amount of the Loans:		$[___,___,___]

		Actual:	_.__:1.00
		Required:	2.50:1.00

Attached hereto as Schedule 1 is a breakdown of the Collateral Coverage Ratio by asset.

[1]

To be determined in the manner in which Company determines Carrying Value in its annual audited financial statements and quarterly unaudited financial statements, as applicable, in accordance with GAAP as in effect on the Third Restatement Effective Date. The value of equity in any Subsidiary shall be determined based upon capital account balances according to Company’s general ledger in accordance with GAAP as in effect on the Third Restatement Effective Date, and reflected at the appropriate percentages of such equity pledged to secure the Obligations; provided that, the value of equity in any Foreign Subsidiary shall be based on the value of equity in each of the highest-tiered pledged Foreign Subsidiaries (or, in the event the equity in a highest-tiered pledged Foreign Subsidiary is subject to release pursuant to the second sentence of Section 10.19(i) of the Credit Agreement, the value of equity in the next highest-tiered pledged Foreign Subsidiary that is not subject to release pursuant to the second sentence of Section 10.19(i) of the Credit Agreement) and shall exclude the value of equity in any Foreign Subsidiary that may be released pursuant to the second sentence of Section 10.19(i) of the Credit Agreement.

SCHEDULE 1 TO
ANNEX A

Asset	Carrying Value	% of Total Collateral
Unrestricted Cash and Cash Equivalents of Subsidiary Guarantors
to the extent exceeding $500,000,000 in the
aggregate and held in Controlled Accounts	$[___,___,___]	[ ]%
Air	$[___,___,___]	[ ]%
Rail	$[___,___,___]	[ ]%
Corporate Finance	$[___,___,___]	[ ]%
Small Business Lending	$[___,___,___]	[ ]%
Student Lending	$[___,___,___]	[ ]%
Vendor Finance	$[___,___,___]	[ ]%
Trade Finance	$[___,___,___]	[ ]%

Total Assets	$[___,___,___]	[ ]%
Equity in International Subsidiaries	$[___,___,___]	[ ]%

Total Collateral Carrying Value	$[___,___,___]

Aggregate outstanding principal amount of the Loans	$[___,___,___]
Collateral Coverage	[ ]x

ANNEX B TO
COMPLIANCE CERTIFICATE

FINANCIAL STATEMENTS

EXHIBIT D TO
THIRD AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

     Assignment and Assumption Agreement (this “Assignment”), dated as of the Effective Date below, by and between each Assignor identified as such on the signature page hereof (each, an “Assignor”) and each assignee identified as such on the signature page hereof (each, an “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto (the “Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

     For an agreed consideration, each Assignor hereby irrevocably sells and assigns to each respective Assignee, and each Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, effective as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the respective Assignors’ rights and obligations in their respective capacities as Lenders under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the respective Assignors under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the respective Assignors (in their respective capacities as Lenders) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by any Assignor to each such Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Assignment, without representation or warranty by any Assignor.

1.	Assignor(s):	The entities listed as such on the signature pages hereof, as Assignors
2.	Assignee(s):	The entities listed as such on the signature pages hereof, as Assignees[1]
3.	Borrowers:	CIT GROUP INC., a Delaware corporation (“Company”), and certain of its subsidiaries
4.	Administrative Agent:	BANK OF AMERICA, N.A.
5.	Credit Agreement:	Third Amended and Restated Credit and Guaranty Agreement dated as of August 11, 2010 among Company, certain subsidiaries of Company,

1	For each Assignee, please indicate [Affiliate][Approved Fund] of [identify Lender].

as borrowers, certain subsidiaries of Company, as guarantors, the Lenders party thereto from time to time, and Administrative Agent and Collateral Agent, as amended.
6.	Assigned Interest:

Facility Assigned	Aggregate Principal Amount of Commitments/ Loans for all Lenders	Principal Amount of Commitments/Loans Assigned	Percentage Assigned of Commitments/Loans[2]
	$	$	%

7.	Effective Date:	[TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
8.	Notice and Wire Instructions:

2	Set forth, to at least 9 decimals, as a percentage of the Commitments/Loans of all Lenders thereunder.

	[NAME OF ASSIGNOR(S)]	[NAME OF ASSIGNEE(S)]

	Notices:	Notices:

	Attention:	Attention:
	Telecopier:	Telecopier:
	[E-mail:]	[E-mail:]

	with a copy to:	with a copy to:

	Attention:	Attention:
	Telecopier:	Telecopier:

Wire Instructions:

[9.	Trade Date:][3]

[Signature page follows]

3	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

     The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR(S)
[NAME OF ASSIGNOR]

By:

Name:
Title:

ASSIGNEE(S)
[NAME OF ASSIGNEE]

By:

Name:
Title:

ACKNOWLEDGED:[4]

BANK OF AMERICA, N.A.,
as Administrative Agent

By:

Name:
Title:

[CIT GROUP INC.,
as Borrower Representative

By:

Name:
Title:][5]

4

If assignment (a) is to any Person meeting the criteria of clause (b) or (c) of the definition of “Eligible Assignee,” it is subject, in accordance with Section 10.6(c)(ii) of the Credit Agreement, to the Borrower Representative’s consent or (b) does not meet minimum amount specified in Section 10.6(c)(ii) of the Credit Agreement, it is subject to Administrative Agent’s and Borrower Representative’s consent.

In addition, in order for any assignment to be effective, Administrative Agent must acknowledge it (it being understood that such acknowledgement shall be ministerial in nature and shall not imply that Administrative Agent has the right to consent to any assignment other than an assignment that does not meet the minimum amount specified in Section 10.6(c)(ii) of the Credit Agreement).

5

Include Borrower Representative signature block only if assignment (a) is to any Person meeting the criteria of clause (b) or (c) of the definition of “Eligible Assignee” or (b) does not meet minimum amount specified in Section 10.6(c)(ii) of the Credit Agreement.

EXHIBIT D TO
THIRD AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

ANNEX 1

TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1.	Representations and Warranties.

	1.1	Assignor. Each Assignor represents and warrants that (i) it is the legal and beneficial owner of the relevant Assigned Interest, (ii) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby.

	1.2	Assignee. Each Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the relevant Assigned Interest, is able to bear the economic risk associated with the purchase and assumption of such Assigned Interest and has the financial wherewithal to perform its obligations under such Assigned Interest, (iv) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of such Assigned Interest, shall have the obligations of a Lender thereunder, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase such Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase such Assigned Interest on the basis of which it has made such analysis and decision, and (vii) if it is a Non-U.S. Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Assignee; (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Credit Documents (as defined below), and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender; and (c) acknowledges that no Assignor assumes responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document (as defined below), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Credit Documents”), or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrowers, any of their subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

2.

Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of each Assigned Interest (including payments of principal, interest, fees and other amounts) to the relevant Assignor for amounts which have accrued to but excluding the Effective Date and to the relevant Assignee for amounts which have accrued from and after the Effective Date.

3.

General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York.

[Remainder of page intentionally left blank]

EXHIBIT E-1 TO
THIRD AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

CERTIFICATE REGARDING NON-BANK STATUS
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

     Reference is hereby made to the Third Amended and Restated Credit and Guaranty Agreement, dated as of August 11, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the term defined therein and not otherwise defined herein being used herein as therein defined), by the among CIT GROUP INC., a Delaware corporation (“Company”), certain subsidiaries of Company, as borrowers, (together with Company, “Borrowers”), certain subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent.

     Pursuant to the provisions of Section 2.16(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, (iv) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code, and (v) no payments in connection with the Credit Documents are effectively connected with the undersigned’s conduct of a U.S. trade or business.

     The undersigned has furnished the Administrative Agent and Borrowers with a certificate of its Non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrowers and the Administrative Agent in writing and (2) the undersigned shall furnish Borrowers and the Administrative Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made by Borrowers or the Administrative Agent to the undersigned, or in either of the two calendar years preceding such payment.

[NAME OF LENDER]

By:

Name:
Title:

E-1-1

EXHIBIT E-2 TO
THIRD AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

CERTIFICATE REGARDING NON-BANK STATUS
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

     Reference is hereby made to the Third Amended and Restated Credit and Guaranty Agreement, dated as of August 11, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the term defined therein and not otherwise defined herein being used herein as therein defined), by the among CIT GROUP INC., a Delaware corporation (“Company”), certain subsidiaries of Company, as borrowers, (together with Company, “Borrowers”), certain subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent.

     Pursuant to the provisions of Section 2.16(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of Internal Revenue Code, (iv) none of its partners/members is a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, (v) none of its partners/members is a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code, and (vi) no payments in connection with the Credit Documents are effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

     The undersigned has furnished the Administrative Agent and Borrowers with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrowers and the Administrative Agent and (2) the undersigned shall have at all times furnished Borrowers and the Administrative Agent in writing with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:

Name:
Title:

E-2-1

EXHIBIT E-3 TO
THIRD AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

CERTIFICATE REGARDING NON-BANK STATUS
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax
Purposes)

     Reference is hereby made to the Third Amended and Restated Credit and Guaranty Agreement, dated as of August 11, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the term defined therein and not otherwise defined herein being used herein as therein defined), by the among CIT GROUP INC., a Delaware corporation (“Company”), certain subsidiaries of Company, as borrowers, (together with Company, “Borrowers”), certain subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent.

     Pursuant to the provisions of Section 2.16(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, (iv) it is not a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code, and (v) no payments in connection with the Credit Documents are effectively connected with the undersigned’s conduct of a U.S. trade or business.

     The undersigned has furnished its participating Non-U.S. Lender with a certificate of its Non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Non-U.S. Lender in writing and (2) the undersigned shall have at all times furnished such Non-U.S. Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:

Name:
Title:

E-3-1

EXHIBIT E-4 TO
THIRD AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

CERTIFICATE REGARDING NON-BANK STATUS
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

     Reference is hereby made to the Third Amended and Restated Credit and Guaranty Agreement, dated as of August 11, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the term defined therein and not otherwise defined herein being used herein as therein defined), by the among CIT GROUP INC., a Delaware corporation (“Company”), certain subsidiaries of Company, as borrowers, (together with Company, “Borrowers”), certain subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent.

     Pursuant to the provisions of Section 2.16(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of Internal Revenue Code, (iv) none of its partners/members is a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code (v) none of its partners/members is a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code, and (vi) no payments in connection with the Credit Documents are effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

     The undersigned has furnished its participating Non-U.S. Lender with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Non-U.S. Lender in writing and (2) the undersigned shall have at all times furnished such Non-U.S. Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:

Name:
Title:

E-4-1

EXHIBIT F-1 TO
THIRD AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

CLOSING DATE CERTIFICATE

To:	Bank of America, N.A., as Administrative Agent and Collateral Agent, the Arrangers, the Other Agents and the Lenders party to the Credit Agreement referred to below.

THE UNDERSIGNED HEREBY CERTIFY AS FOLLOWS:

     1. I am the chief financial officer of CIT GROUP INC., a Delaware corporation (“Company”).

     2. Pursuant to Section 2.1 of the Third Amended and Restated Credit and Guaranty Agreement, dated as of August 11, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, certain subsidiaries of Company, as borrowers (together with Company, “Borrowers”), certain subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent, Company has delivered a Funding Notice requesting that Lenders make a Credit Extension to the Borrowers as specified in such Funding Notice on _____ __, 2010 (the “Credit Date”).

     3. I have reviewed the terms of Section 2.22, Section 3.2 of the Credit Agreement and Section V of the Third Restatement Agreement and the definitions and provisions contained in such Credit Agreement and the Third Restatement Agreement relating thereto, and in my opinion I have made, or have caused to be made under my supervision, such examination or investigation as is reasonably necessary to enable me to express an informed opinion as to the matters referred to herein.

     4. Based upon my review and examination described in paragraph 3 above, I certify, as representative of the Borrower Representative on behalf of the Borrowers, that as of the date hereof:

     (i) each of the conditions precedent set forth in Section V of the Third Restatement Agreement were satisfied as of the Third Restatement Effective Date;

     (ii) each of the conditions precedent set forth in Section 3.2 of the Credit Agreement were satisfied as of the Credit Date;

     (iii) as of the Credit Date, the representations and warranties contained in each of the Credit Documents are true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or a Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of Credit Date to the same extent as though made on and as of the Credit Date (or, to the extent such representations and warranties specifically relate to an earlier date, on and as of such earlier date); and

     (iv) as of the Credit Date, no event has occurred and is continuing or would result from the consummation of the Credit Extension referred to herein or the use of proceeds thereof that would constitute an Event of Default or a Default.

F-1-1

    The foregoing certifications are made and delivered as of ______ __ 2010.

CIT GROUP INC.

By:
Name:
Title: Chief Financial Officer

F-1-2

EXHIBIT F-2 TO
THIRD AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

SOLVENCY CERTIFICATE

To:	Bank of America, N.A., as Administrative Agent and Collateral Agent, the Arrangers, the Other Agents and the Lenders party to the Credit Agreement referred to below.

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

     1. I am the chief financial officer of [insert name of Borrower] (the “Borrower”).

     2. Pursuant to the Third Amended and Restated Credit and Guaranty Agreement, dated as of August 11, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among [the Borrower] [CIT Group Inc.], [the Borrower and certain other] [certain] subsidiaries of CIT Group Inc., as borrowers, [the Borrower and certain other] [certain] subsidiaries of CIT Group Inc., as Guarantors, the Lenders party thereto from time to time, and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent, CIT Group Inc. has delivered a Funding Notice requesting that Lenders make a Credit Extension to the Borrower specified in such Funding Notice on _____ __, 2010 (the “Credit Date”):

     3. I have reviewed the terms of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto, and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is reasonably necessary to enable me to express an informed opinion as to the matters referred to herein.

     4. Based upon my review and examination described in paragraph 3 above, I certify that as of the date hereof, after giving effect to the Credit Extensions to be made on the Credit Date, the Borrower is Solvent.

[Remainder of page intentionally left blank]

F-2-1

     The foregoing certifications are made and delivered as of ______ __, 2010.

[Insert Name of Borrower]

By:
Name:
Title: Chief Financial Officer

F-2-2

EXHIBIT G TO
THIRD AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

GUARANTOR COUNTERPART AGREEMENT

     This GUARANTOR COUNTERPART AGREEMENT, dated [mm/dd/yy] (this “Guarantor Counterpart Agreement”), is delivered pursuant to that certain Third Amended and Restated Credit and Guaranty Agreement, dated as of August 11, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among CIT GROUP INC., a Delaware corporation (“Company”), certain subsidiaries of Company, as borrowers (together with Company, “Borrowers”), certain subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent.

     Section 1. Pursuant to Section 5.9 of the Credit Agreement, the undersigned hereby:

     (a) agrees that this Guarantor Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;

     (b) represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Credit Document and applicable to the undersigned is true and correct with respect to the undersigned in all material respects (except such representations and warranties that by their terms are qualified by materiality or a Material Adverse Effect, which representations and warranties shall be true and correct in all respects) after giving effect to this Guarantor Counterpart Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct in all material respects (or true and correct in all respects, as applicable) as of such earlier date;

     (c) agrees to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at Stated Maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), in accordance with Section 7 of the Credit Agreement; and

     (d) delivers herewith a duly completed and executed joinder agreement to the Collateral Agreement in the form prescribed by Section 7.8 of the Collateral Agreement.

     Section 2. The undersigned agrees at any time or from time to time upon the request of Administrative Agent or Collateral Agent, at the undersigned’s expense, to promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents, including providing Lenders with any information reasonably requested pursuant to Section 10.21 of the Credit Agreement. Neither this Guarantor Counterpart Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Guarantor Counterpart Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given pursuant to Section 10.1 of the Credit Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Guarantor Counterpart Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     THIS GUARANTOR COUNTERPART AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the undersigned has caused this Guarantor Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF SUBSIDIARY]

By:

Name:
Title:

Address for Notices:

Attention:
Telecopier

with a copy to:

Attention:
Telecopier

ACKNOWLEDGED AND ACCEPTED,
as of the date above first written:

BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent

By:

Name:
Title:

EXHIBIT H TO
THIRD AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

TRANCHE 3 JOINDER AGREEMENT

     This TRANCHE 3 JOINDER AGREEMENT, dated [mm/dd/yy] (this “Joinder Agreement”), is delivered pursuant to that certain Third Amended and Restated Credit and Guaranty Agreement, dated as of August 11, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among CIT GROUP INC., a Delaware corporation (“Company”), certain subsidiaries of Company, as borrowers (together with Company, “Borrowers”), certain subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent.

     Each party hereto other than Borrowers and (solely in its capacity as such) Administrative Agent (the “Tranche 3 Term Loan Lenders”) hereby agrees to provide the Incremental Tranche 3 Term Loan Commitment set forth on its signature page hereto pursuant to and in accordance with Section 2.1(a)(iv) of the Credit Agreement. Each Tranche 3 Term Loan Lender understands that final allocations of Incremental Tranche 3 Term Loan Commitments will be made at the sole discretion of the Arrangers and the Company and that the Arrangers and the Company may direct the Administrative Agent to accept or reject any such Incremental Tranche 3 Term Loan Commitment in whole or in part.

     The Incremental Tranche 3 Term Loan Commitments provided pursuant to this Joinder Agreement, to the extent accepted by the Administrative Agent, shall be subject to all of the terms in the Credit Agreement and to the conditions set forth in Section V of the Third Restatement Agreement, and shall be entitled to all the benefits afforded by the Credit Agreement and the other Credit Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranty and security interests created by the Collateral Documents.

     The Tranche 3 Term Loan Lenders, the Borrowers and the Administrative Agent acknowledge and agree that the Incremental Tranche 3 Term Loan Commitments provided pursuant to this Joinder Agreement, to the extent accepted by the Administrative Agent, shall constitute Tranche 3 Term Loan Commitments for all purposes of the Credit Agreement and the other applicable Credit Documents. Each Tranche 3 Term Loan Lender hereby agrees to make a Tranche 3 Term Loan to the Borrowers in an amount equal to the amount of its Incremental Tranche 3 Term Loan Commitment that is accepted by the Administrative Agent on the applicable Credit Date in accordance with Section 2.1(b)(v) of the Credit Agreement, subject to the conditions and other provisions set forth in Section 2.22 of the Credit Agreement and Section V of the Third Restatement Agreement.

     Each Tranche 3 Term Loan Lender (i) confirms that it has received a copy of the Credit Agreement, together with any other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement and to become a Lender under the Credit Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

     Upon (i) the execution of a counterpart of this Joinder Agreement by each Tranche 3 Term Loan Lender, the Administrative Agent and the Borrowers, (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof and (iii) acceptance in whole or in part by the Administrative Agent of such Tranche 3 Term Loan Lender’s Incremental Tranche 3 Term Loan Commitment, such Tranche 3 Term Loan Lender shall have the respective Incremental Tranche 3 Term Loan Commitment in the amount thereof accepted by the Administrative Agent as set forth on its signature page hereto, effective as of the Third Restatement Effective Date.

     Borrowers hereby represent and warrant that, assuming the Tranche 3 Term Loan Lenders and Administrative Agent execute and deliver this Joinder Agreement, all of the conditions set forth in Section V of the Third Restatement Agreement with respect hereto have been satisfied and Borrowers are in compliance with all of the terms of Section V of the Third Restatement Agreement.

     After the execution and delivery to the Administrative Agent of a fully executed copy of this Joinder Agreement (including by way of counterparts and by telecopy or other electronic transmission) by the parties hereto, this Joinder Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents pursuant to Section 10.5 of the Credit Agreement.

     This Joinder Agreement shall be deemed a Credit Document under the Credit Agreement.

     THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank]

___________________________,
as a Tranche 3 Term Loan Lender

By:

Name:
Title:

If a second signature is necessary:

By:

Name:
Title:

Incremental Tranche 3 Term Loan Commitment:
$

Notice Address:

Attention:
Email:
Telephone:
Facsimile:

To be completed by Administrative Agent: Amount of Incremental Tranche 3 Term Loan Commitment accepted: $_______________________.

CIT GROUP INC.

By:

Name:
Title:

CIT CAPITAL USA INC.

By:

Name:
Title:

CIT HEALTHCARE LLC

By:

Name:
Title:

CIT LENDING SERVICES CORPORATION

By:

Name:
Title:

CIT LENDING SERVICES
CORPORATION (ILLINOIS)

By:

Name:
Title:

THE CIT GROUP/COMMERCIAL
SERVICES, INC.

By:

Name:
Title:

THE CIT GROUP/BUSINESS CREDIT, INC.

By:

Name:
Title:

THE CIT GROUP/EQUIPMENT
FINANCING, INC.

By:

Name:
Title:

C.I.T. LEASING CORPORATION

By:

Name:
Title:

Accepted and agreed
this ___ day of _________, 20__

BANK OF AMERICA, N.A.,
as Administrative Agent

By:

Name:
Title:

EXHIBIT I TO
THIRD AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

ADMINISTRATIVE QUESTIONNAIRE

[SEE ATTACHED]

I-1

ADMINISTRATIVE DETAILS REPLY FORM – US DOLLAR ONLY
CONFIDENTIAL

FAX TO: Charles Graber with copy to DeWayne Rosse

FAX #	(415) 503-5006 (for Charles Graber) and (214) 290-2146 (for DeWayne Rosse)

I. Borrower Name:	CIT Group Inc. (and Subsidiary Borrowers)

$3,000,000,000 Senior Secured Credit Facilities	Type of Credit Facility	Term

II. Legal Name of Lender of Record for Signature Page:

• Signing Credit Agreement	_____YES	_____NO
• Coming in via Assignment	_____YES	_____NO

III. Type of Lender:

(Bank, Asset Manager, Broker/Dealer, CLO/CDO, Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other – please specify)

IV. Domestic Address:	V. Eurodollar Address:

VI. Contact Information:

     Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities) will be made available to the Credit Contact(s). The Credit Contacts identified must be able to receive such information in accordance with his/her institution's compliance procedures and applicable laws, including Federal and State securities laws.

		Primary	Secondary
	Credit Contact	Operations Contact	Operations Contact
Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

IntraLinks E Mail
Address:

Does Secondary Operations Contact need copy of notices? ___YES___ NO

ADMINISTRATIVE DETAILS REPLY FORM – US DOLLAR ONLY
CONFIDENTIAL

	Letter of Credit	Draft Documentation
	Contact	Contact	Legal Counsel
Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

VII.  Lender’s Standby Letter of Credit, Commercial Letter of Credit, and Bankers’ Acceptance Fed Wire Payment Instructions (if applicable):

Pay to:

(Bank Name)
(ABA #)
(Account #)
(Attention)

VIII.  Lender’s Fed Wire Payment Instructions:

Pay to:

(Bank Name)

(ABA #)	(City/State)

(Account #)	(Account Name)

(Attention)

ADMINISTRATIVE DETAILS REPLY FORM – US DOLLAR ONLY
CONFIDENTIAL

IX. Organizational Structure and Tax Status

Please refer to the enclosed withholding tax instructions below and then complete this section accordingly:

Lender Taxpayer Identification Number (TIN): ___________________________

Tax Withholding Form Delivered to Bank of America*:

_________ W-9

_________ W-8BEN

_________ W-8ECI

_________ W-8EXP

_________ W-8IMY

Tax Contact
Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

NON–U.S. LENDER INSTITUTIONS

1. Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

2. Flow-Through Entities

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form

W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

ADMINISTRATIVE DETAILS REPLY FORM – US DOLLAR ONLY
CONFIDENTIAL

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we require an original Form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.

*Additional guidance and instructions as to where to submit this documentation can be found on the following page.

X.  Bank of America Payment Instructions:

Pay to:	Bank of America, N.A. New York, NY ABA# 026009593 Attn: Credit Services Ref: CIT Group Acct# 1292000883

ADMINISTRATIVE DETAILS REPLY FORM – US DOLLAR ONLY
CONFIDENTIAL

A.	Please mail or courier original form to:
Credit Services Department. - Attn: Tax Desk
101 North Tryon St. Mail Code: NC1-001-15-03
Charlotte, NC 28255

In advance, if you wish to confirm form validity, you may send an electronic version of the completed form to Shelly Sanders for review at
Fax: 704-602-5746 Phone 704 387-2407
E-mail: shelly.h.sanders@bankofamerica.com

 Once validated, original form must be delivered to the Tax Desk as specified above.

B.	IRS Tax Form Toolkit

ALL PARTICIPANTS MUST HAVE AN ORIGINAL AND VALID TAX FORM (EITHER A W-9 OR A W-8) ON FILE WITH THE AGENT:

Domestic Investors
W-9: Request for Taxpayer Identification Number and Certification
Link to launch Form/Instructions:	http://www.irs.gov/pub/irs-pdf/fw9.pdf
http://www.irs.gov/pub/irs-pdf/iw9.pdf
Examples: Citibank, N.A., General Electric Credit Corporation, Wachovia Bank National Association
Non-Domestic Investors will file one of four W-8 Forms
W-8ECI: Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States
Link to launch Form/Instructions:	http://www.irs.gov/pub/irs-pdf/fw8eci.pdf
http://www.irs.gov/pub/irs-pdf/iw8eci.pdf
Example: loans booked with US branches of Foreign Banks like BNP Paribas, New York Branch, Mizuho Corporate Bank, San Francisco Branch
W-8BEN: Certificate of Foreign Status of Beneficial Owner
“A beneficial owner solely claiming foreign status or treaty benefits”
Link to launch Form/Instructions:	http://www.irs.gov/pub/irs-pdf/fw8ben.pdf
http://www.irs.gov/pub/irs-pdf/iw8ben.pdf
Example: Loans booked with a foreign “person” such as BNP Paribas, Paris, France, Allied Irish Bank, Dublin

Infrequently Used Forms Listed Below:

W-8IMY: Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches
“A person acting as an intermediary; a foreign partnership or foreign trust”.
If a non-qualified intermediary, it is quite likely you will also need to get a withholding form from all of the entities that have an ownership share therein.
Link to launch Form/Instructions:	http://www.irs.gov/pub/irs-pdf/fw8imy.pdf
http://www.irs.gov/pub/irs-pdf/iw8imy.pdf
Example: Grand Cayman Asset Management LLC
W-8EXP: Certificate of Foreign Government or Other Foreign Organization
“A foreign government, international organization, foreign central of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S possession”
Link to launch Form/Instructions:	http://www.irs.gov/pub/irs-pdf/fw8exp.pdf
http://www.irs.gov/pub/irs-pdf/iw8exp.pdf
Example: UNESCO

B a n k   o f   A m e r i c a ,   N . A .
September 2006